As filed with the Securities and Exchange Commission on June 17, 2004

                                                     Registration No. 333-101583

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                         PRE-EFFECTIVE AMENDMENT NO. 6
                                   TO FORM F-3

                                       ON
                                    FORM F-1

                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933
                               ------------------

                      CRYSTALLEX INTERNATIONAL CORPORATION
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)

                      CRYSTALLEX INTERNATIONAL CORPORATION
                      ------------------------------------
                 (Translation of Registrant's name into English)


           Canada                                1041                         98-0152628
-------------------------------      ----------------------------       ---------------------
(State or other jurisdiction of      (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)        Classification Code Number)       Identification Number)


                         18 King Street East, Suite 1210
                                Toronto, Ontario
                                 Canada M5C 1C4
                                 (416) 203-2448
                                 --------------
                        (Address and telephone number of
                    Registrant's principal executive offices)


                            Lawrence W. Koltun, Esq.
                               Koltun & King, P.C.
                        1146 19th Street, N.W., Suite 250
                             Washington, D.C. 20036
                                 (202) 331-0123
                                 --------------
            (Name, address and telephone number of agent for service)



        Approximate date of commencement of proposed sale to the public:
               From time to time after the Registration Statement
                               becomes effective.

This registration statement contains a prospectus combined with Registration No. 333-100752 pursuant to Rule 429 under the Securities Act of 1933.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                                             [ ]

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                                      Proposed          Proposed
                                                      maximum           maximum
Title of each            Amount                       aggregate         aggregate         Amount of
class of securities      to be                        price per         offering          registration
to be registered         registered (1)(2)            share             price             fee
----------------         ---------------------        ------------      ---------------   --------------

Common Shares             11,340,659 shares              $1.65(3)        $18,712,087      $1,721.51(4)
without par value

Common Shares              1,379,083 shares              $2.84            $3,916,596        $360.33(4)
without par value

Common Shares                 97,402 shares              $2.20              $214,284         $19.71(5)
without par value

Common Shares                261,194 shares              $2.00              $522,388         $48.06(5)
without par value

Common Shares                492,007 shares              $2.82            $1,387,460        $127.65(4)
without par value


Common Shares              4,339,581 shares              $2.48(6)        $10,762,161        $868.23(7)
without par value

Common Shares                325,000 shares              $2.48(6)           $806,000         $65.21(7)
without par value


         Total            18,234,926 shares                              $36,320,976      $3,210.70

(1) Pursuant to Rule 416 under the Securities Act of 1933, also includes shares issuable pursuant to antidilution provisions relating to the securities that are convertible or exercisable into common shares being registered hereby.

(2) Includes: 13,211,749 common shares registered under Registration No. 333-100752, all of which common shares are being carried forward in this registration statement pursuant to Rule 429 under the Securities Act of 1933, and as to which common shares a registration fee of $2,209.49 was previously paid; and 4,664,581 additional common shares registered under this registration statement, as to which a registration fee of $947.18 is paid herewith.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average high and low price of the Common Shares on the American Stock Exchange as of October 23, 2002.

(4) Fee was paid on October 25, 2002.

(5) Fee was paid on November 29, 2002.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average high and low price of the Common Shares on the American Stock Exchange as of December 18, 2003.


(7) Fee was paid on December 22, 2003.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS, SUBJECT TO COMPLETION DATED JUNE 17, 2004


                      CRYSTALLEX INTERNATIONAL CORPORATION
                       Organized under the Laws of Canada


                             4,067,812 Common Shares

Riverview Group, LLC, a New York limited liability company, may use this prospectus to resell up to 1,089,115 Crystallex common shares to be issued upon its exercise of certain warrants that Crystallex issued to it. GCA Strategic Investment Fund Limited, a Bermuda corporation ("GCA"), may use this prospectus to resell up to an aggregate of 448,564 Crystallex common shares to be issued upon its exercise of certain warrants that Crystallex issued to it. Jerry Karel, ISO Profit Sharing Plan & Trust, ABC Retirement Plan & Trust, Walter Nathan, Carl & Associates, Hyla Marrow, Daniel Gooze, Lincoln Trust Company FBO Marc Gordon, IRA, Mitchell Mondry, and Michael Miller may use this prospectus to resell up to an aggregate of 2,330,133 Crystallex common shares that they received upon their conversion of 5.5% convertible debentures and that were issued or are to be issued upon their exercise of certain warrants that Crystallex issued to them in connection with the convertible debentures. Alpine Capital Partners, Inc., a Delaware corporation, may use this prospectus to resell up to 200,000 Crystallex common shares to be issued upon its exercise of warrants that Crystallex has issued to it.

The selling shareholders may sell all or any portion of these Crystallex common shares in one or more transactions through ordinary brokerage transactions, in private, negotiated transactions, or through any other means described in the section entitled "Plan of Distribution" beginning on page 106. The sales may be made at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed. These transactions may or may not involve brokers or dealers. Crystallex will not receive any sales proceeds when these selling shareholders convert their convertible notes or convertible debentures or sell their common shares, but Crystallex will receive the exercise price of any warrants that the selling shareholders exercise.

Crystallex lists the common shares for trading on The American Stock Exchange ("AMEX") and on The Toronto Stock Exchange ("TSX") under the symbol KRY. As of June 16, 2004, the closing price for the common shares on the AMEX was US$2.18 and on the TSX was Cdn$2.99.


IT MAY BE RISKY TO PURCHASE THE COMMON SHARES. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                      * * *

               The date of this prospectus is ___________ , 2004.

                                TABLE OF CONTENTS
                                -----------------

REVISE IN FINAL
ITEM                                                                       PAGE
---                                                                        ----

SUMMARY OF CRYSTALLEX                                                       4

RISK FACTORS                                                                5

HOW TO OBTAIN MORE INFORMATION                                             14


ENFORCEABILITY OF CIVIL LIABILITIES AGAINST CRYSTALLEX                     15

FORWARD-LOOKING STATEMENTS                                                 15

SELECTED FINANCIAL DATA                                                    16

CAPITALIZATION AND INDEBTEDNESS                                            20

RECENT PRICE HISTORY                                                       20

SHARE CAPITAL                                                              22

CRYSTALLEX                                                                 25

OPERATING AND FINANCIAL REVIEW AND PROSPECTS                               53

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS                85

MANAGEMENT                                                                 88

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS                          99

THE SECURITIES BEING OFFERED                                              102

USE OF PROCEEDS                                                           105

DESCRIPTION OF SECURITIES TO BE REGISTERED                                106

PLAN OF DISTRIBUTION                                                      106

SELLING SHAREHOLDERS                                                      108

LEGAL MATTERS                                                             111

EXPERTS                                                                   111

INDEX TO FINANCIAL STATEMENTS                                             115

You should rely only on the information contained in this prospectus and not upon anything else in deciding whether to purchase the common shares offered through this prospectus. Neither Crystallex nor any of the selling shareholders will authorize providing you with any other information in connection with your purchase. This prospectus does not offer to sell or solicit an offer to buy any security other than the common shares that this prospectus offers. In addition, this prospectus does not offer to sell or solicit any offer to buy any common shares to any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction.



GEOLOGICAL STANDARDS: When used in this prospectus, Mineral Deposits were used to calculate the Ore Reserves by application of minimum mining widths, dilution, mining recovery factors, operating costs and metal prices. With respect to open pit mining, optimized pits were generated, followed by detailed pit design and engineering in establishment of Ore Reserves. Unless the context otherwise requires, the term Ore Reserves used in this prospectus corresponds to Probable and/or Proven and Probable Reserves.

NOTE: Unless otherwise indicated, all amounts in this prospectus and exhibits thereto are stated in Canadian dollars. At June 1, 2004, the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was one Canadian dollar equaled $0.731 United States Dollars. (See "Selected Financial Data" for further information.)


                              SUMMARY OF CRYSTALLEX


Crystallex was incorporated on May 22, 1984 under the Company Act of the province of British Columbia, Canada. On January 23, 1998, its corporate existence was continued under the Canada Business Corporation Act ("CBCA"), thereby bringing Crystallex under the jurisdiction of the CBCA as if it was originally incorporated under the CBCA. Crystallex trades as a public company on the TSX and the AMEX under the symbol "KRY". It engages in exploring, developing, and mining for gold, with its primary focus in Venezuela, and in evaluating mineral property acquisitions in various locations around the world. Crystallex is currently producing gold from the Tomi concession in Venezuela and processing ore from the Tomi concession at Crystallex's Revemin Mill in Venezuela. Crystallex also has rights to extract ore from its La Victoria mine in Venezuela and underground ore from its Albino 1 concession in the Kilometre 88 region of Venezuela. Crystallex also has secured rights to develop the gold deposits known as Las Cristinas 4, 5, 6 and 7, also in the Kilometre 88 region. The strategic location of Crystallex's Revemin mill in Bolivar State, Venezuela, allows Crystallex to execute a "hub and spoke" strategy which enables it to process feed from all of its current Venezuelan concessions at one location, effectively eliminating the need to develop costly mill infrastructure for each mine.

      -----------------------------------------------------------------
         Property               Location        Percentage Interest,
                                                 Direct or Indirect
      -----------------------------------------------------------------
      Las Cristinas            Venezuela               100%(1)
      -----------------------------------------------------------------
      Tomi                     Venezuela               100%
      -----------------------------------------------------------------
      Revemin Mill             Venezuela                93%
      -----------------------------------------------------------------
      Albino 1                 Venezuela               100%
      -----------------------------------------------------------------
      Lo Increible             Venezuela                51%(2)
      -----------------------------------------------------------------


(1) Refers to an agreement granted to Crystallex to mine the property. (See "Risk Factors - Las Cristinas Properties.")

(2) Crystallex owns 80% of El Callao Mining Corp., which indirectly owns 51% of the Lo Increible property.

For more information regarding foregoing properties, refer to "Crystallex," beginning on page 5.


Crystallex's principal executive office, registered office, and principal place of business are located at 18 King Street East, Suite 1210, Toronto, Ontario, M5C 1C4, telephone number (416) 203-2448.

                                  RISK FACTORS

Your purchase of the common shares may be risky. Please read carefully the following factors before purchasing common shares offered by this prospectus:

LAS CRISTINAS PROPERTIES


A THIRD PARTY HAS FILED COURT ACTIONS IN VENEZUELA ALLEGING THAT IT HAS THE RIGHT TO MINE THE LAS CRISTINAS PROPERTIES. IF THE ACTIONS ARE SUCCESSFUL, CRYSTALLEX COULD LOSE ITS RIGHTS TO THOSE PROPERTIES. The rights of Crystallex to develop the Las Cristinas 4, 5, 6 and 7 deposits (the "Las Cristinas Deposits") are derived from: (a) a presidential decree which authorized the Venezuelan Ministry of Energy and Mines ("MEM") to contract for the exploitation of the Las Cristinas Deposits and an agreement between the MEM and the Corporacion Venezolana de Guayana (the "CVG") authorizing the CVG to enter into a mine operation agreement with a third party and (b) a mine operation agreement between the CVG and Crystallex dated September 17, 2002 (the "MOA"). Under the terms of the MOA, the administration of the Las Cristinas Deposits relating to gold, including its exploration, development, exploitation, commercialization and sale, has been granted exclusively to Crystallex as provided by the mining law of Venezuela. The CVG had previously entered into a mining contract with Minera Las Cristinas, C.A. ("MINCA") to develop the Las Cristinas Deposits (the "MINCA Contract"). MINCA produced no gold and suspended its development activities on the Las Cristinas Deposits. As a result, the CVG noted MINCA in default of its agreement and subsequently terminated the MINCA Contract. Thereafter, the CVG entered into the MOA with Crystallex. (See "Crystallex - Property, Plants and Equipment - Las Cristinas 4, 5, 6 and 7," beginning on page 32.) MINCA has claimed that the cancellation of the MINCA Contract was illegal and has commenced legal actions in Venezuela disputing the CVG's legal authority for cancelling the

MINCA Contract and entering into the MOA. Crystallex cannot predict the outcome of the various MINCA legal actions or any impact that these actions could have on mining rights under the MOA, including whether these actions could lead to the termination of Crystallex's rights under the MOA.

CRYSTALLEX'S MINING RIGHTS ARE CONTRACTUAL AND MAY BE TERMINATED IN THE EVENT OF BREACH OF THE CVG AGREEMENT. Under the MOA, and in accordance with applicable Venezuelan mining laws, ownership of the Las Cristinas Deposits belongs to the Republic of Venezuela. The MOA does not transfer any property ownership rights to Crystallex, and the right of Crystallex to develop the Las Cristinas Deposits is contingent upon Crystallex continuing to meet its ongoing obligations under the MOA. (See "Crystallex - Property, Plants and Equipment - Las Cristinas 4, 5, 6 and 7," beginning on page 32.) Among other things, the MOA requires that Crystallex make all necessary investments and complete all works necessary to reactivate the Las Cristinas Deposits; design, construct and operate a processing plant, to process gold for its subsequent commercialization and sale; put into production the Las Cristinas mining project by May 16, 2004; and return the mine, its installations, and equipment to the CVG upon termination of the MOA. On March 8, 2004, the CVG, acting under its mandate from the MEM and as the authorized agency of the Republic of Venezuela, approved the full feasibility study for the Las Cristinas project including the development plan and timeline presented thereunder. Upon receiving such approval, Crystallex immediately commenced exploitation of the Las Cristinas Deposits, as contemplated by Article 58 of the Venezuelan Mining Law and consistent with the provisions of the MOA, with the initiation of the first phase of the development. This included the granting of its EPCM contract, the commencement of geotechnical drilling, the filing of permit applications and the refurbishment of the mining camp. The right of Crystallex to develop the gold contained in the Las Cristinas Deposits is contingent upon Crystallex continuing to meet its ongoing obligations under the MOA. In the event of a breach of the MOA which was not cured by Crystallex, such breach could result in the CVG having the right to terminate the MOA.

CRYSTALLEX REQUIRES ADDITIONAL FUNDING TO DEVELOP ITS MINING PROPERTIES, AND LACK OF FUNDING MAY DELAY OR REDUCE MINING ACTIVITIES AND MAY RESULT IN DEFAULT IN PERFORMANCE UNDER AND TERMINATION OF THE MOA. Under the terms of the MOA, Crystallex is required, among other things, to make all necessary investments and complete all works necessary to reactivate the Las Cristinas Deposits, to design, construct and operate a processing plant, to process gold for its subsequent commercialization and sale and to return the mine, its installations and equipment to the CVG upon termination of the MOA. In order to develop the Las Cristinas project and its other mining projects, Crystallex will need to raise additional financing which may include one or more of non-recourse project debt, mezzanine debt and additional equity financing. (See "Operating and Financial Review and Prospects - Financial Overview - Liquidity and Capital Resources," page 64.) Given the fact that the MOA maintains ownership rights in the CVG, that Crystallex's rights under the MOA are not assignable without consent, that a third party has filed court actions in Venezuela alleging that it has the right to mine the Las Cristinas Deposits, and the Las Cristinas Deposits are located in an area where mining rights may be restricted, sufficient additional financing may not be available to Crystallex. Crystallex currently has limited financial resources, and its failure to obtain such additional financing could result in the delay or indefinite postponement of the exploration and development of Crystallex's mining projects and could lead to Crystallex defaulting under the MOA.


THE LAS CRISTINAS DEPOSITS ARE LOCATED IN AN AREA WHERE MINING ACTIVITIES MAY BE RESTRICTED, THEREBY IMPAIRING THE ABILITY OF CRYSTALLEX TO EXPLOIT THE LAS CRISTINAS DEPOSITS. The Las Cristinas properties are located within the Imataca Forest Reserve. The Presidential decree regulating the Imataca region recognizes mining activities as a permitted use in the Forest Reserve and establishes the framework for the mining activities which may take place within the region. That Presidential decree has been the subject of legal challenges before the Venezuelan courts since 1997. Pending resolution of these challenges, the Venezuelan courts issued an interim order that no new mining concessions or rights, as opposed to existing or previously obtained mining rights, could be granted in the region. If a final ruling of the Venezuelan courts on this matter imposes restrictions on mining activities within the Imataca Forest Reserve, it is possible that such restrictions could be retroactive in nature and could prevent Crystallex from exploiting these existing mining properties.

CRYSTALLEX COULD LOSE ITS MINING PROPERTIES IF IT DEFAULTS ON ITS LOAN FACILITY.


Crystallex's loan facility requires that Crystallex maintain specific financial ratios and satisfy financial condition tests. Events beyond Crystallex's control, including changes in general economic and business conditions, may affect Crystallex's ability to satisfy these covenants, which could result in a default under this loan facility. If an event of default under this facility occurs, the lender could elect to declare all principal amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. The lender could also elect to enforce its security interest over substantially all property relating to Crystallex's Tomi property, the Revemin mill and Crystallex's share interest in El Callao Mining Corp.



UNCERTAINTY OF ORE RESERVE ESTIMATES COULD LEAD CRYSTALLEX TO ALLOCATE ITS CAPITAL TO DEPOSITS WHICH ULTIMATELY PROVE UNECONOMIC AND FOREGO DEVELOPMENT OF POTENTIALLY SIGNIFICANT DEPOSITS.



Crystallex's business relies upon the accuracy of its determinations as to whether a given deposit has significant mineable minerals. Crystallex's reported mineral reserves are only estimates. There is no certainty that the estimated mineral reserves will be recovered or that they will be recovered at the rates estimated. Mineral reserve estimates are based on limited sampling, and, consequently, are uncertain because the samples may not be representative. Mineral reserve estimates may require revision (either up or down) based on actual production experience. Market fluctuations in the price of metals, as well as increased production costs or reduced recovery rates, may render certain mineral reserves uneconomic and may ultimately result in a restatement of reserves. Moreover, short-term operating factors relating to the mineral reserves, such as the need for sequential development of ore bodies and the processing of new or different ore grades, may adversely affect Crystallex's profitability in any particular accounting period. If Crystallex's estimates are incorrect, it will not correctly allocate its resources, causing it either to spend too much at what could be a less than an economical deposit or to fail to mine what could be a significant deposit.

UNCERTAINTY WITH RESPECT TO TITLE TO REMAINING MINERAL PROPERTIES MAY RESULT IN LOSS OF MINING RIGHTS WITHOUT COMPENSATION FOR DEVELOPMENT EXPENDITURES.


Acquisition of title to mineral properties is a very detailed and time-consuming process. Title to, and the area of, mineral claims may be disputed. Crystallex does not know whether someone will challenge or impugn title to its properties. As a result, Crystallex can never be certain that it will have valid title to its mining properties. Mining properties sometimes contain claims or transfer histories that examiners cannot verify, and transfers under foreign law often are complex. Crystallex does not carry title insurance on its properties. Therefore, a successful claim that Crystallex does not have title to a property could cause Crystallex to lose its rights to mine that property, perhaps without receiving any compensation for its prior expenditures relating to the property.


GOLD PRICE VOLATILITY MAY NEGATIVELY IMPACT CRYSTALLEX'S CASH FLOW AND PROFITABILITY, CAUSE AN ADJUSTMENT OF ITS RESERVES AND RESULT IN A REDUCTION OR SUSPENSION OF ITS MINING ACTIVITIES.


Gold prices historically have fluctuated widely and are affected by numerous external factors beyond Crystallex's control. Between 1998 and 2003, the gold price fluctuated from a low of U.S.$253 to a high of U.S.$416. (See "Crystallex
- Business Overview - The Gold Market," page 28.) On May 31, 2004, the p.m. fixing price of gold sold in the London Bullion Market was U.S.$393 per ounce.


The gold price can fluctuate widely and is affected by numerous factors beyond Crystallex's control, including industrial and jewelry demand, inflation and expectations with respect to the rate of inflation, the strength of the U.S. dollar and of other currencies, interest rates, gold sales by central banks, forward sales by producers, global or regional political or financial events, and production and cost levels in major gold-producing regions. In addition, the gold price is sometimes subject to rapid short-term changes because of speculative activities.


The profitability of Crystallex's operations, its revenues and its cash flow as well as the market price of its common shares are significantly affected by changes in gold prices. If gold prices decline for a significant period below the cost of production of any or all of Crystallex's operations, it may not be economically feasible to continue production at such properties. This would materially affect production, profitability and Crystallex's financial position. A decline in the market price of gold may also require Crystallex to write-down the carrying value of its mineral reserves, which might have a material and adverse effect on its earnings and profitability. Should any significant writedowns in reserves be required, material writedowns of Crystallex's investment in the affected mining properties and increased amortization, reclamation and closure charges may be required. Accordingly, even if Crystallex discovers and produces commercial amounts of gold, gold prices may not be high enough for Crystallex to sell gold profitably.

GOLD HEDGING ACTIVITIES MAY CREATE RISK OF LOSSES DEPENDING UPON THE PRICE OF GOLD, THE ABILITY OF CRYSTALLEX TO PRODUCE AND DELIVER GOLD, AND THE PERFORMANCE OF THIRD PARTY BUYERS.


Crystallex has entered into forward contracts and written call options to sell a portion of the gold that it anticipates it will produce at its mines. These contracts obligate Crystallex to sell the gold at a price set when it enters into the contract, regardless of the price when Crystallex actually produces the gold. Accordingly, there is a risk that the price of gold is higher at the time Crystallex produces the gold than when it enters into the contracts, so that Crystallex must sell the gold at a lower price than it could have received if it did not enter into the contracts. In addition, if Crystallex is not able to produce and deliver the amount of gold specified in the contracts, it may be required to buy gold at market prices to satisfy its contract obligations. These market prices may be higher than the agreed upon delivery prices or higher than Crystallex's production costs. See "Operating and Financial Review and Prospects
- Financial Overview - Forward Sales and Written Call Options - Mark-to-Market (Fair Value)," page 64. Further, in respect of the forward contracts, the entity contracting to buy the gold from Crystallex could default, which means that if the contract price is higher than the market price at the time of delivery, Crystallex will not likely be able to resell the gold at the higher price.


CRYSTALLEX FACES SIGNIFICANT RISKS IN THE EXPLORATION, DEVELOPMENT AND OPERATION OF ITS MINING PROPERTIES, AND THE SUCCESS OF ITS BUSINESS WILL BE DEPENDENT UPON ITS MANAGEMENT OF SUCH RISKS.


The business of exploring for and mining of minerals involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, tailings impoundment failures, cave-ins, landslides and the inability to obtain adequate machinery, equipment or labor are some of the risks involved in the operation of mines and the conduct of exploration programs. Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Crystallex does not know whether it will discover minerals in sufficient quantities and manage the production risks in order to justify commercial exploitation, whether it will discover minerals in sufficient quantities to justify commercial operations, or whether it will obtain on a timely basis the funds required for development. The economics of developing gold and other mineral properties are affected by many factors, including the cost of operations, variations in the grade of ore mined and metals recovered, fluctuations in metal markets, costs of processing equipment, continuing access to smelter facilities on acceptable terms and other factors, such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.

Crystallex's operations may also be affected by the presence of illegal miners (something which is not uncommon in the gold mining areas of the Guyana shield area of Venezuela). Although Crystallex, in conjunction with the local authorities, employs strategies to control the presence of illegal miners, such presence could nevertheless hurt Crystallex's mining operations.

CRYSTALLEX FACES POTENTIAL RISKS AND UNCERTAINTIES RESULTING FROM THE LOCATION OF ITS PROPERTIES AND OPERATIONS IN COUNTRIES WHERE POLITICAL, GOVERNMENTAL OR OTHER ACTIVITIES MAY DISRUPT ITS BUSINESS, INCLUDING PROPERTY RIGHTS, EXPLORATION AND MINING ACTIVITIES AND THE MOVEMENT OF FUNDS.


Political and related legal and economic uncertainty may exist in countries where Crystallex may operate. Crystallex's mineral exploration and mining activities may be hurt by political instability and changes to government regulation relating to the mining industry. Risks of foreign operations may include political unrest, labor disputes, invalidation of governmental orders and permits, corruption, war, civil disturbances and terrorist actions, arbitrary changes in law or policies of particular countries, changes to government regulation relating to the mining industry, foreign taxation, price and currency controls, delays in obtaining or the inability to obtain necessary governmental permits, opposition to mining from environmental or other non-governmental organizations, limitations on foreign ownership, limitations on the repatriation of earnings, limitations on gold exports and increased financing costs. These risks may limit or disrupt Crystallex's mineral exploration and mining activities, restrict the movement of funds or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation.

Crystallex does not know what, if any, negative impact recent and ongoing political unrest in Venezuela, including civil disturbances, fuel shortages, currency and exchange controls, and labor strikes, will have on it in the future, particularly if these conditions were to continue for an extended period of time, and there can be no assurance that Crystallex's operations would not be adversely affected.


CRYSTALLEX MAY NOT INSURE OR BE ABLE TO INSURE CERTAIN RISKS, WHICH MAY RESULT IN INCREASED COSTS AND REDUCED PROFITABILITY.

Exploration, development and production operations on mineral properties involve numerous risks, including:

    o    unexpected or unusual geological operating conditions
    o    rock bursts
    o    cave-ins
    o    fires
    o    floods
    o    earthquakes and other environmental occurrences
    o    political and social instability.


It is not always possible to obtain insurance against all such risks, and Crystallex may decide not to insure against certain risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate profitability and result in increasing costs. Crystallex does not maintain insurance against environmental risks.

CRYSTALLE FACES INDUSTRY COMPETITION IN THE ACQUISITION OF MINING PROPERTIES AND THE RECRUITMENT AND RETENTION OF QUALIFIED PERSONNEL.

There is competition within the mining industry for the discovery and acquisition of properties considered to have commercial potential. Crystallex competes with other mining companies, many of which have greater financial resources than Crystallex, for the acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and other personnel.

CRYSTALLEX'S BUSINESS DEPENDS UPON A LIMITED NUMBER OF MINING PROPERTIES AND PROCESSING FACILITIES, THE LOSS OF ANY OF WHICH MIGHT NEGATIVELY IMPACT ITS OPERATIONS.


Crystallex's operations at the Tomi mine and the Revemin Mill account for all of Crystallex's current mineral production and revenue. (See "Crystallex - Business Overview - Activity on the Mining Properties," page 28.) Any adverse development affecting these operations would significantly hurt Crystallex's financial performance and results of operations.


CRYSTALLEX FACES SIGNIFICANT RISKS INHERENT IN THE PRODUCTION OF GOLD, AND THE SUCCESS AND PROFITABILITY OF ITS OPERATIONS IS DEPENDENT UPON ITS ABILITY TO MANAGE AND CONTROL THESE RISKS.


Crystallex's actual production may vary from its estimates for a number of reasons, including:


    o the actual amount of ore mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics
    o    the accuracy of estimated rates and costs of mining and processing
    o short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades from those planned
    o    mine failures, slope failures or equipment failures
    o    industrial accidents
    o natural phenomena such as inclement weather conditions, floods, droughts, rock slides and earthquakes
    o    encountering unusual or unexpected geological conditions
    o    changes in power costs and potential power shortages
    o shortages of principal supplies needed for operation, including explosives, fuels, chemical reagents, water, equipment parts and lubricants
    o    labor shortages or strikes
    o    civil disobedience and protests
    o restrictions or regulations imposed by government agencies or other changes in the regulatory environments.

Such occurrences could result in damage to mineral properties, interruptions in production, injury or death to persons, damage to property of Crystallex or others, monetary losses and legal liabilities. These factors may cause a mineral deposit that has been mined profitably in the past to become unprofitable, forcing Crystallex to cease production. Each of these factors also applies to Crystallex's sites not yet in production. It is not unusual in new mining operations to experience unexpected problems during the production start-up phase.

CRYSTALLEX'S OPERATIONS REQUIRE ENVIRONMENTAL PERMITS AND ARE SUBJECT TO ENVIRONMENTAL COMPLIANCE REGULATIONS. COMPLIANCE MAY INVOLVE SIGNIFICANT COSTS AND DELAYS, AND FAILURE TO COMPLY MAY RESULT IN FINES OR SUSPENSION OF ITS MINING ACTIVITIES.


Crystallex's activities are subject to laws and regulations controlling not only the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. (See "Crystallex - Business Overview - Government Regulation," page 28, and "Operating and Financial Review and Prospects - Regulatory and Environmental Risks," beginning on page 69.) Environmental laws may change and make the mining and processing of ore uneconomic or result in significant environmental or reclamation costs. Environmental laws provide for restrictions and prohibitions on spills, releases, or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas which could result in environmental pollution. A breach of such laws may result in the imposition of fines and penalties or the suspension or closure of mining operations. In addition, certain types of operations require the submission of environmental impact statements and approval thereof by government authorities. Environmental laws are evolving in a manner which may mean stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. Permits from a variety of regulatory authorities are required for many aspects of mine development, operation and reclamation. Future laws and regulations could cause additional expense, capital expenditures, restrictions, liabilities and delays in the development of Crystallex's properties, the extent of which cannot be predicted. In the context of environmental permits, including the approval of reclamation plans, Crystallex must comply with standards, laws and regulations which may entail costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. Crystallex does not maintain environmental liability insurance.


CRYSTALLEX OPERATIONS REQUIRE ADDITIONAL PERMITS AND ARE SUBJECT TO REGULATIONS. COMPLIANCE MAY INVOLVE SIGNIFICANT COSTS OR DELAYS, AND FAILURE TO COMPLY MAY RESULT IN FINES OR SUSPENSION OF ITS MINING ACTIVITIES.


Government regulations significantly affect Crystallex's mining operations. (See "Crystallex - Business Overview - Government Regulation," page 28.) Crystallex's mining operations and exploration and development activities are subject to extensive laws and regulations governing health and worker safety, employment standards, waste disposal, protection of the environment, protection of historic and archaeological sites, mine development and protection of endangered and protected species and other matters. Each jurisdiction in which Crystallex has properties regulates mining activities. Crystallex generally requires permits from authorities in these jurisdictions to authorize Crystallex's operations. These permits relate to virtually every aspect of Crystallex's exploration, development and production activities. It is possible that future changes in applicable laws, regulations or changes in their enforcement or regulatory interpretation could result in changes in legal requirements or in the terms of existing permits applicable to Crystallex or its properties, which could significantly impact Crystallex's current operations or planned exploration and development projects. Obtaining necessary permits can be a complex, time consuming process and Crystallex cannot assure whether necessary permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict Crystallex from proceeding with the development of a project or the operation or further development of a mine. Any failure to comply with applicable laws and regulations or permits, even if inadvertent, could result in interruption or closure of exploration, development or mining operations or material fines, penalties or other liabilities.


CURRENCY FLUCTUATIONS MAY INCREASE OPERATING COSTS.

Currency fluctuations may affect the costs that Crystallex incurs in its operations. Gold is sold throughout the world based principally on a U.S. dollar price, but a portion of Crystallex's operating expenses are incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where Crystallex has mining operations against the U.S. dollar would increase the costs of gold production at such mining operations and could hurt Crystallex's profitability and financial condition.

CRYSTALLEX HAS INCURRED RECENT LOSSES.


Crystallex incurred a net loss in 2003 and, after restatement of its consolidated financial statements for 2002 incurred net losses in each of 2002 and 2001. Crystallex's profitability depends, among other things, on the price of gold, the level of gold production, cash operating costs, the prices and production levels of by-product minerals and other factors discussed in "Risk Factors." Substantially all of these factors are beyond Crystallex's control. As part of the preparation of its audited financial statements for the year ended December 31, 2003 Crystallex undertook a detailed review of the carrying value of each of its mineral properties as well as related deferred exploration costs and its plant and equipment. The review resulted in a $23.0 million write-down of mineral properties, of which $18.8 million was related to the La Victoria property and the balance to various exploration properties.


CRYSTALLEX'S BUSINESS DEPENDS UPON A SMALL NUMBER OF KEY PERSONNEL, THE LOSS OF ANY OF WHICH MIGHT SIGNIFICANTLY IMPAIR ITS BUSINESS.


Crystallex's business is dependent on retaining the services of a small number of key management personnel, namely Messrs. Bruce, Fung, Thomas, Rosiak, Ross and El-Alfy (See "Management," beginning on page 88.) The success of Crystallex is, and will continue to be to a significant extent, dependent on the expertise and experience of the directors and senior management. The loss of one or more of these people could significantly impair Crystallex's ability in developing, exploring, acquiring, and funding mining properties. Crystallex does not maintain key employee insurance on any of its employees.

CRYSTALLEX HAS AUTHORIZED FOR ISSUANCE A LARGE NUMBER OF SHARES, WHICH, IF ISSUED IN SIGNIFICANT AMOUNTS, COULD RESULT IN DILUTION OF SHARE OWNERSHIP AND A REDUCTION IN SHARE PRICE.


As at May 31, 2004, Crystallex has authorized the issuance of more than 28,496,405 common shares that have not yet been issued for payment of certain property purchases and related indebtedness, the exercise of stock options, finder's fees, the exercise of warrants issued in private placements, placement agent's fees for a private placement, and exercise of warrants issued for convertible notes and broker's fees. Furthermore, Crystallex may issue additional common shares from time to time in the future. If Crystallex issues a substantial number of those new shares, it could substantially dilute the ownership interest of Crystallex's current shareholders, based upon the 179,498,492 Crystallex shares outstanding as of May 31, 2004. In addition, given Crystallex's average daily trading volume of approximately 767,900 shares on the American Stock Exchange ("AMEX") (Consolidated Market) and approximately 724,275 shares on the Toronto Stock Exchange ("TSX") for the period January 1, 2003 through April 30, 2004, the sale of these shares could provide enough selling pressure to depress the share price of Crystallex's common shares.


LIMITED ATTENDANCE AT A SHAREHOLDERS' MEETING AND MINIMAL QUORUM REQUIREMENTS MAY RESULT IN A SMALL NUMBER OF SHAREHOLDERS TAKING VOTES BINDING UPON ALL SHAREHOLDERS.

Crystallex's by-laws provide that a quorum for transacting business at a general meeting of shareholders shall be two shareholders present in person or by proxy holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. Under the Canada Business Corporations Act, only two Crystallex shareholders could attend shareholders' meetings in person or by proxy, in which event these two shareholders could (provided they hold the requisite percentage of shares) take votes binding on behalf of all shareholders.

                         HOW TO OBTAIN MORE INFORMATION


We file reports and other information with the Securities and Exchange Commission. You may read any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W. in Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. A copy of our SEC filings since October, 2002, including a copy of this prospectus, the registration statement (and amendments to the registration statement) relating to this prospectus and our annual report on Form 20-F for our year ended December 31, 2003, our Forms 6-K submitted to the SEC since November 4, 2002, all amendments to any of these filings or reports, and all future documents or reports that we will file or submit to the SEC, are or will be also available to you free of charge at the SEC's Internet site.


We have filed with the SEC a registration statement on Form F-1 under the Securities Act of 1933 relating to this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. This prospectus does not offer to you any security other than the common shares that this prospectus specifically offers. Information contained on our Web site is not a part of this prospectus.

             ENFORCEABILITY OF CIVIL LIABILITIES AGAINST CRYSTALLEX

The enforcement by purchasers of the common shares offered in this prospectus of civil liabilities under the federal securities laws of the United States may be adversely affected by the fact that Crystallex is a Canadian corporation, many of its directors and shareholders are residents of Canada, and the majority of Crystallex's assets and all or a substantial portion of the assets of such other persons are located outside the United States. As a result, it may be difficult for purchasers to effect service of process within the United States upon such persons or to realize against them in the United States upon judgments of courts of the United States predicated upon civil liabilities under securities laws of the United States. McMillan Binch LLP, Canadian counsel for Crystallex, advised Crystallex that there is doubt as to the enforceability in Canada against Crystallex or its directors or officers who are not residents of the United States in original actions or in actions for enforcement of judgments of United States courts of liabilities predicated upon federal securities laws of the United States.

                           FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included in this prospectus regarding Crystallex's financial position, business strategy and plans and objectives of management of Crystallex for future operations, are forward-looking statements. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to Crystallex or its management, identify forward-looking statements. These forward-looking statements are based on the beliefs of Crystallex's management, as well as assumptions made by and information currently available to Crystallex's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors" in this prospectus, including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization and trade difficulties and general economic conditions. Such statements reflect the current views of Crystallex with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, and growth strategy of Crystallex. All subsequent written and oral forward-looking statements attributable to Crystallex or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

                             SELECTED FINANCIAL DATA

Exchange Rates
--------------


Unless otherwise indicated, all dollar amounts herein are stated in Canadian dollars. The following tables illustrate the rate of exchange for Canadian dollars per US$1.00 based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York:



-------------------------------------------------------------------------------
MONTH AND YEAR           HIGH PER            LOW PER         AVERAGE PER
                           MONTH              MONTH             MONTH
-------------------------------------------------------------------------------
December 2003              1.3405            1.2923            1.3128
-------------------------------------------------------------------------------
January 2004               1.3340            1.2690            1.2958
-------------------------------------------------------------------------------
February 2004              1.3442            1.3108            1.3299
-------------------------------------------------------------------------------
March 2004                 1.3437            1.3080            1.3286
-------------------------------------------------------------------------------
April 2004                 1.3711            1.3101            1.3721
-------------------------------------------------------------------------------
May 2004                   1.3970            1.3580            1.3755
-------------------------------------------------------------------------------




-------------------------------------------------------------------------------
                                               AVERAGE OF EXCHANGE
                                               RATES ON LAST DAYS OF
YEARS                                          MONTH FOR EACH YEAR
-------------------------------------------------------------------------------
2003                                          1.4012
-------------------------------------------------------------------------------
2002                                          1.5702
-------------------------------------------------------------------------------
2001                                          1.5484
-------------------------------------------------------------------------------
2000                                          1.4873
-------------------------------------------------------------------------------
1999                                          1.4827
-------------------------------------------------------------------------------



As of June 1, 2004, the exchange rate was CDN $1.3687 for US$1.00.


    Source- Federal Reserve Bank of New York

Selected Financial Data
-----------------------


The selected financial data shown and expressed in Canadian dollars in the following tables below have been derived from and should be read in conjunction with the financial statements and notes included in this document beginning on page 113. Crystallex's financial statements have been prepared in accordance with generally accepted accounting standards in Canada and have been reconciled to accounting principles generally accepted in the United States. The selected financial data as at December 31, 2003 and 2002 and for the three years ended December 31, 2003, is derived from the audited financial statements appearing in this document.

            SELECTED CONSOLIDATED FINANCIAL DATA IN CANADIAN DOLLARS
            --------------------------------------------------------
                                 (CANADIAN GAAP)
                                 ---------------

------------------------------------------------------------------------------- -----------------------------------
                               FOR YEAR      FOR YEAR ENDED    FOR YEAR ENDED    FOR YEAR ENDED    FOR YEAR ENDED
                                ENDED         DECEMBER 31,      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                             DECEMBER 31,     2002(1),(3)       2001(1),(3)       2000(1),(3)      1999(2),(3),(4)
                                 2003        (AS RESTATED)     (AS RESTATED)     (AS RESTATED)     (AS AMENDED)
------------------------------------------------------------------------------- -----------------------------------
INCOME STATEMENT DATA
                            ---------------------------------------------------------------------------------------
Mining Revenue(3)             15,566,511       46,161,221        45,984,208        39,639,239        35,907,539
------------------------------------------------------------------------------- -----------------------------------

Income (loss) before         (82,053,852)     (56,459,812)      (42,552,441)        4,548,860          (618,936)
Income Taxes
                            ---------------------------------------------------------------------------------------
Income Taxes                          --               --                --                --                --
------------------------------------------------------------------------------- -----------------------------------

Net Income (loss)            (82,053,852)     (56,459,812)      (42,552,441)        4,548,860          (618,936)
                            ---------------------------------------------------------------------------------------

Net Income (loss) per              (0.70)           (0.67)            (0.62)             0.09             (0.02)
Common Share - Basic
                            ---------------------------------------------------------------------------------------
Weighted Average
Number of Shares             118,309,198       84,441,287        69,117,738        52,965,842        39,308,858
Outstanding - Basic

------------------------------------------------------------------------------- -----------------------------------
BALANCE SHEET DATA

Cash and Cash Equivalents     33,863,448        5,695,130        14,409,831         4,418,442         6,652,863
                            ---------------------------------------------------------------------------------------

Working Capital                4,699,786      (19,476,871)        9,261,655         5,528,714         6,701,812
(Deficiency)
                            ---------------------------------------------------------------------------------------

Total Assets                 173,524,848      182,367,984       166,980,682       165,561,727       110,841,419
                            ---------------------------------------------------------------------------------------

Long-Term Debt                 8,373,406       26,206,277        25,216,992        32,656,570        16,848,835
                            ---------------------------------------------------------------------------------------

Shareholders' Equity         102,058,845       83,084,535       103,281,456       112,135,051        74,227,949
------------------------------------------------------------------------------- -----------------------------------



(1) Refer to Note 3 to the 2002 consolidated financial statements.
(2) As amended to reflect impact of subsequent years' restatements.
(3) For the years 2002 and prior, Mining Revenue includes amounts from Discontinued Operations.
(4) These financial figures have been derived from Crystallex's audited consolidated financial statements, as at and for the period ended December 31, 1999, as amended to reflect the subsequent restatements identified and recorded in the restated financial Statements for the year ended December 31, 2002, 2001, and 2000. Specifically, the December 31, 1999, financial figures previously reported include the effects of the write-down to plant and equipment of $3,954,016, the recording of the commodity derivative contracts on the consolidated financial statements consisting of an increase in the liabilities of $1,184,191 and an expense for the year of $1,184,191, and the underrecording of expenditures of $176,599.


Crystallex has not paid any dividends since its incorporation.

Had the consolidated financial statements of Crystallex been prepared in accordance with accounting principles generally accepted in the United States, certain selected financial data would have been reported as shown on the following table:

            SELECTED CONSOLIDATED FINANCIAL DATA IN CANADIAN DOLLARS
            --------------------------------------------------------
                                   (U.S. GAAP)
                                   -----------


--------------------------------------------------------------------------------------------------------------------
                                FOR YEAR      FOR YEAR ENDED    FOR YEAR ENDED   FOR YEAR ENDED    FOR YEAR ENDED
                                 ENDED         DECEMBER 31,      DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                              DECEMBER 31,     2002(1),(3)       2001(1),(3)      2000(1),(3)      1999(2),(3),(4)
                                  2003        (AS RESTATED)     (AS RESTATED)    (AS RESTATED)     (AS AMENDED)
--------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
                           -----------------------------------------------------------------------------------------

Mining Revenue(3)              15,566,511       46,161,221        45,984,208       39,639,239        35,707,539
--------------------------------------------------------------------------------------------------------------------

Loss before Income Taxes      (94,677,800)     (99,926,729)      (59,011,287)     (13,179,638)       (9,323,469)
Under U.S. GAAP
                           -----------------------------------------------------------------------------------------

Income Taxes                      --               --                --               --                --
--------------------------------------------------------------------------------------------------------------------

Net Loss                      (94,677,800)     (99,926,729)      (59,011,287)     (13,179,638)       (9,323,469)
                           -----------------------------------------------------------------------------------------

Net Loss per Common              (0.81)           (1.18)            (0.85)           (0.25)            (0.24)
Share - Basic
                           -----------------------------------------------------------------------------------------

Weighted Average              118,309,198       84,441,287        69,117,738       52,965,842        39,308,858
Number of Shares
Outstanding - Basic
--------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
                           -----------------------------------------------------------------------------------------

Cash and Cash Equivalents      33,863,448        5,695,130        14,409,831        4,418,442        6,652,863
                           -----------------------------------------------------------------------------------------

Working Capital                 4,699,786      (19,458,452)        9,296,642        5,569,272        6,701,812
(Deficiency)
                           -----------------------------------------------------------------------------------------

Total Assets                   69,282,525       82,081,263       109,403,438      108,653,155       80,794,280
                           -----------------------------------------------------------------------------------------

Long-Term Debt                  8,373,406       27,336,997        22,583,353       32,656,570        16,848,835
                           -----------------------------------------------------------------------------------------

Shareholders' Equity           (2,183,478)     (18,332,906)       48,337,851       50,101,013        35,476,277
--------------------------------------------------------------------------------------------------------------------

(1) Refer to Notes 3 and 18 to the 2002 consolidated financial statements.
(2) As amended to reflect impact of subsequent years' restatements.
(3) For the years 2002 and prior, Mining Revenue includes amounts from Discontinued Operations.
(4) These financial figures have been derived from Crystallex's audited consolidated financial statements, as at and for the period ended December 31, 1999, as amended to reflect the subsequent restatements identified and recorded. Specifically, the financial figures previously reported include the effects of the write-down to plant and equipment of $9,451,829, the recording of the commodity derivative contracts on the consolidated financial statements consisting of an increase in the liabilities of $1,184,191 and an expense for the year of $1,184,191, and the underrecording of expenditures of $176,599.

Under U.S. generally accepted accounting principles, Crystallex has written down its investment in mineral properties for those properties with no mineral reserves. As a result, during the years ended December 31, 2003, 2002, 2001, 2000, and 1999, Crystallex incurred mineral property write-downs of $26,775,694, $40,734,141, $38,308,465, $12,643,590, and $5,497,813, respectively.

CRYSTALLEX INTERNATIONAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA IN $US - CANADIAN GAAP



(EXPRESSED IN US DOLLARS)
--------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE THREE MONTHS ENDED  FOR THE THREE MONTHS ENDED
                                                                          MARCH 31, 2004              MARCH 31, 2003
                                                                   ---------------------------   ------------------------
INCOME STATEMENT DATA

 Mining Revenue                                                               3,943,322                   1,358,056
                                                                       ---------------------       ---------------------

 (Loss) income before taxes                                                  (6,650,709)                  4,443,694
                                                                       ---------------------       ---------------------

 Income taxes                                                                        --                          --
                                                                       ---------------------       ---------------------

 Net (loss) income                                                           (6,650,709)                  4,443,694
                                                                       ---------------------       ---------------------

 Net (loss) income per common share - basic                                       (0.04)                       0.05
                                                                       ---------------------       ---------------------

 Weighted average Number of Common Shares Outstanding - Basic               148,449,675                  92,359,351
                                                                       ---------------------       ---------------------

BALANCE SHEET DATA
   Cash and cash equivalents                                                 13,750,755                   2,168,317
                                                                       ---------------------       ---------------------

   Working capital (deficiency)                                             (13,767,778)                (12,328,239)
                                                                       ---------------------       ---------------------

 Total assets                                                               126,566,872                 118,225,510
                                                                       ---------------------       ---------------------

 Long-term debt                                                               4,258,000                  15,491,930
                                                                       ---------------------       ---------------------

 Shareholders' equity                                                        73,464,862                  64,744,518
                                                                       ---------------------       ---------------------

                         CAPITALIZATION AND INDEBTEDNESS

                              As of April 30, 2004
                                    (in US$)

                                                            Notes and Debentures

                                                     Actual(1)   As Adjusted (1)
                                                     ---------   ---------------
Debt
----
   Current portion of long-term debt               $  2,715,000   $  2,715,000
   Total long-term debt, net of current portion       4,258,000      4,258,000
                                                      ---------      ---------

Total Debt                                         $  6,973,000   $  6,973,000
                                                      =========      =========

Stockholders' equity
--------------------
 Common shares (unlimited shares
    authorized; 179,498,492 issued and
    outstanding on actual)                          272,545,502    272,545,502
 Contributed Surplus                                 28,503,364     28,503,364
 Cumulative Translation Adjustment                   (7,867,269)    (7,867,269)
 Deficit                                           (133,815,144)  (133,815,144)
                                                   -------------  -------------

Total shareholders' equity                         $159,366,453   $159,366,453
                                                    ===========    ===========

Total Capitalization                               $166,339,453   $166,339,453
                                                    ===========    ===========
-------

(1) Does not include the exercise into Crystallex common shares of any options, special warrants, or warrants outstanding as of April 30, 2004, or that may be issued thereafter.

                              RECENT PRICE HISTORY

Crystallex's common shares trade on the TSX and on the AMEX under stock symbol "KRY". The tables below are based on information obtained from the TSX and from the AMEX:

                                           THE TORONTO STOCK EXCHANGE
                                           PRICES IN CANADIAN DOLLARS

                                               FISCAL YEAR ENDED

--------------------------------------------------------------------------------------------------------------------
                            2003               2002               2001               2000               1999
--------------------------------------------------------------------------------------------------------------------
        High                4.48                3.85              3.45               4.25               2.50
--------------------------------------------------------------------------------------------------------------------
        Low                 1.00                1.89              0.99               1.19               0.74
--------------------------------------------------------------------------------------------------------------------




                                              FISCAL QUARTER ENDED

--------------------------------------------------------------------------------------------------------------------
                                             March 31            June 30           Sept. 30            Dec. 31
--------------------------------------------------------------------------------------------------------------------
2004                  High                     5.00
--------------------------------------------------------------------------------------------------------------------
                      Low                      3.15
--------------------------------------------------------------------------------------------------------------------
                      Close                    4.02
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
2003                  High                     2.44               2.86               4.48               4.15
--------------------------------------------------------------------------------------------------------------------
                      Low                      1.25               1.00               2.01               2.90
--------------------------------------------------------------------------------------------------------------------
                      Close                    1.46               1.88               3.10               3.50
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
2002                  High                     3.30               3.79               3.85               3.61
--------------------------------------------------------------------------------------------------------------------
                      Low                      2.53               2.10               2.02               1.89
--------------------------------------------------------------------------------------------------------------------
                      Close                    3.15               2.71               3.72               2.33
--------------------------------------------------------------------------------------------------------------------




                                                   MONTH ENDED

--------------------------------------------------------------------------------------------------------------------
                         May           April           March          February         January         December
                        2004            2004            2004            2004            2004             2003

--------------------------------------------------------------------------------------------------------------------
      High              3.40            4.20            5.00             3.98            3.87            4.00
--------------------------------------------------------------------------------------------------------------------
      Low               2.66            3.05            3.75             3.15            3.15            3.05
--------------------------------------------------------------------------------------------------------------------





                                            THE AMERICAN STOCK EXCHANGE
                                               PRICES IN U.S. DOLLARS

                                                  FISCAL YEAR ENDED

--------------------------------------------------------------------------------------------------------------------
                            2003               2002               2001               2000               1999
--------------------------------------------------------------------------------------------------------------------
        High                3.25                2.46              2.20               2.81               1-3/4
--------------------------------------------------------------------------------------------------------------------
        Low                 0.69                1.21              0.68               0.75                1/2
--------------------------------------------------------------------------------------------------------------------

                                                FISCAL QUARTER ENDED

--------------------------------------------------------------------------------------------------------------------
                                             March 31            June 30           Sept. 30            Dec. 31
--------------------------------------------------------------------------------------------------------------------
2004                  High                      3.75
--------------------------------------------------------------------------------------------------------------------
                      Low                       2.36
--------------------------------------------------------------------------------------------------------------------
                      Close                     3.07
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
2003                  High                      1.55              2.15               3.25               3.20
--------------------------------------------------------------------------------------------------------------------
                      Low                       0.85              0.69               1.38               2.17
--------------------------------------------------------------------------------------------------------------------
                      Close                     1.04              1.39               2.31               2.76
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
2002                  High                      2.10              2.46               2.46               2.30
--------------------------------------------------------------------------------------------------------------------
                      Low                       1.59              1.26               1.28               1.21
--------------------------------------------------------------------------------------------------------------------
                      Close                     1.99              1.79               2.29               1.46
--------------------------------------------------------------------------------------------------------------------



                                                     MONTH ENDED

--------------------------------------------------------------------------------------------------------------------
                         May            April           March          February        January        December
                        2004            2004            2004             2004            2004            2003
--------------------------------------------------------------------------------------------------------------------
      High              2.49            3.22            3.75             3.04            3.02            3.05
--------------------------------------------------------------------------------------------------------------------
      Low               1.60            2.11            2.78             2.35            2.36            2.34
--------------------------------------------------------------------------------------------------------------------


Crystallex has paid no dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future.

                                  SHARE CAPITAL


As of May 31, 2004, Crystallex had 179,498,492 shares outstanding. None of the shares are held in treasury or by its subsidiaries. More than 10% of these shares have been issued in connection with the acquisition of property.

As of May 31, 2004, Crystallex had outstanding options, special warrants, and warrants to acquire 18,567,305 common shares at exercise prices ranging from US$0.63 to US$3.61.

From January 1, 2001, through the date of this prospectus, Crystallex has issued the securities described below (in addition to common shares issued upon conversion of previously outstanding convertible securities, warrants, or options, and issues of common shares and stock options to consultants and management or directors):


      o US$3,000,000 non-interest bearing notes, together with 450,000 common share purchase warrants. Each warrant is exercisable for one Crystallex common share at exercise prices of US$1.27 per share for 150,000 warrants and US$1.316 per share for 300,000 warrants. The non-interest bearing notes were exchanged for US$3,000,000 principal amount of 4% convertible notes and 150,000 warrants to the holder and its affiliate, each warrant having an exercise price of US$ 3.61.

      o US$3,000,000 principal amount of 4% convertible notes and warrants to acquire 824,214 Crystallex common shares at an exercise price of US$2.68 per share.

      o 2,562,500 special warrants at Cdn$1.60 per special warrant, each of which allow the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$2.00 per each whole warrant.

      o 2,400,000 special warrants at Cdn$1.25 per special warrant, each of which allow the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$1.60 per each whole warrant.

      o 5,500,000 special warrants at Cdn$1.25 per special warrant, each of which allow the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$1.60 per each whole warrant.

      o 325,000 common shares to Vengroup as a settlement of distributions that Vengroup claimed relating to the El Callao properties.

      o 52,500 special warrants at Cdn$3.02 per special warrant, each of which allow the holder to acquire one Crystallex common share without additional consideration.

      o US$2,200,000 principal amount convertible note, convertible into up to Crystallex common shares based upon a discount to the shares' trading price at the time of conversion, and a warrant to purchase 100,000 common shares at an exercise price of CDN$4.40 per common share.

      o 2,200,000 special warrants for Cdn$4,730,000. Each special warrant authorizes the holder to acquire one of Crystallex's common shares for no additional consideration.

      o 1,025,000 special warrants purchased for Cdn$2,050,000, which special warrants may be converted, for no additional consideration, into 1,025,000 common shares and 1,025,000 common share purchase warrants having an exercise price of CDN$2.75, together with an additional 13,750 common share purchase warrants to a selling agent.

      o 8,195,025 common shares issued for El Callao Mining Corp shares and certain assets held by Bema Gold Corp in connection with Crystallex's acquisition of El Callao.

      o 3,111,111 units for a total purchase price of Cdn$7,500,000, each unit consisting of one Crystallex common share and one warrant to purchase one common share at an exercise price of CDN$3.00.

      o 4,545,455 special warrants, each of which allow the holder to acquire, for no additional consideration, one common share, and 2,272,727 share purchase warrants to purchase common shares having an exercise price of US$2.75 per each warrant, for an aggregate sale price of US$10,000,000.

      o Up to 5,000,000 common shares for issuance upon the conversion of 7% convertible notes and exercise of share warrants having an exercise price based upon a premium to the share price as of the date of issuance.

      o Up to 3,932,941 common shares upon the conversion of US$950,000 Crystallex Series A 10% Redeemable Convertible Notes or the exercise of 190,000 common share purchase warrants having an exercise price of $1.09 per share, together with 67,059 common shares as a placement fee.

      o 2,000,000 common shares or stock options to three consultants and to Crystallex's counsel in Venezuela for services performed on Crystallex's behalf.

      o 2,500,000 common shares in repayment of US$2,500,000 principal amount of notes.

      o 1,336,743 common shares issued to Corporacion Vengroup S.A. in lieu of a $2,150,000 cash payment as the last installment of the purchase price for Crystallex's indirect ownership of a majority interest in its El Callao property in Venezuela.

      o 12,800,000 special warrants at US$2.20 per special warrant, each of which allow the holder to acquire, for no additional consideration, and one common share, and one-half (1/2) of one warrant to purchase common shares having an exercise price of US$2.75 per each whole warrant.

      o 50,000 Crystallex common shares and 400,000 common share purchase warrants having an exercise price of Cdn$3.34 per share. The shares and warrants were issued to an entity providing financial services to Crystallex.

      o 300,000 Crystallex common shares and 1,000,000 common share purchase warrants having an exercise price of US$1.75 per share for the first 500,000 warrants (which vest immediately) and US$2.00 per share for the second 500,000 warrants (which vest upon Crystallex receiving a project financing proposal acceptable to it). The shares and warrants were issued to an entity providing financial services to Crystallex.


      o 28.75 million common shares at Cdn$4.00 per share for gross proceeds of Cdn$115 million.

                                   CRYSTALLEX

CRYSTALLEX'S HISTORY AND DEVELOPMENT
------------------------------------

         Background

Crystallex is a corporation that operates under the Canada Business Corporation Act ("CBCA") and trades as a public company on the TSX and the AMEX under the symbol "KRY". Crystallex was incorporated under the Company Act (British Columbia), Canada on May 22, 1984 under the name of "Petroflame International Resources Ltd." In January 1991, Petroflame changed its name to Crystallex and consolidated its share capital by way of a five to one share rollback (reverse stock split). On January 23, 1998, Crystallex's corporate existence was continued under the CBCA, thereby bringing Crystallex under the jurisdiction of the CBCA as if it was originally incorporated under the CBCA.


Crystallex is engaged in the production of gold and related activities including exploration, development, mining, and processing. It conducts these activities primarily through mineral concessions that it owns or controls in Venezuela. Crystallex is currently producing gold from the Tomi concession in Venezuela (which it acquired in July 2000 as part of its acquisition of Bolivar Goldfields A.V.V.'s assets in Venezuela). Ore from the Tomi concession is processed at Crystallex's Revemin Mill in Venezuela (which it acquired in July 2000 as part of its acquisition of Bolivar Goldfields A.V.V.'s assets in Venezuela).

On September 17, 2002, Crystallex entered into the MOA with the CVG, acting under the authority of the MEM , under which Crystallex has been granted the rights to develop the Las Cristinas Deposits in the Municipality of Sifontes, Bolivar State, Venezuela. The MOA represents the culmination of a long-standing effort by Crystallex to obtain the mining rights for, and gain possession of, the Las Cristinas Deposits and provides to Crystallex the exclusive right to develop the Las Cristinas Deposits, including the commercialization and sale of gold.

A positive Feasibility Study for Las Cristinas was completed by SNC-Lavalin Engineers and Constructors Inc. (SNCL) in September 2003 and the Study was approved by the CVG on March 8, 2004. The process for obtaining the required mining permits was formally initiated on April 15, 2004 with the submission of the Environmental Impact Study (EIS). It is presently anticipated that the required permits for project construction will be issued later in 2004, allowing construction to commence. An Engineering, Procurement and Construction Management (EPCM) contract to provide services for the development of Las Cristinas was awarded to SNCL in March 2004. The engineering and construction schedule is estimated at approximately 24 months from the start of detailed engineering, which started on March 23, 2004.

At the end of the third quarter of 2003, Crystallex suspended operations at the La Victoria mine (which it acquired in February, 2001 through its acquisition of a controlling interest in El Callao

Mining Corp.). It was determined that a large proportion of the unoxidized ore is refractory and, as a result of low gold recoveries, is uneconomic to process in a conventional cyanide-in-leach processing circuit. Preliminary metallurgical testwork demonstrated that the ore is amenable to pre-treatment with a Bio-Oxidation process and Crystallex has shipped a twenty tonne ore sample to South Africa to further assess the Bio-Oxidation process in a pilot plant test.

At year end 2003, Crystallex wrote-down the carrying value of La Victoria by $18.8 million, reducing the carrying value to zero as it was determined that the asset value, based upon reserves at December 31, 2003, was materially less than the net book value. A drilling program is currently underway at La Victoria. When the new reserve estimate and Bio-Oxidation pilot plant results are available in the third quarter, Crystallex will undertake an evaluation to determine if installation of a Bio-Oxidation plant is economically viable.

The address of Crystallex's principal and registered office is 18 King Street East, Suite 1210, Toronto, Ontario, M5C 1C4, telephone number (416) 203-2448.

         Important Acquisitions and Divestitures Since January 1, 2001

In February 2001, Crystallex completed the acquisition of a controlling interest in Lo Increible, a 9,704 hectare pre-feasibility gold property located in Venezuela's El Callao gold district. The acquisition was in the form of a share exchange take-over bid for the shares of El Callao Mining Corp. and the purchase of certain assets from its principal shareholder. Crystallex issued 2.4 million shares to acquire approximately 80% of the outstanding shares of El Callao Mining Corp. In addition, Crystallex paid US$7.6 million to purchase certain assets as well as El Callao Mining Corp. debt held by Bema Gold Corporation. (See "Property, Plants and Equipment - El Callao Properties - The Lo Increible Deposits.")

Crystallex financed the foregoing acquisition from its working capital, lines of credit, and/or issuance of its securities.


Effective October 1, 2003, Crystallex sold to Uruguay Mineral Exploration Inc.
(UME), an unrelated third party whose shares are listed on the TSX Venture Exchange, all of the shares of all companies holding Crystallex's ownership interests in the San Gregorio mining operations in Uruguay. Although the San Gregorio mining operations had been by far Crystallex's biggest producer of gold (producing between 66,000 and 72,000 ounces of gold in each of the past three years), Crystallex believed that the San Gregorio mine was nearing the end of its useful life and that it would be more appropriate to focus its energy and resources on its Venezuelan properties, and in particular the development of Las Cristinas.

Under the terms of the agreement, UME will pay Crystallex US$2 million in two equal installments, with the first installment due six months after closing (which Crystallex has received) and the second installment due twelve months after closing. Formal closing was completed on October 27, 2003. Crystallex also received a transfer of certain exploration drilling equipment, with an estimated value of US$600,000. In addition, UME paid approximately US$2.8 million to fund the closing out of all remaining San Gregorio gold forward sales commitments, (approximately 37,600 ounces), and through the Uruguayan companies purchased, assumed certain environmental, remediation, severance and closure costs which would have been incurred by Crystallex had it proceeded with the planned closure of its Uruguayan mining operations. The sale was completed through the transfer of the shares of Crystallex's Uruguayan subsidiary companies which owned the mining assets. Crystallex recorded a non-cash
$1.3 million loss as a result of this transaction.


BUSINESS OVERVIEW
-----------------

         Activity on the Mining Properties


Crystallex is a Canadian-headquartered gold producer with operations and exploration properties in Venezuela. Cyrstallex's principal asset is the Las Cristinas Deposits, located in southeastern Venezuela. Crystallex's medium term goal is to become a low cost, intermediate size gold producer with production exceeding 350,000 ounces of gold per year. Crystallex aims to achieve this goal over the next few years through the development of the Las Cristinas Deposits. Crystallex has signed the MOA which authorizes the development and exploitation of Las Cristinas. Crystallex has completed a positive Feasibility Study for Las Cristinas, which was approved by the CVG on March 8, 2004 and has awarded the EPCM contract for the construction of an open pit mine and 20,000 tonne per day gold processing facility. Gold production from Las Cristinas is expected in early 2006. During the initial years of the project life, the mine is forecast to produce over 300,000 ounces of gold per year at a cash cost of US$144 per ounce. Crystallex has also completed various social development infrastructure projects as required under the contract and is providing ongoing employment and jobs training. (See "Property, Plants and Equipment - Las Cristinas 4, 5, 6 and 7.")

Crystallex's other principal mineral assets in Venezuela include the Tomi concession, the La Victoria concession and the Albino concession. In 2004, Crystallex plans to mine and process ore from open pit and underground mines on the Tomi concession, (see "Property, Plants and Equipment - The Tomi Concession."). Crystallex is forecasting gold production of 50,000 ounces in 2004. Pending receipt of environmental permits, Crystallex also plans to commence the development of a small underground mine on the Albino concession during 2004, with production of 15,000-20,000 ounces of gold per year starting in 2005 (see "Property, Plants and Equipment - The Albino Concession."). At the La Victoria open pit mine, operations have been suspended since the end of the third quarter of 2003 while Crystallex evaluates the Bio-Oxidation process in a pilot plant test for treating refractory ore and undertakes a drilling program aimed at increasing reserves (see "Property, Plants and Equipment - El Callao Properties - The Lo Increible Deposits").


         The Gold Market

Gold bullion trades around the world on a 24-hour basis and the market price for gold is readily ascertainable from the London Metal Exchange, the New York Commodities Futures Exchange (Comex) and other commodity markets. Every day, hundreds of thousands of ounces are bought and sold at electronic speeds. Production comes mainly from large mines in South Africa, North and South America, Australia, and the former Soviet Union. Main consuming markets are the Middle East, South East Asia, Europe, and North America.

Although not required to do so, Crystallex sells its production from its Revemin mill to the Central Bank of Venezuela. Crystallex receives the full international price for the gold that it sells to the Central Bank of Venezuela.

The following table sets forth annual high, low, average and end of period afternoon fixing gold prices in U.S. dollars per troy ounce on the London Bullion Market (rounded to the nearest whole dollar):


--------------------------------------------------------------------------------------------------------------------
                                             LONDON P.M. GOLD FIX
                                        PRICE IN U.S. DOLLARS PER OUNCE
--------------------------------------------------------------------------------------------------------------------
       YEAR                               HIGH                        LOW                        AVERAGE
--------------------------------------------------------------------------------------------------------------------
2004 (January to May)                      427                        375                          403
--------------------------------------------------------------------------------------------------------------------
2003                                       416                        320                          363
--------------------------------------------------------------------------------------------------------------------
2002                                       349                        278                          310
--------------------------------------------------------------------------------------------------------------------
2001                                       293                        256                          271
--------------------------------------------------------------------------------------------------------------------
2000                                       313                        263                          271
--------------------------------------------------------------------------------------------------------------------
1999                                       326                        253                          279
--------------------------------------------------------------------------------------------------------------------



The London P.M. price fix for incorporation or voting interest gold on May 31, 2004, was residence US$393 per ounce.


         Government Regulation


Mining operations and exploration activities are subject to various national, state, provincial and local laws and regulations in Venezuela and other jurisdictions, which govern exploration, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. Crystallex has obtained or has pending applications for those licenses, permits or other authorizations currently required to conduct its operations. Crystallex believes that it is in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in the jurisdictions in which it operates. Crystallex is not aware of any current orders or directions affecting Crystallex or its properties or operations with respect to the foregoing laws and regulations.


Crystallex's mining operations and exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Crystallex's policy is to conduct business in a way that safeguards public health and the environment. Crystallex believes that its operations are conducted in material compliance with applicable laws and regulations.

Changes to current local, state or federal laws and regulations in the jurisdictions where Crystallex operates could require additional capital expenditures and increased operating and/or reclamation costs. Although Crystallex is unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain mining operations uneconomic.


During 2003, Crystallex was not aware of and had no notice of any material environmental incidents or material non-compliance with any applicable environmental regulations.


         Review of Title to Properties


At the time that it acquires a mining property, Crystallex completes or causes to be completed due diligence on the property which, in the ordinary course, would include a review by local counsel of concession (title) rights, surface rights and mining contracts. Crystallex further obtains and relies upon detailed representations of vendors and, in some cases, legal opinions obtained from counsel for such vendors as a condition of closing. Crystallex has also customarily reviewed at the time of acquisition financing files and reports to lenders whose loans remain in place, in whole or in part, after acquisition. While such reports have been issued specifically to the lenders, they have provided support to Crystallex due diligence. Finally, since it has made some of its acquisitions through the purchase of shares (see, for example, the discussion in "Crystallex's History and Development - Important Acquisitions Since January 1, 2001"), Crystallex has, prior to closing, had an opportunity to review in detail the records of the entity being acquired and interview key employees in respect of matters concerning title and mining contracts. However, despite these efforts, Crystallex can never be certain that it will have valid title to its mining properties (See "Risk Factors - Uncertainty with respect to title to remaining mineral properties may result in loss of mining rights without compensation for development expenditures.").


ORGANIZATIONAL STRUCTURE
------------------------

Crystallex operates its business either directly or through its subsidiaries. Its significant subsidiaries are as follows:

--------------------------------------------------------------------------------------------------------------------
      Name of Subsidiary                        Country of incorporation or              Crystallex's ownership and
                                                         residence                             voting interest
--------------------------------------------------------------------------------------------------------------------
Minera Albino C.A.                              Venezuela                                        100%(1)
--------------------------------------------------------------------------------------------------------------------
El Callao Mining Corp.                          British Columbia (Canada)                         80%
--------------------------------------------------------------------------------------------------------------------
Mineras Bonanza, C.A. (Tomi mine)               Venezuela                                        100%(1)
--------------------------------------------------------------------------------------------------------------------
Revemin II C.A. (Revemin mill)                  Venezuela                                         93%(1)
--------------------------------------------------------------------------------------------------------------------

(1)  Indirect subsidiary

The above table does not include Crystallex's ownership interest in Las Cristinas 4 and 6 (see "Property, Plants and Equipment - Las Cristinas 4, 5, 6 and 7") since Crystallex will develop the Las Cristinas gold deposits under the terms of its MOA with the CVG.


                      [text continues begins on next page]

PROPERTY, PLANT AND EQUIPMENT
-----------------------------


                                            SUMMARY OF PROPERTY DATA(1)
                                            ---------------------------
                                             AS OF DECEMBER 31, 2003

---------------------------------------------------------------------------------------------------------------------------

                                   PROVEN &       GOLD PRICE                                     DATE OF
                     ACREAGE       PROBABLE       FOR RESERVE    CONTAINED        STAGE/         EXPECTED       LIFE OF
    PROPERTY       (HECTARES)      RESERVES       CALCULATION      OUNCES         STATUS        PRODUCTION    RESERVES(5)
                                   (2), (3)         US$(4)
---------------------------------------------------------------------------------------------------------------------------
Las Cristinas         4,000     246,000,000         $325/oz      10,165,000     Development          2006        34 years
4,5,6,7 (CVG                    tonnes @ 1.29
Contract)                       g/t

Albino                  500     270,000             $320/oz         104,400     Development          2005         5 years
Underground                     tonnes @ 12.0
(Concession)                    g/t

Bolivar
Goldfields:             500(6)

                                140,000 tonnes      $320/oz          68,400     Production/        Current        3 years
Tomi                            @ 15.2 g/t                                      Active
Underground
(Concession)

  Tomi Open Pit                 300,000 tonnes      $325/oz          43,900     Production/        Current        2 years
(Concession)                    @   4.6 g/t                                     Active

El Callao (Lo         9,704
Increible):

   La Victoria                  1,215,000           $325oz          202,600     Production         Current          Not
(Concession)                    tonnes @ 5.2                                    Temporarily                     determined
                                g/t                                             Suspended

   Lo Increible                 Not Applicable        Not           Not         Exploration          Not            Not
2, 4(a), 4(b),                                    Applicable     Applicable                       Determined    Determined
4(c), 4(d)
(CVG Contract)
---------------------------------------------------------------------------------------------------------------------------



(1) Does not include Crystallex's interest in the Mineiro Concession, Knob Hill Property and other properties, the carrying value of which was written down to zero at year end 2002. Also does not include Crystallex's interest in the Santa Elena, San Miguel and Carabobo concessions, the carrying value of which was written down to zero at year end 2003.
(2) Estimates for each deposit meet both SEC Industry Guide 7 and Canadian definitions of reserves. The reserves as stated are estimates of what can be economically and legally recovered from the mine and as such incorporates losses for dilution and mining recovery
(3) The forecast life of mine metallurgical recovery factor for each reserve is as follows: Las Cristinas 89%; Albino Underground 92%; Tomi Underground 95%; Tomi Open Pits 95%; and La Victoria 92%.
(4) There are no material currency conversion factors used to estimate Crystallex's reserves.
(5) All reported reserves are planned to be mined out within the period of existing concession or mine operating agreements or within the time period of assured concession or mine operating agreement renewal periods. Crystallex has the required permits to mine all the reserves on the Tomi concession disclosed in this chart. At La Victoria, Crystallex has permits to mine the reserves that under its current mining plan are sufficient through 2004 and expects to receive the permits to access the balance of these reserves by the end of 2004. At the Albino and Las Cristinas development properties, Crystallex is currently engaged in the process of obtaining all required permits and expects to receive the permits to allow project development by the end of 2004.
(6) Does not include 8,547 hectares of undeveloped land held under CVG contract and 44,438 hectares of exploration land.

                               [GRAPHIC OMITTED]




Las Cristinas 4, 5, 6 and 7
---------------------------

On September 17, 2002, Crystallex entered into a MOA with the CVG, under which Crystallex has been granted the right to develop the Las Cristinas Deposits. The CVG is the state organization responsible for the development of all natural resources in Bolivar State, with the exception of oil, and has entered into the MOA with Crystallex acting under the CVG's mandate from the MEM and as the authorized agency of the Republic of Venezuela.

Background

The MOA represents the culmination of a long-standing effort by Crystallex to obtain the mining rights for, and gain possession of, the Las Cristinas Deposits. Crystallex has for several years been involved in the enforcement of its title rights to the Las Cristinas 4 and 6 concessions. One of the obstacles to the enforcement of those rights was the MINCA Contract granted in 1992 by the CVG to MINCA, a joint venture company owned by the CVG and Placer Dome Inc. ("Placer Dome") for the development of the Las Cristinas Deposits. In November 2001, the CVG cancelled the MINCA Contract. In March 2002, the MEM declared that the MINCA Contract was terminated and reassumed control of those mining rights. Although those actions did not have any effect on Crystallex's title claim to the Las Cristinas 4 and 6 concessions, the result of those actions was that all assets impacted by the MINCA Contract reverted to the Republic of Venezuela. Under an agreement between the MEM and the CVG dated May 16, 2002, the CVG was authorized by the MEM to contract for the development and exploitation of the Las Cristinas Deposits and for the use of the related assets including reports, data and existing infrastructure. Crystallex was selected by the CVG as the party to develop the Las Cristinas

Deposits and entered into the MOA with the CVG on September 17, 2002. Crystallex has been advised by its Venezuelan counsel that the MOA has been entered into in accordance with all applicable Venezuelan laws and under the authority granted to the CVG by the MEM. As the MOA provides Crystallex with all legal authority necessary to take possession of and develop the Las Cristinas Deposits, including the commercialization and sale of gold, it is no longer necessary for Crystallex to proceed with its various legal actions seeking to enforce its title rights to the Las Cristinas 4 and 6 concessions.

Mining Operation Agreement

The MOA provides Crystallex with the exclusive right to explore, design and construct facilities, exploit, process and sell gold from Las Cristinas. An official translated version of the MOA is available on Crystallex's website, www.crystallex.com.

The MOA has been entered into in accordance with applicable Venezuelan laws and under authority granted to the CVG by the MEM. A report in late February, 2003 from the Commission of Energy and Mines of the National Assembly of Venezuela and a report released in June 2003 by the Permanent Comptrollership Commission of the National Assembly confirm the legal and administrative process by which the contract rights of Minca, a previous partner with the CVG, were terminated, the process by which the related assets were repossessed by the Republic of Venezuela, and the process by which the Venezuelan Government, through the CVG, entered into the MOA with Crystallex.

The principal provisions of the MOA include:

    o All reserves and production are for the account of Crystallex. However, the MOA does not transfer any property ownership rights to Crystallex.

    o    Initial term of 20 years, with two renewal terms, each for ten years.

    o    Compensation to the CVG consists of the following:
            - US$15 million (which was paid by Crystallex in the third quarter of 2002) for the use of reports, data and existing infrastructure.
            - A royalty based upon the value of monthly gold production as follows:
                i.   a royalty of 1% at a gold price less than US$280 per ounce;
                ii. a royalty of 1.5% at gold prices from US$280 to less than US$350 per ounce;
                iii. a royalty of 2% at gold prices from US$350 to less than
                     US$400 per ounce; and
                iv. a royalty of 3% at gold prices greater than US$400 per ounce.
            - An Exploitation Tax, established by Venezuelan mining law and payable to the Republic of Venezuela, equivalent to 3% of the value of gold produced.

    o The CVG is responsible for obtaining all environmental and mining permits, with Crystallex providing any necessary technical information to support the permit applications. (Application and supporting studies have been filed by the CVG to obtain environmental and mining permits. Approvals are pending.)

    o Throughout the term of the MOA, Crystallex will provide certain special programs which are intended to create employment for the region and provide training programs, provide technical assistance to local small miners associations, improve community health care facilities and make various infrastructure improvements to water sewage and roads. Crystallex agreed to hire 75 employees by the end of 2002 and an additional 50 employees by the end of 2003. (Crystallex has fulfilled all social benefit obligations required to date under the MOA including housing, sewerage systems, water systems, road improvements, improvement of medical facilities and provision of medical supplies.)

    o Crystallex presented a full Feasibility Study to the CVG for its approval on September 10, 2003, in accordance with the MOA. The CVG approved the Feasibility Study on March 8, 2004.

    o Crystallex must make all the investments and complete all works necessary to reactivate the Las Cristinas Deposits, to design, construct and operate a processing plant, process gold for its subsequent commercialization and sale, and to return the mine, its installations and equipment to the CVG upon termination of the MOA. (Crystallex has commenced first phase development with granting of its EPCM contract to SNCL, the commencement of the permitting process, the commencement of geotechnical drilling and the refurbishment of the construction camp.)

    o Crystallex will supply performance bonds related to construction and labor obligations and to support compliance with environmental requirements.

    o Crystallex must provide and maintain until the start of commercial production a bond for the performance of its obligations under the MOA in an amount equal to approximately US$4.6 million. (The bond is in place.)

    o Crystallex will prepare and present to the CVG for approval annual production plans as well as plans of exploitation for the life of the Las Cristinas Deposits. The plans are to include volume of production and other pertinent aspects of development including environmental protection and security.

    o Should Crystallex fail to fulfill the annual production or grade average contemplated by the annual production plan for reasons other than as contemplated by the MOA or force majeure, Crystallex is required to compensate the CVG for lost profits (royalties) otherwise payable.

    o The CVG may terminate the MOA unilaterally in the event of the inactivity of the project for a period of one year without just cause.

    o Each party may terminate the MOA upon a breach of the MOA by the other party, subject to providing the other party with written notice of such breach and providing a 90 day curative period.

    o Crystallex's annual production commitment will be based upon the annual production plan to be approved by the CVG.

    o Crystallex will be the sole employer of personnel at the project site, will be responsible for compliance with labor laws, and has agreed that at least 90% of the employees for the project will be Venezuelan.

    o Crystallex may not assign, directly or indirectly, any of its rights under the MOA or delegate any of its obligations under the MOA. The MOA does not grant CVG any termination or other rights on a change of control of Crystallex.

In accordance with the MOA, Crystallex formally took possession of the Las Cristinas properties on September 30, 2002, and also acquired from the CVG the use of certain assets related to the Las Cristinas Deposits, including drilling data, core samples, technical studies and certain other information.

LAS CRISTINAS HIGHLIGHTS

--------------------------------------------------------------------------------
Location        o  Located in Bolivar State in southeast Venezuela,
                   approximately 360 kms by paved highway from Puerto Ordaz, a major industrial city and port.
                o  Property is accessed by a 19 km road from the main highway.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Process         o  Open pit mining and conventional carbon-in-leach gold
                   recovery.
                o  Initial processing rate of 20,000 tonnes per day.
                o  Excellent infrastructure with a 400 kV power line
                   paralleling the main highway and a new substation
                   constructed 6 kms from the project site.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Reserves        o  Proven and Probable reserves of 10.2 million ounces
                   calculated at a US$325 per ounce gold price.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Work Progress   o  Positive feasibility completed September 2003. CVG
                   approval of the Feasibility Study received March 8, 2004.
                o  Awarded an Engineering, Procurement and Construction
                   Management contract to SNC-Lavalin in March 2004.
                o  EIS completed and formally submitted to the CVG and the
                   Ministry of Environment and Natural Resources (MARN) on
                   April 15, 2004.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                o  Ongoing infill drill program.
                o Ongoing social development program, including jobs training and local infrastructure projects. Completed housing, sewerage, water treatment and road upgrade commitments under the MOA.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Path Forward    o  Detailed engineering has commenced.
                o  Planning for preliminary construction activities, including site clearing and road upgrading in the third quarter of
                   2004.
                o  Full construction to commence following receipt of permits, expected later in 2004.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Production      o  Production targeted to start in the first quarter of Timeline
                   2006.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Production      o  At 20,000 tonnes per day, for first five years gold
Forecast           production averages 311,000 ounces per year at an
                   average total cash cost of US$144 per ounce. For the life of mine, production averages 266,000 ounces per year at an
                   average total cash cost of US$196 per ounce.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Capital Cost    o  US$282 million (includes US$39 million of refundable VAT)
Estimate
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Financing Plan  o  Financing structure expected to be a combination of project debt and equity.
                o Closed a C$115 million equity financing. Plan to raise the balance of the equity requirement later in 2004 or early 2005.
                o BNP Paribas engaged as project finance debt advisor. Expect to close a project debt facility with a syndicate of commercial banks and possibly export credit agencies during 2005.
--------------------------------------------------------------------------------


OVERVIEW

At a US$325 per ounce gold price, reserves of 10.2 million ounces of gold rank Las Cristinas as one of the largest undeveloped gold deposits in the world.

A positive Feasibility Study was completed by SNC Lavalin Engineers and Constructors Inc. (SNCL) in September 2003 and the study was approved by the CVG on March 8, 2004. The process for obtaining the required mining permits was formally initiated on April 15 with the submission of the Environmental Impact Study (EIS). It is presently anticipated that the required permits for project construction will be issued later in 2004, allowing construction to commence. An EPCM contract to provide services for the development of Las Cristinas was awarded to

SNCL in March 2004. The engineering and construction schedule is estimated at approximately 24 months from the start of detailed engineering, which started on March 23, 2004.

LOCATION AND INFRASTRUCTURE

The Las Cristinas property is located in the southeast corner of Venezuela in Bolivar State at Kilometre 88. Access to the property is via the main paved highway from the Venezuelan port of Puerto Ordaz to the Brazilian border. Puerto Ordaz is a major industrial city located on the Orinoco River, some 360 kilometres from Las Cristinas. Current access to the site from the paved highway is along a six kilometre dirt road from the village of Las Claritas. To bypass local villages, an upgraded nineteen kilometre road will be used in the near future.

A long history of mining and industrial projects in Bolivar State makes the region very suitable for the development of a large gold mining project. Power for Las Cristinas will be from the national hydroelectric power grid. An existing 400 kV power line parallels the main highway from Puerto Ordaz and, in 2001, a new substation was constructed six kilometres from Las Cristinas to service the Las Cristinas project and the surrounding area. Two 150 MVA power transformers have been installed at the substation and provision has been made to supply Las Cristinas via a new six kilometre 230 kV overhead power line. The power line, which has a 300 MW capacity can adequately supply a 20,000 tonne per day operation or an expansion to 40,000 tonnes per day, which require 30 MWs and 60 MWs respectively.

FEASIBILITY STUDY

A positive Feasibility Study completed by SNCL in September 2003 demonstrated the technical and economic viability of developing Las Cristinas as a large open pit mine, employing conventional carbon-in-leach (CIL) gold processing technology. Mill throughput is planned at 20,000 tonnes per day; however, the process plant has been designed to accommodate an expansion to 40,000 tonnes per day, which will be implemented as soon as practicable. The Feasibility Study was approved by the CVG on March 8, 2004.

Calculated at a US$325 per ounce gold price, Las Cristinas' proven and probable reserves currently stand at 246 million tonnes, grading 1.29 grams of gold per tonne for a total of 10.2 million ounces of gold. Crystallex started an infill drill program during the first quarter of 2004 with the aim of upgrading some mineralized material to reserves.

At a processing rate of 20,000 tonne per day, gold production is forecast to average 266,000 ounces per year over the 34 year mine life at a cash cost, including royalties, of US$196 per ounce. However, over the first five years of operation, gold production is expected to average 311,000 ounces per year at an average cash cost, including royalties, of US$144 per ounce. The internal rate of return for the project, on an unleveraged basis and assuming a US$325 per ounce gold price, is 13.8% before-tax and 10.5% after-tax. Using the same pit design and reserve estimate, at a gold price of US$375 per ounce, the pre-tax internal rate of return climbs to 19.4% and the after-tax return is 14.6%. Crystallex is presently reviewing tax and financing structures that may reduce the overall project tax burden.

Estimated costs for construction are US$282 million, comprised of $242 million of capital costs (including a $30 million contingency) and US$39 million of Value Added Tax, (VAT). Based on a gold price of US$325 per ounce, the VAT is recoverable within two and one half years, once gold sales commence. At higher gold prices, VAT would be recovered sooner.

RESERVES

Mineral Deposit/Reserve Methodology and Verification

Mine Development Associates (MDA) completed a mineralized deposit model that was based on an electronic database of drill, topographic, geologic and engineering data that Crystallex acquired from the CVG in September 2002. Data from 1,174 drill holes and 108 trenches were included in the Las Cristinas database. Over 160,000 meters of drilling have been completed on the property (including trenches). In addition, MDA and Crystallex undertook a drill and sample assay program to verify the presence and tenor of the mineralization reported in the acquired database. The verification program included drilling 2,188 meters in twelve diamond drill holes and analyzing 275 quality assurance/quality control samples. MDA found that the verification drill results and check samples corroborate the tenor of gold mineralization previously reported. For additional confirmation, Crystallex and MDA re-assayed 262 pre-existing pulps, 200 pre-existing coarse rejects and 342 pre-existing quarter core samples. Mean grades are similar for both datasets.

Reserve Estimates

Mineral reserve estimates were developed by MDA from its mineral deposit model using Medsystem-MineSight computer software. Two separate pits were designed: the larger Conductora, which contains the bulk of the reserves, and the Mesones. Pit designs were based on a US$325 per ounce gold price and cut-off grades ranging from 0.46 g/t to 0.69 g/t, depending upon the material type.

-------------------------------------------------------------------------------
                                       TONNES       AVERAGE        CONTAINED
PIT             RESERVE CATEGORY        (000)     GRADE (G/T)    OUNCES (X 000)
-------------------------------------------------------------------------------
Conductora      Proven                 36,620         1.38           1,625
                Probable              187,117         1.27           7,669

Mesones         Probable               21,922         1.24             871

Total           Proven                 36,620         1.38           1,625
                Probable              209,039         1.27           8,540

TOTAL           PROVEN & PROBABLE     245,659         1.29          10,165
-------------------------------------------------------------------------------

GOLD ONLY RECOVERY VERSUS GOLD/COPPER RECOVERY

Superior project economics and a simplified processing flowsheet are the principal reasons supporting Crystallex's decision to develop Las Cristinas with a CIL circuit to recover gold rather than incorporate both CIL and flotation circuits to recover copper and gold.

The decision was based upon a number of considerations including:

        i. The copper grade at Las Cristinas is very low. The average copper grade is 0.13%, which is lower than the copper grade of the tailings produced by most Chilean and Peruvian copper mines.
        ii.   Crystallex's proposed gold-only CIL plant is simpler to construct and operate than a gold/copper plant, which also requires two separate tailings facilities to accommodate its effluent discharges as compared to the one required for the CIL plant.
        iii. The gold/copper option requires transportation of a concentrate along the main highway from Las Cristinas to Puerto Ordaz and the construction of concentrate handling and shipping facilities at Puerto Ordaz.
        iv. Metallurgical testwork demonstrated that the gold-only CIL plant would generate an overall gold recovery of 89%. In comparison, the gold/copper plant would generate an overall gold recovery of 81%, which is effectively reduced to 78% as the smelters typically only pay for 95% of the gold content in the concentrate. As a consequence, the gold-only option recovers an extra 786,000 ounces of gold over the life of the mine, while the gold/copper option recovers approximately 193,000 tonnes of payable copper over the life of the mine.
        v. There are no adverse environmental impacts by having the copper report to the tailings. Firstly, as noted, the copper at Las Cristinas is very low grade. Secondly, the tailings dam at Las Cristinas has been designed from first principles to ensure that there are no negative environmental effects from the very low content of copper in the tailings.
        vi. The non-recovery of copper will not have any meaningful adverse metallurgical consequences. The copper mineral in the primary ore is chalcopyrite, the only copper mineral that is not soluble in cyanide, and which therefore does not interfere with the gold recovery process. The only cyanide soluble copper minerals at Las Cristinas are found in the sulphidic saprolite ore type, which only comprises about 10% of the total ore. Ore blending will be used to restrict the proportion of sulphidic saprolite ore in the process circuit.

An economic analysis clearly demonstrated superior returns on investment for the gold-only option. The enhanced economics of the gold only alternative are a result of recovering an additional 786,000 ounces of gold, lower capital costs in the gold only option over the life of the project and lower refining fees for gold produced in dore rather than gold produced in concentrate under the gold/copper option. Together, these more than offset net copper revenue after deducting concentrate transportation, smelting and refining costs. Moreover, the gold only option generates higher royalties to the Government of Venezuela and the CVG than does the gold/copper option.

Crystallex does not require the copper rights for Las Cristinas in order to exploit the gold and does not currently intend to negotiate with the CVG for the right to exploit the copper.

ENGINEERING, PROCUREMENT AND CONSTRUCTION MANAGEMENT (EPCM)

Crystallex awarded SNCL an EPCM contract to provide services for the design, construction and commissioning of a 20,000 tonne per day gold processing facility at Las Cristinas. Detailed engineering commenced upon the awarding of the EPCM mandate and preliminary site clearing is scheduled for the third quarter. Pending receipt of all permits, construction is planned to start during the fourth quarter of 2004. The schedule of engineering design through commissioning of the plant is estimated at approximately twenty four months.

Crystallex is building an outstanding and experienced project development team under Ken Thomas, the Company's Chief Operating Officer. Ron Colquhoun and Barney Burke have recently joined Crystallex as Vice President of Technical Services and Corporate Manager, Projects respectively. Both joined from Barrick Gold Corp. and have extensive experience in managing project development and EPCM arrangements. In addition, John Binns has joined Crystallex as Vice President, Environment. John also previously worked for Barrick in Chile and his fluency in Spanish will greatly assist in implementing our environmental and social development programs. All of the above individuals worked with Ken Thomas for many years at Barrick Gold Corp.

Crystallex has forecast capital expenditures of approximately US$80 million on Las Cristinas during 2004.

SOCIAL DEVELOPMENT PROGRAM

Crystallex is committed to employing the highest standards of corporate citizenship at Las Cristinas and recognizes the importance of developing a long term partnership with the local communities. Crystallex's social development program for Las Cristinas is dedicated to supporting the communities near Las Cristinas with long term employment training, economic development, local infrastructure and health care. Crystallex has hired a Community Relations Director, based in Las Claritas, to oversee the implementation of the social development program. To date, Crystallex has spent approximately US$2.0 million on the Las Cristinas social development program.

A number of local infrastructure construction projects have been completed, including:

    o    Thirty new homes were constructed for local residents.
    o Built and installed three new water treatment plants, inclusive of reticulation.
    o Built and installed two new sewage treatment plants and related sewerage network.
    o    Upgraded and paved local community roads.
    o Continuing with the upgrading of the local medical centre and supplying of medicines on a monthly basis.

In addition, Crystallex employs over 125 local residents and is providing ongoing programs for technical assistance training and Crystallex is also funding and administering a scholastic scholarship program.

On January 26, 2004, the mayor of the Municipality of Sifontes and the Governor of Bolivar State presented Crystallex and the Las Cristinas Project with the "Orden (Order of) General Dimingos Sifontes - Primera Clase". This annual award is the highest award bestowed by the Municipality and recognizes Crystallex's contribution to the Municipality and its residents.

ENVIRONMENTAL IMPACT STUDY (EIS)

Crystallex and the CVG, together with SNCL, have completed an updated EIS. The EIS updates the Las Cristinas EIS submitted in 1996. The 1996 EIS was approved by the Ministry of Environment and Natural Resources (MARN) in 1997 and the two permits required for conducting mining activities in Venezuela, namely, the Land Occupation Permit and the Permit to Impact Renewable Natural Resources were issued. The 1996 EIS was updated by Crystallex to reflect changes in the project design and environmental characteristics. Some of the project changes include:
(i) reducing the initial processing capacity from 40,000 to 20,000 tonnes per day followed by an expansion to 40,000 tpd in year 9 of the project, (ii) changing the processing flowsheet to produce gold only, (iii) changing the design of the tailings management facility from two cells to one and (iv) the socio-economic baseline has changed with the presence of small scale miners on the property.

The EIS includes additional baseline studies carried out by Crystallex and various consultants. The baseline database has been updated in several areas: additional acid rock drainage testwork and initial cyanide destruction tests by SGS Lakefield, additional socio-economic surveys and a census of unauthorized small scale miners conducted by Proconsult of Venezuela.

Crystallex and the CVG submitted the EIS to the MARN on April 15, 2004. This initiated the final process for environmental permitting for Las Cristinas. Crystallex is aiming to receive conditional approval in the summer of 2004 to start preliminary site work. The CVG have approved a program of additional environmental baseline data collection, including drilling in the tailings management facility, pit and dump areas to confirm soils and groundwater characteristics, additional acid rock drainage tests, a second phase of socio-economic studies and a characterization of the small scale miners. The results of this additional work will be submitted during the second and third quarters of 2004 as addenda to the EIS. Receipt of permits is expected later in 2004. The EIS includes a Site Closure and Rehabilitation Plan and an Environmental Management Plan that meets Venezuelan and World Bank standards.

40,000 TONNE PER DAY FEASIBILITY STUDY

During the first quarter of 2004, SNCL completed a full feasibility study for Las Cristinas based on a 40,000 tonne per day, (tpd) processing rate. The initial (base case) feasibility study completed by SNCL in September 2003 contemplated a 20,000 tpd processing rate. The 40,000 tpd study demonstrates that the economics of the 20,000 tpd base case can be materially improved by constructing a larger scale operation. The 40,000 tpd study provides Crystallex with the flexibility to establish, either initially, or early in the project life a 40,000 tpd operation if there is sufficient financing appetite in the equity and/or bank markets. Crystallex is designing the 20,000 tpd operation to allow for an expansion to 40,000 tpd while minimizing expenses for alterations to the 20,000 tpd operation during the expansion.


Under the 40,000 tpd case, prove40,000pTPDable reserves, at a $325 per ounce gold price, are estimated at 11.1 20,000 TPD million ounces. Gold production averages almost 500,000 ounces per year over a twenty year mine life, and is about 550,000 ounces per year for the first five years. Average annual cash costs are $153 per ounce for the first five years and $193 per ounce over the project life. Using a $325 per ounce gold price, the unleveraged, pre-tax IRR is 16.8%. At $375 per ounce, the IRR climbs to 24.3%.

Key project highlights comparing the 20,000 tpd and 40,000 tpd operations are tabled below:

                           [table begins on next page]

-------------------------------------------------------------------------------------------------------------
                                                                     20,000 TPD             40,000 TPD
-------------------------------------------------------------------------------------------------------------
Reserves1 (at $325 per ounce)                                       246 million            297 million
                                                                tonnes @ 1.29 g/t        tonnes @ 1.17 g/t

                                                                10.2 million ounces     11.1 million ounces

Mine Life                                                             34 Years               21 Years
Strip Ratio                                                             1.34                   1.04
Metallurgical Recovery                                                    89%                    89%

Average Annual Production - Life of Mine                             266,000                490,000
Average Annual Production - First Five Years                         311,000                549,000

Average Cash Cost with Royalties - Life of Mine                         $197/oz                $193/oz
Average Cash Cost with Royalties - First Five Years                     $144/oz                $153/oz

Average Operating Cost - Life of Mine                                  $6.70/t ore            $5.97/t ore

Development Capital Cost                                            $243 million           $365 million
VAT Estimate                                                         $39 million            $59 million

Cumulative Free Cashflow @ $325 Gold                                $742 million           $745 million
Cumulative Free Cashflow @ $375 Gold                                $1.2 billion           $1.2 billion

IRR @ $325 Gold Pre-Tax                                                 13.8%                  16.8%
IRR @ $325 Gold After-Tax                                               10.5%                  12.1%

IRR @ $375 Gold Pre-Tax                                                 19.4%                  24.3%
IRR @ $375 Gold After-Tax                                               14.6%                  17.5%
-------------------------------------------------------------------------------------------------------------



1 Mineral reserve estimates in the Feasibility Studies have been estimated in accordance with the standards of the Canadian Institute of Mining, Metallurgy, and Petroleum as adopted by the Canadian Securities Regulators in National Instrument 43-101 and also meet SEC Industry Guide 7 reserve definitions.

FINANCING PLAN

Crystallex intends to finance the development of Las Cristinas with a combination of equity and project finance debt. Crystallex recently raised gross proceeds of C$115 million in a common share financing, with the majority of the proceeds budgeted for Las Cristinas. These proceeds, together with cash on hand, are sufficient to cover all required expenditures to advance project development into early 2005. To complete the financing for the development of Las Cristinas, Crystallex currently expects to issue equity or arrange other forms of financing later this year, or in early 2005, and expects to close a project finance debt agreement with a syndicate of commercial banks and possibly export credit agencies during 2005. Crystallex has engaged BNP Paribas ("BNPP") as a project finance advisor to assist in the arranging and structuring of project finance debt for the development of Las Cristinas.

The Albino Concession
---------------------

Company Interest and Authorizations

Crystallex controls 100% of the Albino concession. Crystallex is currently seeking the two permits required to conduct underground mining at Albino, namely the Land Use Permit and the Permit to Impact Renewable Natural Resources. A Land Use Permit was previously issued approving open pit mining at Albino; however, the permit needs to be revised to include underground exploitation as Crystallex's current plan is to develop a small, high grade underground mine beneath the surface of the existing open pit.

Property History

In late 1992, Crystallex become involved in the exploration and subsequent development of the Albino concession. Following an initial program of mapping, soil sampling, ground magnetometer and IP surveys, drilling began in 1993 to test for continuity of gold mineralization along the Conductora-Aguao 2 trend. Between 1993 and 1998, 268 holes were drilled totaling 30,164 metres. Open pit mining at Albino was initiated in 1994 and lasted through 1998. Approximately 41,000 ounces of gold were produced during this period.

Location and Access

The Albino concession is a 500-hectare concession located in southeast Venezuela in Bolivar State. The property is contiguous to the south and east of Las Cristinas 4 and 5. Albino is accessible by a four kilometre gravel road from the village of Las Claritas, just off Troncal 10, the main paved highway linking Puerto Ordaz to the Brazilian border. Rainfall is approximately 15 feet per year.

Royalty Payments

The Albino Concession is subject to a net smelter return royalty, payable to MEM, of 4% of the value of gold sold (based on the London Metal Exchange price) and 7% of the value of diamonds. MEM has, however, reduced the royalty for gold to 1% for the Albino Concession for an indefinite period, but there can be no assurance that such reduction will continue to apply.

MEM Option to Acquire 20% Interest of Albino Concession.

The Albino Concession requires Crystallex to sell to an entity that MEM designates, if MEM requests at any time during the life of the concession, a twenty percent (20%) interest in any company used to mine and develop the concessions. Crystallex believes that other Venezuelan concessions contain similar provisions but that MEM has not exercised its options to date. Crystallex may in the future acquire additional concessions in Venezuela that have similar provisions. Crystallex cannot determine at what price, if any, the designated entity would be required to pay for the shares representing this 20% interest or whether the MEM would even require such shares to be transferred to its designated entity.

Local Geological Setting

The Albino Concession is in an area of low relief and moderately dense tropical rainforest jungle. Actual outcrops of rock are rare. The rainy season is from May to October. The area rivers flood during the rainy season but the property is not affected by flooding.

The Albino Concession is underlain by supracrustal rocks of a lower Proterozoic greenstone belt. Due to intense tropical weathering that characterizes the region, the original bedrock has been saprolitized to depths of 30 meters to 60 meters below surface. Consequently, there is no hard rock outcrop on surface. Interpretations of the original protholith based on examination of drill core indicate that the main lithologic units underlying the property are porphyritic and fragmental pyroclastic rocks of andesitic to basaltic composition; fine grained, aphanitic to amygdaloidal mafic volcanics; porphyritic diorite, and late diabase dykes.

Alteration assemblages at the Albino Concession occur within northeast trending zones of shearing and quartz veining and include carbonate, chlorite, sericite, silica, tourmaline and pyrite.

Mineralized Zones

Mineralization at the Albino Concession is predominantly found in north-east trending shear zones and quartz veins located in the western portion of the concession.

The main mineralized system, known as the La Conductora - Aguao 2 shear, is a 2 meter to 15 meter wide ductile-brittle zone of mineralization which has been traced by drilling over a strike length of 750 meters and to vertical depths of 250 meters. The mineralized system is open at depth and to the southwest. The shear zone, which dips moderately to the northwest, is developed near the contact between supracrustal rocks and dioritic intrusives. Gold mineralization within the northern portion of the shear zone occurs within a pervasively silicified, pyritized and carbonatized mylonite zone, locally cut by quartz veins and quartz-carbonate veinlets. The southern two-thirds of the shear zone are characterized by the presence of thick auriferous quartz veins within envelopes of mineralized schist. The highest gold values within the La Conductora-Aguao shear correlate with quartz-albite veinlets and pyrite content.

The second most important mineralized system at Albino is a northeast trending shear known as the Medina 3 Zone. This zone consists of strongly foliated, pyrite-bearing schists with intercalations of quartz vein stringers and schists. The zone has been traced by trenching and drilling over a strike length of 500 meters.

Other mineralized zones at Albino include the Medina 1 Zone, the Salazar Zone, the Southern Extension of the Aguao shear, and a number of geochemical anomalies characterized by erratic gold values in quartz veins.

Ore Reserves

Ore reserves (proven and probable) estimated at December 31, 2003 using a $320 per ounce gold price are summarized below:

                        Ore Tonnes       Grade             Contained
                          (000's)        (g/t)             Gold (ozs)
           Proven          121           12.0                46,700
           Probable        149           12.1                57,700
                           ---           ----                ------
           Total           270           12.0               104,400

The Albino Proven and Probable underground mining reserves were calculated using a 5.9 gpt cutoff grade. The ore reserves were estimated in June 2003 by Mine Development Associates, an independent mine engineering company based in Reno, Nevada.

For purposes of determining reserves drill sections are spaced 25 meters apart, and the drill spacing within the sections is 25 meters.

Current Operations

A Feasibility Study, completed by MDA in 2001 demonstrated the viability of developing of a small, moderate to high grade underground gold mine at Albino. MDA also completed an updated reserve estimate for Albino in 2003, which estimated proven and probable reserves, calculated at a gold price of US$320 per ounce, of 270,000 tonnes of ore with an average grade of 12.04 grams/tonne, containing approximately 104,000 ounces of gold.

Crystallex plans to start development of an underground mine at Albino during 2004. Dewatering of the existing open pit has started and Crystallex anticipates receiving the required permits for ramp development during the second quarter of the year. Until the Las Cristinas mill is operating, ore from the Albino mine will be trucked about 250 kilometres to the Revemin mill for processing. The mine is forecast to produce between 15,000 and 20,000 ounces of gold per year for approximately five years based on current reserves, at an average cash cost of about US$175 per ounce. Assuming receipt of required permits, initial gold production should commence in early 2005. Capital expenditures required to reach production are estimated at approximately US$3.2 million and total capital over the life of the mine is estimated at approximately US$7 million.

Bolivar Goldfields Properties - The Tomi Mining Concession and Revemin Mill
---------------------------------------------------------------------------

The 500 hectare Tomi concession and the Revemin mill are the principal assets of Minera Bonanza S.A. Minera Bonanza is a wholly owned indirect subsidiary of Crystallex, acquired on July 27, 2000 from Bolivar Goldfields Ltd. Crystallex's acquisition of Minera Bonanza also included 44,438 hectares of exploration land.

         The Tomi Mining Concession
         --------------------------

Location and Access

Crystallex owns 100% of the Tomi concession, which is located in Bolivar State, 16 kilometres northeast of El Callao. The concession is accessed by a 6 km gravel road branching off the interstate highway linking Puerto Ordaz, the main commercial center of Bolivar State, to the Brazilian border.

Property History

Modern exploration on the property only began in 1993 when Bolivar Goldfields Ltd completed the acquisition of the Tomi concession and adjoining Belen and Dividival I and II concessions

The initial exploration work by Bolivar Goldfields consisted of a 100 m x 100 m soil sampling program and an airborne geophysical survey (magnetics and radiometrics). The soil sampling program led to the definition of a strong anomaly, 1,600 m long and 700 m wide, which was subsequently investigated by 9,000 metres of mechanized trenching and 8451 metres of reverse circulation and diamond drilling in 78 holes. Most of the drilling was carried out in 1994 and 1995. The exploration work culminated in a feasibility study by Kilborn Inc. of Toronto, Canada in 1996.

There are four adjoining deposits on the concession, namely Charlie Richards, Mackenzie, Milagrito and Fosforito. Mining commenced in 1998 at the Mackenzie open pit, and subsequent to Crystallex's purchase of the concession in August 2000, mining has also been conducted in the Charlie Richards and Milagrito open pits. In 2001, Crystallex completed a 4,456 metre diamond drill program and Feasibility Study (completed by Mine Development Associates) which supported the development of an underground mine below the Charlie Richards pit. Over the course of 2002 and the first half of 2003, a small, high grade underground mine was developed and gold production commenced in the second half of 2003. Crystallex is currently mining the Mackenzie and Milagrito open pits and the Charlie Richards underground mine. Ore from the Tomi concession is trucked approximately twenty one kilometres to Crystallex's Revemin mill for processing.

Geology and Mineralization

The Tomi concession is located in the Lower Proterozoic El Callao greenstone belt, a succession of mafic (ultramafic) volcanic piles overlain by intermediate to felsic volcanics, volcaniclastics and sediments. The main rock types at Tomi are deformed volcaniclastic rocks and gabbroic sills.

Gold mineralization on the property is essentially confined to zones of intense folding and shearing within the gabbroic sills. At MacKenzie, Charlie Richards and Milagrito gold mineralization consists of quartz-veined, silicified, carbonatized and pyritized zones occurring along the hinges and limbs of antiforms plunging 45(Degree) to the east. At Fosforito, gold mineralization occurs along an easterly dipping shear zone.

Ore Reserves

Ore Reserves (Probable) estimated at December 31, 2003 using a gold price of $320 per ounce for the underground reserves and $325 per ounce for the open pit reserves are summarized below:

                         Ore Tonnes        Grade      Contained
                           (000's)         (g/T)      Gold (ozs)
        Tomi Open Pits      300             4.6         43,900
        Tomi Underground    140            15.2         68,400

         (Charlie Richards)

The ore reserves for the underground portion of the Charlie Richards deposit were calculated by Mine Development Associates using a a cutoff grade of 5.0 g/t Au. The ore reserves for the open pits were estimated using a cutoff of 1.8 g/t Au. For the open pit reserves, the data and model were verified by Dr. Luca Riccio, P. Geo., Consulting Geologist to Crystallex and the pit optimization was undertaken by Scott Hardy, P. Eng., Mine Development Associates.

For purposes of determining reserves drill sections are spaced 25 meters apart, and the drill spacing within the sections is 25 meters.

Current Operations


-------------------------------------------------------------------------------
100% Basis                                 2003         2002         2001
-------------------------------------------------------------------------------
TOMI OPEN PITS (100% CRYSTALLEX)
Tonnes Ore Mined                          268,169      25,644      120,876
Tonnes Waste Mined                        919,137       2,908      479,614
Tonnes Ore Processed                      247,644      27,998      122,000
Average Grade of Ore Processed (g/t)         3.48        3.01         3.10
Recovery Rate (%)                              88%         87%          92%
-------------------------------------------------------------------------------
Production (ounces)                        24,360       2,347       11,132
TOMI UNDERGROUND (100% CRYSTALLEX)
Tonnes Ore Mined                           12,698           0            0
Tonnes Ore Processed                       11,070           0            0
Average Grade of Ore Processed (g/t)         8.31           0            0
Recovery Rate (%)                             93%           0            0
-------------------------------------------------------------------------------
Production (ounces)                         2,753           0            0
-------------------------------------------------------------------------------


Gold production from the Tomi concession was 27,113 ounces in 2003, representing 77% of Crystallex's Venezuelan gold production. At the end of the third quarter, mining of ore was temporarily suspended at the La Victoria mine and shifted entirely to the Tomi concession. As compared with La Victoria, the Tomi ore is higher grade and better gold recoveries are achieved as the Tomi ore does not have the refractory characteristics of the La Victoria ore. During 2003, gold recovery at Revemin from processing Tomi open pit ore averaged 88%, as compared with 68% recovery for La Victoria.

The Tomi deposits are forecast to account for almost all of Crystallex's gold production in 2004. Mining will be conducted at the Milagrito and Mackenzie open pits and the Charlie Richards underground mine. Reserves at Milagrito are expected to be depleted during 2004 and at Mackenzie in early 2005. However, Crystallex has completed a drilling program at the Fosforito deposit and is presently analyzing results. It is Crystallex's belief that the addition of reserves at Fosforito could extend the life of the Tomi open pits into late 2005.

Production at the Charlie Richards underground mine is gradually increasing as recent capital funding provided for new equipment required for optimal development and production. It is expected that the mine will reach design levels of about 200 tonnes of ore per day by the third quarter of 2004. Annual gold production from the underground mine is forecast to range between 10,000 and 17,000 ounces per year for approximately four years based upon current reserves of approximately 68,000 ounces of gold. Cash production costs are forecast to average US$175 per ounce. The Charlie Richards orebody is open at depth and Crystallex expects that underground reserves will continue to be extended over the years as mine development provides on-going access for deeper reserve drilling.

Crystallex has forecast capital expenditures of approximately US$2.0 million for the Tomi concession during 2004.

         Revemin Mill
         ------------

The Revemin mill is a conventional CIL facility capable of treating 1,350 metric tons of ore per day. The Revemin mill processes ore from the La Victoria and Tomi mines as well as ore purchased from independent miners on nearby concessions.

Revemin Mill Production

-------------------------------------------------------------------------------
100% Basis                                2003           2002           2001
-------------------------------------------------------------------------------
REVEMIN MILL
La Victoria Ore Processed (tonnes)       89,025        326,572        297,000
Tomi Open Pit Ore Processed (tonnes)    247,644         27,998        122,000
Tomi Underground Ore Processed           11,070              0              0
(tonnes)
Purchased Ore Processed (tonnes)         22,537         12,339         19,000
-------------------------------------------------------------------------------
TOTAL ORE PROCESSED (TONNES)            370,276        366,909        438,000
HEAD GRADE OF ORE PROCESSED (G/T)          3.51            3.0            3.4
TOTAL RECOVERY RATE (%)                      84%            79%            90%
TOTAL GOLD RECOVERED (OUNCES)            35,244         27,791         42,690
-------------------------------------------------------------------------------
VENEZUELA - COSTS (US$/OUNCE)1
-------------------------------------------------------------------------------
TOTAL CASH COST PER OUNCE SOLD             $378           $346           $178
COST PER TONNE OF  ORE PROCESSED          $9.91         $10.50          $9.08
-------------------------------------------------------------------------------


1 Ore from Tomi, La Victoria and purchased material is processed at Crystallex's Revemin mill.

El Callao Properties - The Lo Increible Deposits
------------------------------------------------

The Lo Increible gold property is located adjacent to Crystallex's Revemin mill in El Callao. The project consists of two adjacent claims aggregating 9,704 hectares. Six deposits have been identified on the property, the largest of which is the La Victoria deposit. Crystallex acquired the project through a take-over bid for all of the shares of El Callao Mining Corporation and the purchase from Bema Gold Corp. of both US$16 million of debt that El Callao Mining owed to Bema Gold and Bema Gold's royalty on the project's cash flow. Crystallex indirectly owns 51% of the Lo Increible project and the right to increase its ownership to 70%, and the remaining 49% ownership is currently controlled by Venezuelan partners unrelated to Crystallex. Crystallex and its Venezuelan partners have agreed that the net income from the Lo Increible Project is applied to the reduction of debt owing to Crystallex in amounts ranging from 50% to 75% of such net income.

Location, Access, Infrastructure

The properties are located three kilometers north of El Callao and 15 km south of Guasipati. Access to the claims is via the paved interstate highway and a number of subsidiary gravel roads. The project area lies partly in savannah and partly in low tropical rain forest at elevations in the 150 m to 225 m range.

Property History

The Lo Increible gold belt has been partially exposed by some 86 hardrock gold workings spread along the belt. None of these workings are more than 25 metres deep. Despite the El Callao district's production history and Lo Increible's extensive surface workings, little modern exploration had taken place until the El Callao Mining Corp. began working on the district in late 1993. El Callao's work initially included regional-scale mapping, airborne magnetic and radiometric surveys, soil and rock sampling, extensive mechanized trenching, and detailed sampling in selected areas. Areas of interest were evaluated by 10,413 metres of reverse circulation drilling in 1994. This RC program led to the definition of priority targets that were subsequently tested by diamond drilling.

In 1997, El Callao Mining commissioned MRDI, an independent engineering firm based in San Mateo, California, to conduct a mineral deposit estimate of the Lo Increible deposits based on a data base of 49,377 meters of drilling in 302 holes. The mineral deposit estimate was completed in 1998 and subsequently revised in 2000 based on the information provided by 19 additional holes totaling 1,925 meters.

In addition to the mineral deposit defined by this drilling, El Callao's work led to the identification of several mineralized zones with potential for open pittable mineralization.

In late 2001, Crystallex completed 2,893 meters of diamond drilling in 36 holes at La Victoria. The drilling was primarily aimed at upgrading the reserves within the central portion of the La Victoria deposit. The results confirmed the continuity of mineralization throughout the entire mineralized panel. They also indicated the presence of a thick, high grade ore shoot defined by broad mineralized intervals in holes LV01-003 (20.50 meters of 14.10 g/t Au) and LV01-13 (17.20 meters of 4.41 g/t Au followed by 33.10 meters of 8.07 g/t Au).

Crystallex is currently undertaking a 7,500 meter drill program. A new reserve estimate and mine plan is expected to be completed upon completion of the drill program and the Bio-oxidation pilot plant program. (See Item 4D, "Property, Plants and Equipment, Las Cristinas 4, 5, 6 and 7 - Current Operations La Victoria.")

Geology and mineralization

The Lo Increible project is located in the heart of the El Callao Greenstone belt gold producing region of Venezuela. The greenstone sequence consists of a volcano-sedimentary pile of Lower Proterozoic age comprised of a basal unit of basaltic rocks, a middle unit of intermediate to felsic volcanics, and an upper unit of clastic sediments. The main feature of the Lo Increible project is a major NNE to NE trending shear system which extends over a distance of 15 km and contain numerous historical gold workings.

Gold mineralization within the Lo Increible belt is associated to shear-vein systems characterized by intense hydraulic brecciation, silica flooding, carbonate-sericite alteration and sulphidation (pyrite and subordinate arsenopyrite). Exploration work by EMC has led to the definition of six separate deposits known as La Victoria, La Cruz ("LC"), El Tapon ("T"), Sofia ("S"), La Loca ("LL") and El Extranjero ("E").

La Victoria is the largest deposit identified to date on the property. It consists of several stacked mineralized zones that dip 35(Degree) to the east and have been traced for 750 metres along strike. The main zone of mineralization ("Main Zone") has an average true thickness of 20 metres and is characterized by a pinch-and-swell distribution of gold mineralization. La Cruz deposit consists of subparallel shear-hosted mineralized bodies dipping 60(Degree) to the southeast. The best developed zone within this deposit is 3 m to 25 m thick and has been traced for 600 m along strike. El Tapon and La Sofia are rod-like deposits with average thicknesses of 9 m to 12m. They have been traced 200 m to 250 m down-plunge. The La Loca deposit is a shallow dipping (35(Degree)), 5 m to 10 m thick mineralized zone with a known strike length of 100 m. The El Extranjero deposit comprises two steeply dipping mineralized zones ranging in thickness from 2 m to 20 m. To date the deposit has been traced over 250 m along strike and 120 m down dip.

Ore Reserves (La Victoria Deposit)

Ore reserves (probable) at La Victoria estimated at December 31, 2003, using a gold price of $325 per ounce, are summarized below:


                          Ore Tonnes        Grade         Contained
                           (000's)          (g/T)        Gold (ozs)
         La Victoria        1,215            5.2           202,600

For the La Victoria open pit reserve estimate, the data and model were verified by Dr. Luca Riccio, P. Geo., Consulting Geologist to Crystallex and the pit optimization was undertaken by Scott Hardy, P. Eng., Mine Development Associates. The La Victoria reserves were calculated using a cut off grade of
2.1 g/t.

Mineralized material at the five other Lo Increible deposits (LC, T, S, LL, E) do not qualify as reserves for United States reporting purposes, under SEC Industry Guide 7.

For purposes of determining reserves for La Victoria, drill sections are spaced 25 to 50 meters apart, and the drill spacing within the sections is in the range of 25 to 50 meters.

Current Operations La Victoria

-------------------------------------------------------------------------------
100% Basis                                2003         2002           2001
-------------------------------------------------------------------------------
LA VICTORIA (51% CRYSTALLEX)(1),(2)
Tonnes Ore Mined2                        86,078       333,857       260,098
Tonnes Waste Mined                      461,163       937,949       613,210
Tonnes Ore Processed                     89,025       326,572       297,000
Average Grade of Ore Processed             2.84           2.8           3.1
(g/t)
Recovery Rate (%)                            68%           76%           90%
-------------------------------------------------------------------------------
Production (ounces)                       5,564        22,548        26,504
-------------------------------------------------------------------------------
1 Crystallex owns 80% of El Callao Mining Corp, which in turn has an indirect 51% equity interest in La Victoria through the Venezuelan holding company, Osmin Holdings Limited. However, Crystallex has an 87.5% share of the distributable cashflow from Osmin until the first US$4.0 million of debt owing from Osmin is repaid. Thereafter, Crystallex has a 75% share of the cashflow until the total debt from Osmin due indirectly to Crystallex (approximately $30.6 million at December 31, 2003) is fully repaid and a 51% share thereafter. Presently, there is no distributable cashflow, and Crystallex reports all production and reserves for its account.
2 Crystallex commenced mining at La Victoria in April 2001.

La Victoria is the largest of six deposits on the Lo Increible property located in southeastern Venezuela in the historic El Callao gold district. The property is located three kilometres north of the town of El Callao in Bolivar State. Crystallex acquired its 51% interest in Lo Increible in 2001 and commenced open pit mining at La Victoria in April of that year.

During the second quarter of 2002, with the transition from mining saprolite ore to sulphide ore, gold recoveries declined from over 90% to about 75%. Mining and processing of ore continued for the first three quarters of 2003, however recoveries averaged only 68% for the first nine months of 2003 and just 54% for the third quarter.

Initial metallurgical testwork on the La Victoria sulphide ore deposit demonstrated that the content of refractory ore was higher than originally estimated, and as a consequence a significant portion of the sulphide ore cannot be economically processed using the conventional cyanide gold extraction process at the Revemin mill. The gold in the La Victoria ore is encapsulated in sulphide minerals which prevent sufficient quantities of gold from being exposed to cyanide, and thus results in low gold recovery. Bench scale testwork at SGS Lakefield Research indicated that the ore at La Victoria is very amenable to Bio-Oxidation (BIOX), a pre-treatment step that breaks down the sulphide minerals through accelerating the oxidation process, thereby exposing the gold for subsequent removal by cyanide leaching.

Crystallex is currently evaluating the viability of constructing and operating a Bio-Oxidation plant at the Revemin mill. Fully evaluating the property's economic viability requires a drilling program to be conducted to assess the size and grade of the La Victoria ore deposit and pilot plant testing of the Bio-Oxidation process. The drill program started in late March 2004. In addition, a bulk ore sample has been shipped to South Africa for BIOX pilot plant testing. Results should be available to undertake a comprehensive economic evaluation in the third quarter. Mining of ore was stopped in the last quarter of 2003, but waste stripping continues at a reduced rate. Full production will restart if a decision is made to proceed with the installation of a Bio-Oxidation plant. Crystallex has budgeted US$1.1 million for the drill program and pilot plant testing in 2004.

At year end 2003, Crystallex completed an economic valuation for La Victoria including capital and operating cost estimates for a Bio-Oxidation plant. It was determined that the current asset value was materially less than the net book value due to the limited reserves that exist at this point in time, (the drill program referred to above is now underway to determine the full extent of La Victoria's reserve potential). Accordingly, Crystallex wrote-down the carrying value of La Victoria by C$18.8 million, reducing the carrying value to zero. As noted, a further property assessment will be conducted when an updated reserve estimate and Bio-Oxidation pilot plant results are available. Based on the positive bench scale Bio-Oxidation testwork and current geological interpretation, Crystallex believes La Victoria will be restored as a viable operation through the Bio-Oxidation process and a successful outcome of the reserve drilling program.

Mineiro Concessions
-------------------

Crystallex has not performed any mining activities on the Mineiro concession in Brazil.

The Santa Elena, Carabobo and San Miguel Concessions
----------------------------------------------------

Crystallex has not conducted any exploration work on these properties for the past ten years. At year-end 2003, Crystallex wrotedown the entire carrying value of these properties.

Knob Hill Property and Other Properties
---------------------------------------

Crystallex has not performed any mining activities on other properties, such as the Knob Hill concession in Canada. Crystallex has written down the carrying value of these properties to zero.

                  OPERATING AND FINANCIAL REVIEW AND PROSPECTS

This discussion of Crystallex's financial condition and results of the operations should be read in conjunction with the 2003 audited consolidated financial statements and the related notes. Crystallex prepares and files its consolidated financial statements and Management's Discussion and Analysis ("MD&A") in Canadian dollars (unless otherwise stated) and in accordance with Canadian generally accepted accounting principles ("GAAP").

A.       FINANCIAL OVERVIEW

These consolidated financial statements have been reconciled to US GAAP as discussed in Note 17 to the consolidated financial statements contained in this prospectus.

2003 HIGHLIGHTS

    o Positive Feasibility Study for the Las Cristinas gold project completed by SNCL.

    o Strengthened senior management with the hiring of Todd Bruce as President and Chief Executive Officer and Ken Thomas as Chief Operating Officer. Closed the Vancouver office and consolidated Crystallex's management and administrative operations at its new Toronto head office.

    o Received bids by year end for EPCM services for the development of Las Cristinas.

    o Reserves at December 31, 2003, of 10.6 million ounces of gold, including 10.2 million ounces at Las Cristinas.

    o Common share and special warrant financings in August and September 2003 raised gross proceeds of US$38.2 million. Cash at December 31, 2003, of $33.9 million.

    o Policy to become hedge free. Reduced gold contracts in 2003 by 25%, or 122,000 ounces. In 2004, plan to buy back additional contracts in an amount at least equivalent to gold production for the year.

    o Sold the San Gregorio mining interests and related assets in Uruguay. This reduced gold hedging or option contracts by 16,060 ounces in 2003 and 21,540 ounces in 2004, for a total reduction of approximately 37,600 ounces.

    o Net loss for the year of $82.1 million, or ($0.70) per share, inclusive of a non-hedge derivative loss of $21.7 million, or ($0.18) per share and a non-cash write-down of mineral properties of $23.0 million, or ($0.20) per share.


SUBSEQUENT TO YEAR-END

    o In January and February, further strengthened management by recruiting three senior project development executives: Ron Colquhoun as Vice President Technical Services; Barney Burke as Corporate Manager, Projects; and John Binns as Vice President Environment.

    o On March 8, received approval of the Las Cristinas Feasibility Study from the CVG.

    o On March 25, awarded an EPCM contract to SNCL to provide services for the construction of Las Cristinas. The EPCM schedule is approximately twenty-four months. Detailed engineering has commenced.

    o Closed a common share financing of 28.75 million common shares at $4.00 per share for gross proceeds of $115 million. Net proceeds received of US$71.7 million will be used to fund the development of Las Cristinas.

    o On April 15, submitted the Environmental Impact Study (EIS) for Las Cristinas to the CVG and the Ministry of the Environment and Natural Resources (MARN). Receipt of all required permits to start construction of Las Cristinas is expected later in 2004.

OVERVIEW

Crystallex recorded a number of significant achievements during 2003 and continues to make considerable progress in early 2004. A positive Feasibility Study, which was completed for the Las Cristinas project in September 2003, was approved by the CVG on March 8, 2004. The study confirmed the economic and technical viability of Las Cristinas using conventional open pit mining and carbon-in-leach (CIL) gold processing. Also during 2003, Requests for Proposals
(RFPs) were prepared and issued to engineering firms to bid for EPCM services related to the construction of Las Cristinas. After a thorough evaluation process, SNCL was appointed on March 25, 2004 as the EPCM contractor for the Las Cristinas project. The project schedule, from detailed engineering through commissioning of the plant, is estimated to be approximately twenty-four months.

The EIS for Las Cristinas was recently revised in conjunction with the CVG. The permitting process was initiated with the submission of the final EIS to the CVG and the MARN on April 15, 2004. Crystallex is aiming to obtain interim approval during the summer to begin site preparation work and hopes to receive the final environmental and mining permits necessary to begin construction activities during the fourth quarter of 2004.

Crystallex has met all the required social commitments in the Las Cristinas Mining Operating Agreement (MOA) with the CVG. Local infrastructure projects, including building thirty new houses, installing new sewerage and water treatment facilities and road upgrading have been completed. Crystallex is also upgrading a medical clinic and providing medicine on a monthly basis. As required under the MOA, Crystallex has employed 125 local residents at the project and is providing ongoing job training programs.

Crystallex started an infill drill program at Las Cristinas during the first quarter of 2004 which is expected to add to reserves.

In the third quarter of 2003, Crystallex sold its San Gregorio mine in Uruguay to Uruguay Mineral Explorations Inc. (UME). The transaction was very positive for Crystallex, as UME assumed all obligations and liabilities, including closure and environmental obligations, as well as funding the closing of the San Gregorio gold forward sale position of 37,640 ounces. UME will also pay Crystallex sale proceeds of US$2.0 million during 2004.

The sale of the San Gregorio assets advanced Crystallex's objective of reducing its gold hedge book. During 2003, Crystallex reduced its forward sales and call options sold by 122,000 ounces. This was accomplished through the San Gregorio sale, a buyback of 25,000 ounces of forward sales contracts and by delivering gold production into forward contracts. Crystallex had approximately 350,000 ounces of forward sales and call options sold at the end of 2003 at an average price of US$304 per ounce. During 2004, Crystallex intends to close additional contracts through financial settlements.

By the end of the third quarter 2003, Crystallex had considerably improved its cash position. Gross proceeds of US$38.2 million were raised in two special warrant financings in August and September. A portion of the proceeds were used for immediate capital investments at our existing Tomi mines and Revemin mill and quickly contributed to the improved operating performance during the fourth quarter of the year. Gold production of 15,200 ounces in the fourth quarter accounted for 43% of total gold production of approximately 35,200 ounces from the Venezuelan operations in 2003. In 2004, Crystallex expects to produce about 50,000 ounces of gold.

Crystallex's cash position was further strengthened with the $115 million common share financing subsequent to year-end. These proceeds will allow Crystallex to advance with engineering, equipment purchasing and start development of Las Cristinas during 2004. The total financing requirement for Las Cristinas is estimated at approximately US$340 million, including US$39 million of refundable VAT, a cost overrun requirement to support our guarantee of a planned project debt financing, interest during the construction period and various financing fees. Currently, Crystallex expects to finance the construction of Las Cristinas with a combination of equity and project debt.

            [text continues on next page]

FINANCIAL RESULTS OVERVIEW


-------------------------------------------------------------------------------------------------------------
                                                        2003                  2002                2001
-------------------------------------------------------------------------------------------------------------
OPERATING STATISTICS
Venezuela Gold Production                               35,244               27,791              42,690
Uruguay Gold Production1                                41,729               66,832              66,957
Total Gold Production (ounces)                          76,973               94,623             109,647
Total Cash Cost Per Ounce Sold (2),(3)                  US$378               US$346              US$178
Average Realized Price Per Ounce (3)                    US$363               US$310              US$242
Average Spot Gold Price Per Ounce                       US$363               US$310              US$271

FINANCIAL STATISTICS (C$ THOUSANDS)
Revenues (3)                                           $15,567              $13,318             $16,006
Cash Flow from Operating Activities (3),(4)           ($34,308)             ($4,549)             $4,318
Net Loss                                              ($82,054)            ($56,460)           ($42,552)
Net Loss per Basic Share                                ($0.70)              ($0.67)             ($0.62)
Weighted Average Number of Common
Shares Outstanding                                 118,309,198           84,441,287          69,117,738
-------------------------------------------------------------------------------------------------------------


1 Includes nine months production from San Gregorio in 2003. On the Financial Statements, San Gregorio is accounted for as a Discontinued Operation.
2 This is a non-GAAP measure. For an explanation of Total Cash Costs refer to the section of Non-GAAP measures.
3 From continuing operations only (excludes San Gregorio).
4 Includes Working Capital changes, before capital expenditures.

During 2003, Crystallex incurred a net loss of $82.1 million, or $0.70 per share as compared with a net loss of $56.5 million, or $0.67 per share in 2002. The larger net loss in 2003 was primarily attributable to a non-cash charge of $23.0 million for a write-down of mineral properties (of which $18.8 million relates to the La Victoria property), an increase in general and administrative expenses from $9.0 million to $22.4 million, and a foreign exchange loss of $4.5 million. The foreign exchange loss was due to the impact of the weakening of the U.S. dollar on Crystallex's Canadian dollar obligations. These items were partially offset by a reduction in the non-hedge derivative loss to $21.7 million in 2003 as compared with a $34.8 million loss in 2002.

Revenue on our Statement of Operations represents revenue from the Venezuelan operations only, as San Gregorio is accounted for as a Discontinued Operation. Revenue in 2003 was $15.6 million, as compared with $13.3 million in 2002. The increase in revenue is attributable to selling more ounces of gold in Venezuela at a higher average realized price. Gold sales in 2003 were 30,632 ounces at an average realized price of US$363 per ounce, as compared with 28,088 ounces in 2002 at an average realized price of US$310 per ounce.

Operating cash flow from continuing operations, before capital expenditures, was a utilization of $34.3 million in 2003, as compared with a utilization of $4.5 million in 2002. Higher general and administrative expenses, cash used to reduce the gold hedge book and a greater use of cash related to working capital changes were the main reasons for a larger operating cash flow deficit in 2003.

Financing activities increased during 2003. Crystallex raised approximately $75 million during the year, primarily with special warrant financings. The financings in 2003 and the April 2004 common share financing for gross proceeds of $115 million have considerably improved Crystallex's liquidity.

INCOME STATEMENT

PRODUCTION AND GOLD SALES REVENUE

================================================================================
                                              2003              2002
--------------------------------------------------------------------------------
GOLD PRODUCTION (OUNCES)
     San Gregorio (1)                        41,729            66,832
     La Victoria                              5,564            22,548
     Tomi Open Pit                           24,360             2,347
     Tomi Underground                         2,753                 0
     Purchased Material                       2,567             2,896
TOTAL                                        76,973            94,623
--------------------------------------------------------------------------------

TOTAL CASH COSTS (US$/OUNCE)
     San Gregorio                              $276              $237
     Venezuela                                 $378              $346
COMPANY AVERAGE                                $323              $269
================================================================================


1 Figures are for the nine months of 2003 that Crystallex owned San Gregorio.
2 Ore from Tomi, La Victoria and Purchased material is processed at Crystallex's Revemin mill.

In 2003, Crystallex produced almost 77,000 ounces of gold, about 18,000 ounces less than the 95,000 ounces produced in 2002. The decrease was due to selling the San Gregorio mine at the end of the third quarter of 2003, although this was partially offset by higher gold production in Venezuela. Gold production in Venezuela was approximately 35,000 ounces in 2003, a 25% increase over the 28,000 ounces produced in 2002. There was a considerable improvement in operating performance during the final quarter of 2003, with gold production reaching 15,200 ounces, as compared with 4,300 ounces in the first quarter. This was attributable primarily to increasing mill throughput resulting from capital investments in equipment and spare parts, as well as from higher ore grades and gold recoveries. The Revemin mill operated at 98% of its 1,350 tonne per day capacity during the fourth quarter of 2003, up from only 55% in the first quarter of the year. Gold recovery, which averaged 84% for the year, was 92% in the fourth quarter. The grade of ore processed at the Revemin mill during the fourth quarter averaged 4.2 grams per tonne, as compared with 3.5 grams per tonne for the full year and 3.0 grams per tonne in 2002.

TOMI

Tomi was Crystallex's main producing concession in 2003, accounting for about 77% of Venezuelan production. Tomi produced 27,113 ounces in 2003, of which 24,360 ounces were from the Milagrito and Mackenzie open pit mines and the balance of 2,753 ounces were from the new Charlie Richards underground mine.

Almost all of Crystallex's forecast gold production of 50,000 ounces in 2004 will come from the Tomi concession. Mining will be conducted at the Milagrito and Mackenzie open pits and the Charlie Richards underground mine. The open pit reserves at Tomi are forecast to be depleted during 2005.

Production at the Charlie Richards underground mine is expected to reach design levels of about 200 tonnes of ore per day by the third quarter of 2004. At full operation, annual gold production from the underground mine is forecast to range between 10,000 and 17,000 ounces per year for approximately four years at current estimated reserves of 68,000 ounces of gold. Total cash costs are forecast to average US$175 per ounce.

Crystallex has forecast capital expenditures of approximately US$2.0 million for the Tomi concession during 2004.

LA VICTORIA

The La Victoria deposit contains a significant quantity of sulphide refractory ore, which results in low gold recoveries when processed at the Revemin mill, which is a conventional cyanide-in-leach plant. The recovery of gold from La Victoria ore averaged only 54% during the third quarter of 2003 and 68% for the first nine months of the year. As a consequence, the production of ore has been suspended at La Victoria while Crystallex assesses the viability of treating the refractory ore in a Bio-Oxidation circuit prior to cyanide leaching. Crystallex is currently conducting a Bio-Oxidation pilot plant test on a twenty tonne sample of ore from La Victoria. Due to a lack of capital in the past, data from previous drilling is insufficient to accurately confirm the full extent of La Victoria's reserve potential. Consequently, an infill drill program is underway to better determine the size and grade of the deposit. Production will resume at La Victoria if the Bio-Oxidation process is technically viable and the project generates an acceptable economic return. A decision will likely be made in the third quarter of 2004.

Crystallex wrote-down its entire $18.8 million carrying value of La Victoria in accordance with Canadian Generally Accepted Accounting Principles (GAAP). Nevertheless, based on positive preliminary Bio-Oxidation testwork and geological interpretations, Crystallex is optimistic that La Victoria can be restored to economic viability.

GOLD SALES

The Mining Revenue line on the Statement of Operations of Crystallex only includes gold sales from our Venezuelan mines, as the San Gregorio mine in Uruguay was sold at the end of the third quarter of 2003 and is accounted for as a Discontinued Operation. Gold sales were 30,362 ounces in 2003 from operations in Venezuela. This is less than production of 35,244 ounces as approximately 4,900 ounces of gold produced in December 2003 were not sold until after year-end. Including gold sales from San Gregorio of 39,562 ounces, total gold sales for the year were 70,194 ounces.

Spot gold prices averaged US$363 per ounce in 2003, up from US$310 in 2002. In Venezuela, all our gold is sold to the Central Bank and Crystallex receives the prevailing spot gold price. During 2003, we received an average price of US$363 per ounce for our Venezuelan gold sales. This generated revenue on our Statement of Operations of $15.6 million during 2003.

Most of the gold sales from Uruguay were delivered against forward sales positions and Crystallex realized an average price of US$297 per ounce on gold sales from Uruguay.

In 2004, Crystallex expects to continue to sell all gold production to the Venezuelan Central Bank and realize the spot price of gold on these sales. Gold sales proceeds are received in local currency and will be utilized to fund ongoing operations and capital projects in Venezuela.

OPERATING EXPENSES

Crystallex's total cash costs of production include mining, processing, mine administration, royalties and production taxes and excludes corporate general and administrative expenses, depreciation and depletion, financing costs, capital costs, exploration and reclamation accruals.

Crystallex's cost of sales for 2003 were $16.2 million as compared with $15.2 million in 2002, as more ounces of gold were produced and sold in 2003 than in 2002. Gold sales from continuing operations were 30,632 ounces in 2003, as compared with 28,088 ounces in 2002. The total cash costs per ounce of gold sold from Venezuela was US$378 per ounce in 2003, however when gold production from discontinued operations (Uruguay) is included, Crystallex's total cash costs were US$323 per ounce. Operating costs in Venezuela were high during the first nine months of 2003, particularly in the first quarter when they averaged US$460 per ounce. The high costs were primarily a result of low gold recoveries at La Victoria. Gold production improved materially by year end as mining was entirely conducted at the Tomi concession, which is higher grade and yields higher gold recoveries than experienced at La Victoria.

GENERAL AND ADMINISTRATIVE EXPENSES

General and Administrative (G&A) expenses totalled $22.4 million during 2003, as compared with about $9.0 million in 2002. Compensation, including salaries and bonuses, comprised the largest component of G&A during 2003, at about $7.4 million. Other significant G&A expense categories included legal and audit fees of $3.8 million, advisory and consulting fees of about $3.0 million, Caracas office G&A of $2.0 million and insurance of $1.3 million.

G&A expenses in 2003 were approximately $13.4 million higher than in 2002. During the year Crystallex incurred unusual and one-time expenses in respect of: special one-time bonus payments to officers and directors related to the consummation of the Las Cristinas mining agreement; bonus and success fees paid to various Venezuelan litigation and other legal counsels; professional fees related to responding and satisfying questions raised during an ongoing regulatory review; successful completion of several financings and office closures with related consolidation costs. At least $5 million of such costs represent one-time expenditures. In addition, Crystallex has significantly added to its senior staff in contemplation of the commencement of the financing and construction of the Las Cristinas project, further increasing G&A expenditures.

The largest component of the $13.4 million increase was bonus payments, which were $2.9 million higher in 2003 as compared with 2002. Included in the $2.9 million increase are $1.3 million of special bonuses paid in September 2003 to management and directors of Crystallex and $1.1 million of success fees paid to Crystallex's Venezuelan legal counsel, all as one-time payments specifically in recognition of their commitment of time and effort on behalf of

Crystallex, over several years, in successfully consummating the Las Cristinas mining operation agreement. The payments were approved by an independent compensation committee of the Board of Directors.

Advisory fees accounted for $2.3 million of the increase of G&A expenditures in 2003 as compared with 2002. The two principal advisory fees were related to the engagement of an investment bank to provide corporate advisory services and for the engagement of a project finance debt advisor for Las Cristinas. Other G&A areas that had material increases during 2003 included legal and audit fees, which increased by $2.1 million and insurance which increased by $1.1 million.

FORWARD SALES AND WRITTEN CALL OPTIONS

Crystallex has adopted a policy to become hedge free as we hold the view that the market ascribes a discount to derivatives. Crystallex plans to eliminate its existing economic derivative commitments, which consist of call options sold and forward sales contracts. This will be accomplished by repurchasing forward sales and call option contracts at opportune times. To facilitate this approach, Crystallex plans to negotiate with its counterparties to move certain commitments to future periods.

Crystallex made considerable progress during 2003 in reducing the number of hedged ounces of gold. Commitments under forward sales and call options were reduced from 471,872 ounces to 350,025 ounces, a reduction of almost 122,000 ounces. This was mainly accomplished by delivering gold production into forward sales positions, buying back 25,000 ounces of forward sales (at a net cost of approximately US$74 per ounce or US$1.84 million) and by retiring 37,640 ounces of forward sales as part of the sale of the San Gregorio mine. At year-end, Crystallex's contracted ounces represented just 3% of our reserves.

As tabled below, at December 31, 2003, Crystallex's derivative position was comprised of 125,856 ounces of fixed forward contracts at an average price of US$305 per ounce, and 224,169 ounces of call options sold at an average price of US$303 per ounce.

                          [text continues on next page]



------------------------------------------------------------------------------------------------------------
                                                         2004           2005            2006          TOTAL
------------------------------------------------------------------------------------------------------------
Fixed Forward Gold Sales (ounces)                      43,430         42,430          39,996        125,856
Average Price (US$/ounce)                                $300           $305            $310           $305
Written Gold Call Options (ounces)                    127,237         94,932           2,000        224,169
Average Exercise Price (US$/ounce)                       $298           $309            $348           $303
TOTAL (OUNCES)                                        170,667        137,362          41,996        350,025
AVERAGE PRICE (US$/OUNCE)                                $299           $308            $312           $304
------------------------------------------------------------------------------------------------------------

Accounting for Derivative Instruments

Crystallex's existing forward sales and call options are designated as derivatives so they do not qualify for the normal sales exemption (or hedge accounting) for accounting treatment. Crystallex's metal trading contracts are recorded on the Balance Sheet at fair market value. Crystallex has no off-balance sheet gold contracts. Changes in the fair value of derivatives recorded on the Balance Sheet are recorded in earnings as an unrealized non-hedge derivative (loss) gain in the Statement of Operations. The gains and losses occur because of changes in commodity prices and interests rates.

The variation in the fair market value of options and forwards from period to period can cause significant volatility in earnings; however, this fair market value adjustment is a non-cash item that will not impact Crystallex's cash flow. For the year, the total unrealized mark-to-market loss on the non-hedge derivative positions was $19.4 million. In addition, realized losses of $2.3 million arising from financial settlement of contracts were also recognized.

Mark-to-Market (Fair Value)

At December 31, 2003, the unrealized mark-to-market value of Crystallex's gold forward sales and call options, calculated at a year end spot price of US$415 per ounce was negative $52.6 million. This fair value is recorded on the Balance Sheet as a liability (Deferred Credit) and represents the replacement value of these contracts based upon the spot gold price at year-end and does not represent an obligation for payment. Crystallex's obligations under the forward sales contracts are to deliver an agreed upon quantity of gold at a predetermined price by the maturity date of the contract, while delivery obligations under the call options sold are contingent upon the price of gold and will take effect if the gold price is above the strike price of the relevant contract at its maturity date and the option is exercised by the option holder.

In circumstances where Crystallex is unable to meet the obligations under the fixed forward sales or call options, Crystallex may negotiate with the counterparty to defer the expiry date of the forward sale or call option, or purchase gold in the market, or settle the positions financially. If Crystallex were to purchase gold in the market or settle the contracts financially, it would result in a reduction of Crystallex's cash. The table below illustrates the cash requirement if Crystallex had to financially settle contract positions in excess of planned production. The analysis assumes Crystallex proceeds with a Bio Oxidation operation at La Victoria, the Albino mine is developed on schedule and excludes future Las Cristinas production. It also assumes Crystallex is unable to roll existing contracts to future periods. The December 31, 2003 spot gold price of US$415 per ounce is used.

------------------------------------------------------------------------------------------------------------
US$ MILLIONS                                                  2004          2005         2006         TOTAL
------------------------------------------------------------------------------------------------------------
Total ounces Committed                                     170,667       137,362       41,996       350,025
Planned Production                                          50,000        75,000       65,000       190,000
Excess Committed Ounces                                    120,667        62,362          nil       183,029
Average Committed Price (US$/oz)                              $299          $308         $312          $302(1)
Average Assumed Spot Price (US$/oz)                           $415          $415         $415          $415
CASH REQUIRED TO SETTLE EXCESS POSITIONS                     $14.0          $6.7          NIL         $20.7
------------------------------------------------------------------------------------------------------------



(1)Represents the average price for the years 2004 and 2005 in which there are excess committed ounces.

Crystallex cautions readers not to place undue reliance on the projected production figures illustrated above. As noted under "Forward Looking Statements" in this prospectus, predictions and forecasts involve inherent risks and uncertainties. A number of factors could cause actual results to differ from plans.

WRITE-DOWN OF MINERAL PROPERTIES

Crystallex annually performs property evaluations to assess the recoverability of its mining properties. Impairment evaluations compare the undiscounted forecast future cash flows from each operation with its carrying value and where the cash flows are less, a write-down to estimated fair value is recorded. In 2003, Crystallex incurred mineral property write-downs of $23.0 million. Management concluded that the undiscounted cash flow from currently estimated reserves at the La Victoria property, determined using a US$325 per ounce gold price and preliminary capital and operating cost estimates for a Bio-Oxidation plant, would be insufficient to recover the carrying value of the property. In accordance with Canadian GAAP, Crystallex wrote-down the value of the La Victoria property by $18.8 million, reducing the carrying value to zero. A lack of capital, in the past, prevented Crystallex from undertaking a comprehensive drill program to determine the full extent of La Victoria's reserve potential. Crystallex is presently drilling at La Victoria and expects to have a revised reserve estimate during the third quarter of 2004. In addition, Crystallex will soon be conducting a Bio-Oxidation pilot plant test to confirm the amenability of the La Victoria ore to the Bio-Oxidation process.

The remaining $4.2 million balance of the $23.0 million of mineral property write-downs is related to various exploration properties, principally the Santa Elena property in Venezuela.

LIQUIDITY AND CAPITAL RESOURCES

Historically, Crystallex's principal source of liquidity has been equity and equity-equivalent forms of financings as Crystallex's operations have not generated sufficient cash to meet its operating requirements and planned capital expenditures. Crystallex anticipates capital needs of approximately US$350 million over the next two years, related to developing Las Cristinas and for capital projects at existing operations. In addition, over the same period, Crystallex forecasts cash requirements of between US$30 million to US$40 million to cover general and administrative requirements, debt service and operating cash flow deficits. Crystallex will continue to rely on the equity markets for meeting its commitments and planned expenditures and also intends to access the project debt finance market to meet a portion of the expected capital expenditures for the development of Las Cristinas.

Crystallex intends to finance the development of Las Cristinas with a combination of equity and project finance debt. Crystallex has recently closed an offering of 28.75 million shares priced at

$4.00 per share for gross proceeds of $115 million. The proceeds will primarily be used to fund the development of Las Cristinas. To advance the Las Cristinas project to commercial production, Crystallex currently expects to issue equity or arrange other forms of financing later this year or in early 2005 and expects to close a project finance debt agreement with a syndicate of commercial banks and possibly export credit agencies during 2005. There can be no assurance that these financing arrangements will be available, or available on terms acceptable to Crystallex.

WORKING CAPITAL

At December 31, 2003, Crystallex's working capital position improved significantly to $4.7 million from negative $19.5 million at December 31, 2002. The increase was due to common share and warrant financings during the third quarter of 2003, which raised aggregate gross proceeds of US$38.2 million. Crystallex's cash position at December 31, 2003 was $33.9 million. Furthermore, the recent $115 million common share financing has considerably enhanced Crystallex's liquidity.

CASH FLOW FROM OPERATIONS

Operating cash flow (after working capital changes and before capital expenditures) was a utilization of $34.3 million in 2003. A cash flow deficit was incurred as revenues from gold sales were offset by direct operating costs of production; consequently, there was no cash flow to provide for general and administrative expenses, interest expenses and working capital changes.

The deficit of $34.3 million in 2003 was $29.8 million higher than the deficit of $4.5 million in 2002. The increase was mainly due to an $11.4 million increase in General and Administrative cash expenditures (a portion of G&A expenses in 2003 were paid in shares and warrants of Crystallex) and a $9.5 million increase in cash used for changes in working capital items. Also, Crystallex spent $2.3 million on reducing its gold forward sales positions during the year, including a buyback of 25,000 ounces of forward sales contracts at a spot price of US$372 per ounce.

Crystallex expects to have a cash flow deficit of approximately US$15 million in 2004 as cash flow from the operations will be insufficient to fund general and administrative expenses, debt service and cash obligations related to Crystallex's gold hedge book.

INVESTING ACTIVITIES

Crystallex's principal investing activities are for capital expenditures at its operations.

Capital expenditures during 2003 totalled $12.3 million, as compared with $42.2 million in 2002. The reduction in capital spending was largely due to reduced expenditures at Las Cristinas. Expenditures at Las Cristinas were $37.4 million in 2002 and included a US$15.0 million payment to the CVG under the terms of the Mining Operating Agreement. The investments in

2003 were principally for the Las Cristinas project ($9.9 million), including the costs for the Feasibility Study, maintaining the camp and completing the social development infrastructure programs. The balance of the capital expenditures were related to the operating mines in Venezuela.

Crystallex is planning significant capital expenditures in 2004 and 2005, mainly for the development of the Las Cristinas project. The timing of these expenditures will be determined by our ability to raise both equity and debt financing. Capital expenditures during 2004 are estimated at approximately US$88 million as follows: Las Cristinas US$80 million; Tomi US$2 million; Revemin Mill US$3 million and Albino US$3 million.

If Crystallex proceeds with the construction of a Bio Oxidation plant at Revemin for processing La Victoria ore, it is presently estimated that capital expenditures of approximately $15 million will be required for the plant and for development work at the La Victoria mine. These expenditures would largely be incurred in 2005.

It is expected that the projected operating deficit and capital expenditure requirements for 2004 will be funded with the proceeds from the $115 million equity financing and from cash on hand of $33.8 million at December 31, 2003. As noted, to complete the development of Las Cristinas, Crystallex currently expects to issue equity or arrange other forms of financing later in 2004, or in early 2005 and anticipates closing a project finance debt transaction in 2005.



Crystallex expects to realize cash proceeds of US$2.0 million from the sale of the San Gregorio mine in 2004. The first instalment of US$1.0 million was received by Crystallex on April 14, 2004.

FINANCING ACTIVITIES

During 2003, Crystallex raised net financing proceeds of $75.1 million, of which $61.7 million were proceeds from five special warrant financings throughout the year, $9.4 million were proceeds from the issuance of common stock and $4.1 million were proceeds from a convertible note financing. The convertible notes were converted into common shares during the fourth quarter of 2003. Refer to
Note 8 of Notes to the Financial Statements for details of the special warrant financings.

In addition, common shares were issued during the year for the following main activities: on the exercise of warrants and special warrants (22.1 million shares); upon the conversion of convertible notes (17.0 million shares); for bank loan repayments (2.3 million shares); for legal fees (1.3 million shares) and for financial advisory fees (350,000 shares). Crystallex also issued warrants and special warrants during 2003 for the following main activities:
13.9 million warrants and special warrants issued for cash; 900,000 common share warrants issued for consulting fees and 450,000 warrants issued as part of the convertible note financing noted above. Payment of various fees in common shares during the first nine months of 2003 reflects Crystallex's previous lack of liquidity. Equity financings since August 2003 (including the recent $115 million common share financing) have significantly improved Crystallex's liquidity and it is now Crystallex's intention to use cash rather than common shares to meet its obligations.

Debt repayments were $2.1 million during 2003. At year end, Crystallex's total debt outstanding was $9.7 million. The debt is a term loan with Standard Bank London Limited secured by certain of Crystallex's assets (excluding Las Cristinas). The loan bears interest at approximately 2.5% over Libor with principal payments due semi-annually until 2006. Total debt was reduced from $34 million at year end 2002, principally by issuing common shares upon the conversion of convertible notes.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

Crystallex's contractual obligations and commitments are tabled below:



---------------------------------------------------------------------------------------------------------------
Scheduled Debt Repayments                            US$1,030,000            US$4,400,000         US$2,058,000
---------------------------------------------------------------------------------------------------------------
Operating Lease Obligations                              $204,000                $208,000             $198,000
---------------------------------------------------------------------------------------------------------------
Precious Metal Contracts:
---------------------------------------------------------------------------------------------------------------
     Fixed Forward Contracts                       43,430 oz @ an          42,430 oz @ an       39,996 oz @ an
                                                       average of    average of US$305/oz           average of
                                                        US$300/oz                                    US$310/oz
---------------------------------------------------------------------------------------------------------------
     Call Options Sold                            127,237 oz @ an          94,932 oz @ an        2,000 oz @ an
                                                       average of    average of US$309/oz           average of
                                                        US$298/oz                                    US$348/oz
---------------------------------------------------------------------------------------------------------------



In addition, Crystallex has royalty commitments that are only payable if gold is produced. There is no obligation to make payments if gold is not produced. Currently, Crystallex's only gold production is from the Tomi concession, which is subject to a 1.75% royalty on gold revenue. All gold production in Venezuela is subject to an exploitation tax, established under the Mining Law, which is payable to the Republic. The exploitation tax is presently 3% of gold revenue.



OUTSTANDING SHARE DATA

At May 31, 2004, 179,498,492 common shares of Crystallex were issued and outstanding. In addition, at May 31, 2004 options to purchase 10,286,500 common shares of Crystallex were outstanding under Crystallex's option plan and warrants to purchase 18,209,905 common shares of Crystallex were issued and outstanding.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in Canada requires management to make estimates and assumptions that affect the reported amount of asset and liabilities and disclosure of contingent assets at the date of the consolidated financial statements. Significant estimates used herein include those relating to gold prices, recoverable proven and probable reserves, available resources, fair values of commodity derivative contracts (principally fixed forward contracts and written call options), available operating capital and required reclamation costs. Among other things, these estimates each affect management's evaluation of asset impairment and the recorded balances of inventories, site closure and reclamation and remediation obligations. It is reasonably possible that actual results could differ in the near term from those and other estimates used in preparing these financial statements and such differences could be material.

Property Evaluations

Crystallex reviews and evaluates the recoverability of the carrying amounts of all its producing properties and related plant and equipment annually or when events and changes in circumstances indicate that the carrying value may not be recoverable. Estimated net future cashflows, on an undiscounted basis, are calculated using estimated recoverable ounces of gold (considering current proven and probable reserves), estimated future commodity price realization (considering historical and current prices, price trends and related factors), and operating costs, future capital expenditures, project financing costs, reclamation costs and income taxes. Reductions in the carrying amount of property, plant and equipment, with corresponding charges to earnings, are recorded to the extent that the estimated future undiscounted net cashflows are less than the carrying amount.

Capitalization of Exploration and Development Costs

Mineral exploration costs such as topographical, geochemical, and geophysical studies are capitalized and carried at cost until the properties to which they relate are placed into production, sold, or where management has determined there to be a permanent impairment in value. Development costs incurred to access ore bodies identified in the current mining plan are expensed as incurred after production has commenced. Development costs necessary to extend a mine beyond those areas identified in the current mining plan and which are incurred to access additional reserves are deferred until the incremental reserves are mined. Mineral properties and development costs, including the mineral acquisition and direct mineral exploration costs relating to the current mining plan are depleted and amortized using the units-of-production method over the estimated life of the ore body based on proven and probable reserves.

COMMODITY DERIVATIVE CONTRACTS

Crystallex uses commodity derivative contracts, principally fixed forward contracts and written call options, to economically hedge exposure to fluctuations in the market price of gold. These instruments are not designated as hedges for accounting purposes and are carried on the balance sheet under the captions deferred credit and deferred charge, at estimated fair market value.

Premiums received at the inception of written call options are initially recognized on the balance sheet as a liability. Unrealized gains or losses arising from changes in the fair market value of the liability related to both fixed forward contracts and written call options and realized gains/losses on commodity derivative contracts which are either settled financially or through physical delivery, are recognized in the statement of operations in the period of the change or settlement as an unrealized non-hedge derivative loss/gain.

NON GAAP MEASURES

Total cash costs per ounce are calculated in accordance with the Gold Institute Production Cost Standard, (the "Standard"). The total cash cost per ounce data are presented to provide additional information and are not prepared in accordance with Canadian or U.S. GAAP. The data should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or costs of operations as determined under Canadian or U.S. GAAP. The total cash cost per ounce calculation is derived from amounts included in the Operating Expense line on the Statement of Operations. As this line item is unchanged under US GAAP, the total cash cost per ounce figure is similarly unchanged using US GAAP results of operations.

Data used in the calculation of total cash costs per ounce may not conform to other similarly titled measures provided by other precious metals companies. Management uses the cash cost per ounce data to access profitability and cash flow from Crystallex's operations and to compare it with other precious metals producers. Total cash costs per ounce are derived from amounts included in the Statement of Operations and include mine site operating costs such as mining, processing, administration, royalties and production taxes but exclude amortization, reclamation, capital expenditures and exploration costs.

Total cash costs per ounce sold may be reconciled to our Statement of Operations as follows:

                           [table begins on next page]

---------------------------------------------------------------------------------------------------------------------
C$                                                               2003                2002               2001
---------------------------------------------------------------------------------------------------------------------
Operating Costs per Financial Statements                   16,240,363          15,191,619         11,696,769
---------------------------------------------------------------------------------------------------------------------
By-Product Credits                                                ---                 ---                ---
---------------------------------------------------------------------------------------------------------------------
Reclamation and Closure Costs                                     ---                 ---                ---
---------------------------------------------------------------------------------------------------------------------
Operating Costs for Per Ounce Calculation                  16,240,363          15,191,619         11,696,769
---------------------------------------------------------------------------------------------------------------------
Ounces Sold                                                    30,632              28,088             42,690
---------------------------------------------------------------------------------------------------------------------
Total Cash Cost Per Ounce C$                                    C$530               C$541              C$274
---------------------------------------------------------------------------------------------------------------------
Average Annual C$/US$ F/X Rate                                   1.40                1.57               1.55
---------------------------------------------------------------------------------------------------------------------
Total Cash Cost Per Ounce Sold US$                             US$378              US$346             US$178
---------------------------------------------------------------------------------------------------------------------




B.       REGULATORY AND ENVIRONMENTAL RISKS


Cyanide
-------

Environmental considerations in Venezuela focus on the use PAYMENTS DUE BY and containment of cyanide bearing solutions (liquids) and PERIOD cyanide bearing solid tailings. In order to apply effective remediation measures, it is important to understand some of the characteristics of cyanide:

    o Cyanide is a man-made substance consisting of nitrogen and carbon, commonly marketed as sodium cyanide (NaCN).

    o  It is toxic and needs to be handled with care.

    o  It is a fragile chemical compound (unstable in certain environments).

    o It is biodegradable, oxidizes rapidly and reverts back to its components of carbon which becomes carbon dioxide and nitrogen.

    o  It is destroyed by ultraviolet light over time.

    o  It is destroyed rapidly in an environment where the ph drops below 10.

    o Cyanide destruction plants, operate with a pH of 2 in order to destroy 95% of the cyanide in less than 1 hour.

Venezuela
---------

The Revemin plant has obtained permits for the use of cyanide in the dissolution of gold, and these permits are in good standing. The permit is contingent on our containing all tailings which have come into contact with cyanide. Compliance with the permit is achieved as follows:

    o A major North American geotechnical and engineering company designed the tailings deposition facility for Bolivar Goldfields

    o The tailings dams were constructed according to the specifications set out in the engineering project.

    o The tailings dams are being operated according to the specifications set out in the engineering project.

    o The tailings dams are raised annually to accommodate the next years production.

    o  The cost of raising the dams is expensed annually.

    o Certain areas of the tailings impoundment facility are decommissioned as they reach design capacity.

    o  These areas are revegetated and returned to nature.

    o Since the property has been under Crystallex ownership, the annual inspection has been carried out by a Canadian geotechnical consultant, M.
       A. J. Matich, the recipient of the prestigious Leggett Award for recognition in the field of Geotechnical Engineering.

    o  Revemin staff inspect the tailings dams perimeter once per day.

    o Representatives of the Ministry of the Environment and Natural Resources ("MARN") conduct planned bi-annual visits and occasionally conduct unplanned inspections.

    o  Operations at Revemin have never been suspended for non-compliance.

It is important to note that mined out areas are also rehabilitated as an ongoing operating procedure. For example, our tailings impoundment facility at Albino was covered over with a thin layer of topsoil and revegetated. The Albino mine waste dumps were terraced, and indigenous trees were planted in a designed pattern.

In Venezuela, Crystallex records reclamation costs as part of the unit costs of ongoing production and expenses these costs when incurred. There is no further provision for reclamation or closure costs and no provision is currently anticipated.

Environmental laws and regulations are constantly changing and such changes may impact our obligations for remediation and protection of the environment. Crystallex may incur significant costs in respect of such obligations which may impact its operating results and financial condition. Because of the uncertainty as to the nature of future regulatory requirements, Crystallex is not able to determine the impact of future requirements upon its compliance obligations and financial position. We will continue to closely monitor changes in law and policy which may impact its environmental compliance obligations and will update its plans and financial estimates related to such obligations in compliance with applicable law and policy.

We will continue its practice of progressively rehabilitating our properties during operation to reduce post production, closure and post closure obligations, including both operational and financial obligations.

C.       RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES, ETC.
         ----------------------------------------------------

Not Applicable.

D.       TREND INFORMATION
         -----------------

Not Applicable.

E.       OFF-BALANCE SHEET ARRANGEMENTS
         ------------------------------

Crystallex had no off-balance sheet arrangements as of December 31, 2003.

F.       TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS
         ---------------------------------------------




                                        FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2004
                                  (All dollar amounts in US dollars, unless otherwise stated)

-----------------------------------------------------------------------------------------------------------------------
CONTRACTUAL OBLIGATIONS                                                  PAYMENTS DUE BY PERIOD
                                                     --------------------------------------------------------------------
                                                         TOTAL       LESS THAN          1-3          3-5      MORE THAN
                                                                       1 YEAR          YEARS        YEARS      5 YEARS
-------------------------------------------------------------------------------------------------------------------------
 Long-term Debt Obligations (See Note 7 to
 Notes to Financial Statements)                                                                         --          --
   Bank Loan                                          $9,708,750     $1,335,344    $8,373,406
-------------------------------------------------------------------------------------------------------------------------
 Operating Lease Obligations (See Note 14 to            $906,000       $204,000      $564,000      $138,000         --
 Notes to Financial Statements)
-------------------------------------------------------------------------------------------------------------------------
 Precious Metal Contracts (1) (See Note 14 to
 Notes to Financial Statements)
    (i)   Fixed Forward Contracts                     125,856 oz      43,430 oz     82,426 oz
    -----------------------------------------------    @ average      @ average     @ average                       --
    -----------------------------------------------   US$305 per     US$300 per      US$307
    -----------------------------------------------      oz.            oz.          per oz.
    -----------------------------------------------   -------------------------------------------------------------------
    (ii)     Written Call Options                     224,169 oz    127,237 oz     96,932 oz
                                                       @ average      @ average      @ average                      --
                                                        US$303         US$298        US$310
                                                        per oz.        per oz.       per oz.
-------------------------------------------------------------------------------------------------------------------------
     Bonds Letter of Credit (See Note 15 to Notes
     to Financial Statements)
     Performance Bond                                 $4,750,000     Contingent    Contingent    Contingent  Contingent
-------------------------------------------------------------------------------------------------------------------------


(1) Precious Metal Contracts are reflected in ounces and average price per ounce rather than as cash obligations, since the obligation will be settled by delivery of gold, by financial settlement, or by a combination thereof. Obligations may also be rolled forward to subsequent periods.

Management's Discussion and Analysis ("MD&A") of Crystallex's financial condition and results of the operations should be read in conjunction with the unaudited consolidated financial statements and the related notes. Effective January 1, 2004, Crystallex prepares and files its unaudited consolidated financial statements and MD&A in United States dollars.

HIGHLIGHTS

    o Las Cristinas 20,000 tonne per day feasibility study approved by the CVG on March 8.

    o  SNCL commenced EPCM work for Las Cristinas.

    o SNCL completed a feasibility study for a 40,000 tonne per day (tpd) operation at Las Cristinas.

    o Johan van't Hof appointed as an independent member of the Board of Directors of Crystallex and as Chairman of the Audit Committee.

    o Reduced gold hedges by 33,550 ounces, or approximately 10% since year-end 2003.

    o  Net loss for the quarter of $6.7 million.

    o Subsequent to quarter end, closed a common share financing for net proceeds of $82.2 million.

    o On April 15, the Las Cristinas Environmental Impact Study (EIS) was submitted to the CVG and The Ministry of the Environment and Natural Resources.

KEY STATISTICS



---------------------------------------------------------------------------------------------------------------
                                                                                Three Months Ended March 31,
                                                                                      2004              2003
---------------------------------------------------------------------------------------------------------------
 OPERATING STATISTICS
 Gold Production (ounces)                                                           12,006             4,325
 Gold Sold (ounces)                                                                  9,614             4,166
 Per Ounce Data:
      Total Cash Cost (1)                                                             $277              $477
      Average Realized Gold Price                                                     $401              $346
      Average Spot Gold Price                                                         $408              $352
 FINANCIAL RESULTS ($ THOUSANDS)
 Revenues                                                                           $3,943            $1,358
 Net Income (Loss)                                                                 ($6,651)           $4,444
 Net Income (Loss) per Basic Share                                                  $(0.04)            $0.05
 Cash Flow from Operating Activities(2)                                            ($8,856)          ($3,766)




FINANCIAL POSITION ($ THOUSANDS)                                       At March 31, 2004    At Dec. 31, 2003
                                                                       -----------------    ----------------
Cash and Cash Equivalents                                                         $13,751            $26,204
Working Capital (Deficiency)                                                    $(13,768)             $3,640
Total Debt                                                                         $6,973             $7,488
Shareholders' Equity                                                              $73,465            $78,998
Common Shares Outstanding                                                     148,897,845        135,403,523
============================================================================================================



(1) Total Cash Costs are calculated in accordance with The Gold Institute Standards. For an explanation, refer to the section on Non-GAAP measures. The calculation is based on ounces of gold sold, not ounces produced.
(2) Cash flow after working capital changes and before capital expenditures.

FINANCIAL RESULTS OVERVIEW

Gold sales revenue for the quarter ended March 31, 2004 more than doubled to $3.9 million, as compared with $1.4 million for the corresponding quarter in 2003. The increase in revenue was attributable to selling more ounces of gold and realizing a higher average gold price. Crystallex produced 12,006 ounces of gold and sold 9,614 ounces during the first quarter of 2004, compared with 4,325 ounces produced and 4,166 ounces sold in the year earlier quarter. The average realized price during the first quarter of 2004 was $401 per ounce, as compared with an averaged realized price of $346 per ounce in the first quarter of 2003. The higher realized price reflects higher spot gold prices, which averaged $408 per ounce during the first quarter of 2004, as compared with $352 per ounce for the same period in 2003.

For the three months ended March 31, 2004, Crystallex recorded a loss of $6.7 million or $0.04 per share, inclusive of a non-hedge derivative loss of $2.7 million. For the same period in 2003, Crystallex had net income of $4.4 million or $0.05 per share, including a non-hedge derivative gain of $5.7 million.

Cash flow from operating activities for the first quarter of 2004 was negative $8.9 million as compared with negative $3.8 million for the comparable quarter in 2003. A positive mine operating margin (revenue less mine operating costs) of approximately $1.3 million was offset by $2.7 million of general and administrative expenses. In addition, Crystallex spent $3.6 million to financially settle gold contract positions during the quarter, which contributed to the cash flow deficit. The impact of the cash expenditures on the gold hedge book is reflected in the non-hedge derivative loss. Cash flow was also negatively impacted by a $3.4 million net change in working capital items during the quarter.

PROJECT DEVELOPMENT AND OPERATIONS  REVIEW



LAS CRISTINAS


Crystallex continued to further advance the exploitation and development of Las Cristinas during the first quarter of 2004. As reported recently, Crystallex is building an experienced project development team and during the first quarter hired a VP Technical Services, a Corporate Manager, Projects and a VP Environment. In addition, a Manager, Mining and a Manager, Health and Safety have been hired for Las Cristinas.

Work commenced under the Engineering, Procurement and Construction Management
(EPCM) contract that was awarded to SNCL on March 25, 2004. The Corporate Manager, Projects for Crystallex has moved to SNCL's offices to oversee the EPCM work. Progress on the EPCM contract to date includes:

    o  The process plant flowsheet was confirmed and the layout was determined.
    o Specifications for long lead-time equipment have been issued to vendors for competitive quotes.
    o The mine equipment fleet has been simplified from two fleets to one. The Feasibility Study contemplated a fleet of smaller trucks for mining the softer saprolite ore and a fleet of larger trucks and shovels for the harder bedrock ore. Based upon a review and tour of mining practices at operations with similar mining characteristics, Crystallex has decided to use 100 tonne trucks for mining in both saprolite and bedrock ores.

In addition, geotechnical and hydrogeological drill programs are underway under the supervision of SNCL. The geotechnical drilling is designed to determine soil conditions in the area of the process plant and the tailings management facility, while the hydrogeological drilling will assist in determining and monitoring below surface water flows. The drilling should be completed by the end of May. Further studies are also being conducted at Lakefield Research on waste rock and ore chemistry.

The second phase of the Las Cristinas socio-economic study has recently started and will take approximately three months in the field to complete. The second phase includes completing the socio-economic baseline data collection, undertaking a socio-economic impact study and developing a socio-economic mitigation plan.

During the first quarter of 2004, SNCL completed a full feasibility study for Las Cristinas based on a 40,000 tpd processing rate. The initial (base case) feasibility study completed by SNCL in September 2003 contemplated a 20,000 tpd processing rate. The 40,000 tpd study demonstrates that the already favourable economics of the 20,000 tpd base case can be materially improved by constructing a larger scale operation. The 40,000 tpd study will provide Crystallex with the flexibility to establish early in the project life a 40,000 tpd operation subject to sufficient financing capacity in the equity and/or debt markets. Crystallex is designing the 20,000 tpd operation to allow for an expansion to 40,000 tpd while minimizing expenditures for alterations to the 20,000 tpd operation during the expansion.

Under the 40,000 tpd case, proven and probable reserves, at a $325 per ounce gold price, are estimated at 11.1 million ounces. Gold production averages almost 500,000 ounces per year over a twenty year mine life, and is approximately 550,000 ounces per year for the first five years. Average annual cash costs are $153 per ounce for the first five years and $193 per ounce over the project life. Using a $325 per ounce gold price, the unleveraged, pre-tax IRR is 16.8%. At $375 per ounce, the IRR rises to 24.3%.

Key project highlights contained in the 20,000 tpd and 40,000 tpd feasibility studies are tabled below:



-------------------------------------------------------------------------------------------------------------
                                                                    20,000 TPD              40,000 TPD
-------------------------------------------------------------------------------------------------------------
Reserves(1) (at $325 per ounce)                                 246 million tonnes @   297 million tonnes @
                                                                      1.29 g/t               1.17 g/t
                                                                10.2 million ounces     11.1 million ounces

Mine Life                                                             34 Years               21 Years
Strip Ratio                                                             1.34                   1.04
Metallurgical Recovery                                                  89%                     89%

Average Annual Production - Life of Mine                              266,000                 490,000
Average Annual Production - First Five Years                          311,000                 549,000

Average Cash Cost with Royalties - Life of Mine                       $197/oz                 $193/oz
Average Cash Cost with Royalties - First Five Years                   $144/oz                 $153/oz

Average Operating Cost - Life of Mine                               $6.70/t ore             $5.97/t ore

Development Capital Cost                                            $243 million           $365 million
VAT Estimate                                                        $39 million             $59 million

Undiscounted Free Cashflow @ $325 Gold                              $742 million           $745 million
Undiscounted Free Cashflow @ $375 Gold                              $1.2 billion           $1.2 billion

IRR @ $325 Gold Pre-Tax                                                13.8%                   16.8%
IRR @ $325 Gold After-Tax                                              10.5%                   12.1%

IRR @ $375 Gold Pre-Tax                                                19.4%                   24.3%

IRR @ $375 Gold After-Tax                                              14.6%                   17.5%
-------------------------------------------------------------------------------------------------------------



1 Mineral reserve estimates in the Feasibility Studies have been estimated in accordance with the standards of the Canadian Institute of Mining, Metallurgy, and Petroleum as adopted by the Canadian Securities Regulators in National Instrument 43-101 and also meet SEC Industry Guide 7 reserve definitions.

                          [text continues on next page]

PRODUCTION



================================================================================
                                               Three Months Ended March 31,
GOLD PRODUCTION (OUNCES)                             2004              2003
--------------------------------------------------------------------------------
     La Victoria                                             0             3,176
     Tomi Open Pits                                     10,214               387
     Tomi Underground                                      824                 0
     Purchased Material                                    968               762
                                                   -----------------------------
TOTAL GOLD PRODUCTION (OUNCES)                          12,006             4,325
================================================================================

Gold production in the first quarter of 2004 was 12,006 ounces, an improvement on the 4,325 ounces produced in the comparable period in 2003. The production gains are attributable, in the main, to improvements in equipment availability and utilization, which provided for a steady supply of ore to the Revemin mill, and improved operating performance at the mill itself. Revemin processed eighty percent more ore in the first quarter of 2004 than in the same quarter in 2003. In addition, both higher gold recoveries and higher ore grades contributed to the increase in production. In the first quarter of 2004, gold recovery averaged 92% and the average grade was 3.92 g/t, while in the same period in 2003 gold recovery averaged 71% and the average grade was 2.84 g/t.

The improvements in mine equipment and mill operating performance are a result of providing capital to the operations in the fourth quarter of 2003 for spare parts, equipment maintenance, new equipment and mill reagents. Higher recoveries and ore grades were achieved by mining exclusively at the Tomi deposits in the first quarter of 2004. The Tomi ore is higher grade and higher gold recoveries are achieved than when processing the refractory ore from the La Victoria deposit.

TOMI



============================================================================================================
                                                                               Three Months Ended March 31,
100% Basis                                                                2004                         2003
------------------------------------------------------------------------------------------------------------
TOMI OPEN PITS (100% CRYSTALLEX)
Tonnes Ore Mined                                                       104,000                        9,000
Tonnes Waste Mined                                                     826,000                       17,000
Tonnes Ore Processed                                                    98,000                        8,000
Average Grade of Ore Processed (g/t)                                      3.52                         2.17
Recovery Rate (%)                                                           93%                          73%
------------------------------------------------------------------------------------------------------------
Production (ounces)                                                     10,214                          387
TOMI UNDERGROUND (100% CRYSTALLEX)
Tonnes Ore Mined                                                         5,400                            0
Tonnes Ore Processed                                                     4,500                            0
Average Grade of Ore Processed (g/t)                                      6.01                            0
Recovery Rate (%)                                                           94%                           0%
------------------------------------------------------------------------------------------------------------
Production (ounces)                                                        824                            0
============================================================================================================



On the Tomi concession, Crystallex is conducting mining activities at the Milagrito and Mackenzie open pit mines and the Charlie Richards underground mine. At the open pit mines, all ore production in the first quarter came form the Milagrito mine, while the focus at Mackenzie was waste stripping. Gold production from the open pits was 10,214 ounces during the first quarter of 2004, as compared with 387 ounces for the comparable period in 2003. Crystallex did not make a decision to reactivate mining at the open pits until late in March, 2003

(and did not shift all open pit mining activities to Tomi until the end of the third quarter of 2003 after the decision to temporarily suspend mining at La Victoria). Reserves are expected to be depleted at Milagrito later in the year, at which time production will move to the Mackenzie pit and possibly the Fosforito deposit which is presently under evaluation.

Ramp development and mining operations continue to advance toward design levels at the Charlie Richards underground mine, however, progress during the first quarter was slowed due to delays in releasing new equipment from customs. At the end of April, a scooptram, an underground truck, man carriers and two drills arrived at the mine site. A second scooptram and underground truck have arrived at port. The receipt of the second truck and scooptram at site, expected by the end of May, should allow operations to achieve the planned mining rate of 200 tonnes of ore per operating day by the fourth quarter of the year.


LA VICTORIA


=======================================================================================================================
                                                                           Three Months Ended March 31,
 100% Basis                                                              2004                           2003
-----------------------------------------------------------------------------------------------------------------------
 LA VICTORIA (51% CRYSTALLEX)(1)
 Tonnes Ore Mined                                                           0                         48,000
 Tonnes Waste Mined                                                    82,000                        146,000
 Tonnes Ore Processed                                                       0                         48,000
 Average Grade of Ore Processed (g/t)                                       0                           2.91
 Recovery Rate (%)                                                          0%                            71%
-----------------------------------------------------------------------------------------------------------------------
 Production (ounces)                                                        0                          3,176
=======================================================================================================================



(1) Crystallex owns 80% of El Callao Mining Corp, which in turn has an indirect 51% equity interest in La Victoria through the Venezuelan holding company, Osmin Holdings Limited. However, Crystallex has an 87.5% share of the distributable cashflow from Osmin until the first $4.0 million of debt owing from Osmin is repaid. Thereafter, Crystallex has a 75% share of the cashflow until the total debt from Osmin due indirectly to Crystallex (approximately $23.6 million at March 31, 2004) is fully repaid and a 51% share thereafter. Presently, there is no distributable cashflow, and Crystallex reports all production and reserves for its account.

At the end of the third quarter of 2003, Crystallex suspended operations at the La Victoria mine. It was determined that a large proportion of the unoxidized ore is refractory and, as a result of low gold recoveries, the ore is uneconomic to process in a conventional cyanide-in-leach processing circuit. Preliminary metallurgical bench testwork demonstrated that the ore is amenable to pre-treatment with a Bio-Oxidation process and Crystallex has shipped an ore sample to South Africa to further assess the Bio-Oxidation process in a pilot plant test.

As reported, at year-end 2003, Crystallex wrote-down the carrying value of La Victoria by $14.5 million, reducing the carrying value to zero as it was determined that the asset value, based upon reserves at December 31, 2003, was less than the net book value. A drilling program is currently underway at La Victoria, and when the new reserve estimate and Bio-Oxidation pilot plant results are available in the third quarter, Crystallex will undertake an evaluation to determine if installation of a Bio-Oxidation plant is economically viable.

REVEMIN MILL



=============================================================================================================
                                                                                Three Months Ended March 31,
 100% Basis                                                                  2004                       2003
-------------------------------------------------------------------------------------------------------------
 REVEMIN MILL
 La Victoria Ore Processed (tonnes)                                             0                     48,000
 Tomi Open Pit Ore Processed (tonnes)                                      98,000                      8,000
 Tomi Underground Ore Processed (tonnes)                                    4,500                          0
 Purchased Material Ore Processed (tonnes)                                 18,000                     11,000
-------------------------------------------------------------------------------------------------------------
 TOTAL ORE PROCESSED (TONNES)                                             120,500                     67,000
 HEAD GRADE OF ORE PROCESSED (G/T)                                           3.39                       2.84
 TOTAL RECOVERY RATE (%)                                                       92%                        71%
 TOTAL GOLD RECOVERED (OUNCES)                                             12,006                      4,325
-------------------------------------------------------------------------------------------------------------
 VENEZUELA - COSTS (US$/OUNCE)1
 TOTAL CASH COST PER OUNCE SOLD                                              $256                       $516
 COST PER TONNE OF  ORE PROCESSED                                           $8.94                      $9.47
=============================================================================================================



(1) Ore from Tomi, La Victoria and purchased material is processed at Crystallex's Revemin mill.

The Revemin mill operated at full capacity of approximately 1,350 tonnes per day during the first quarter of 2004. This compares favourably with an operating rate of just 55% of capacity during the first quarter of 2003. The low rate in the first quarter of 2003 was due to insufficient ore feed from the La Victoria mine. Improved equipment availability and utilization at the Tomi open pits ensured a steady feed of ore to Revemin during the first quarter of 2004.

Crystallex continued with a $1.0 million modernization project at Revemin in the first quarter of 2004. The project entails upgrading a number of areas in the plant including the grinding circuit, the carbon-in-leach circuit, carbon conditioning, air and water distribution and automation. The project is designed to improve efficiency and safety and increase the processing capacity to approximately 1,500 tonnes per day upon completion by the middle of 2005.

INCOME STATEMENT

GOLD SALES REVENUE

Gold sales revenue for the first quarter of 2004 was $3.9 million, as compared with $1.4 million for the comparable period in 2003. The increase in revenue was a result of selling more ounces of gold at a higher average realized price. Crystallex produced 12,006 ounces of gold in the first quarter of 2004 and sold 9,614 ounces of gold as compared with production of 4,325 ounces and sales of 4,166 ounces in the first quarter of 2003. The ounces recognized as sold during the quarter are less than ounces produced as revenue is recognized when the gold is sold. Crystallex receives the spot price of gold for its gold sales and realized an average price of $401 per ounce on gold sales in the first quarter of 2004. The average realized price during the first quarter of

2003 was $346 per ounce. The spot price of gold averaged $408 per ounce during the first quarter of 2004, as compared with $352 per ounce for the comparable period in 2003.

OPERATING EXPENSES

The total cash cost during the first quarter of 2004 was $277 per ounce of gold sold, an improvement over the $477 per ounce for the comparable period in 2003. As noted, the improvement is largely due to improved mill throughput, higher equipment availability, the processing of higher grade ore and better gold recoveries.

GENERAL AND ADMINISTRATIVE EXPENSES

General and Administrative expenses were $2.7 million for the first quarter of 2004, up from $2.1 million for the corresponding quarter in 2003. The current quarter was primarily impacted by higher compensation due to hiring five executives who were not employees during the first quarter of 2003.

FORWARD SALES AND WRITTEN CALL OPTIONS

During the first quarter of 2004, Crystallex continued towards its goal of eliminating its gold contract positions. A total of 33,550 ounces of call options were settled financially during the quarter at a cost of $3.6 million. Crystallex intends to continue to settle financially contract positions at opportune times throughout the remainder of the year. Crystallex also plans to negotiate with its counterparties to roll certain 2004 contract positions to future periods.

As tabled below, at March 31, 2004, Crystallex's derivative position was comprised of 125,856 ounces of fixed forward contracts at an average price of US$305 per ounce, and 190,619 ounces of call options sold at an average price of US$303 per ounce.



=============================================================================================================
                                                         2004           2005            2006          TOTAL
-------------------------------------------------------------------------------------------------------------
Fixed Forward Gold Sales (ounces)                      43,430         42,430          39,996        125,856
Average Price (US$/ounce)                                $300           $305            $310           $305
Written Gold Call Options (ounces)                     93,687         94,932           2,000        190,619
Average Exercise Price (US$/ounce)                       $298           $309            $348           $303
TOTAL (OUNCES)                                        137,117        137,362          41,996        316,475
AVERAGE PRICE (US$/OUNCE)                                $299           $308            $312           $304
=============================================================================================================



Accounting for Derivative Instruments

Crystallex's existing forward sales and call options are designated as derivatives so they do not qualify for the normal sales exemption, (or hedge accounting) for accounting treatment. Crystallex's metal trading contracts are recorded on the Balance Sheet at fair market value. Crystallex has no off-balance sheet gold contracts. Changes in the fair value of derivatives recorded on the Balance Sheet are recorded in earnings as an unrealized non-hedge derivative (loss) gain in the Statement of Operations. The gains and losses occur because of changes in commodity prices and interest rates.

The variation in the fair market value of options and forwards from period to period can cause significant volatility in earnings. This fair market value adjustment is an unrealized loss that may impact Crystallex's cash flow. For the first quarter of 2004, the total unrealized mark-to-market gain on the non-hedge derivative positions was approximately $900,000. In addition, realized losses of $3.6 million arising from financial settlement of contracts were also recognized.

Mark-to-Market (Fair Value)

At March 31, 2004, the unrealized mark-to-market value of Crystallex's gold forward sales and call options, calculated at the quarter end spot price of US$424 per ounce, was negative $39.8 million. This fair value is recorded on the Balance Sheet as a liability (Deferred Credit) and represents the replacement value of these contracts based upon the spot gold price at March 31, 2004, and does not represent an obligation for payment. Crystallex's obligations under the forward sales contracts are to deliver an agreed upon quantity of gold at a predetermined price by the maturity date of the contract, while delivery obligations under the call options sold are contingent upon the price of gold and will take effect if the gold price is above the strike price of the relevant contract at its maturity date and the option is exercised by the option holder.

In circumstances where Crystallex is unable to meet the obligations under the fixed forward sales or call options, Crystallex may negotiate with the counterparty to defer the expiry date of the forward sale or call option, or purchase gold in the market, or settle the positions financially. If Crystallex were to purchase gold in the market or settle financially the contracts, it would result in a reduction of Crystallex's cash. The table below illustrates the cash requirement if Crystallex had to financially settle contract positions in excess of planned production. The analysis assumes Crystallex resumes operations at La Victoria, the Albino mine is developed on schedule and excludes future Las Cristinas production. It also assumes Crystallex is unable to roll existing contracts to future periods. The March 31, 2004 spot gold price of US$424 per ounce is used.

                           [table begins on next page]

==============================================================================================================
US$ MILLIONS                                                  2004          2005         2006         TOTAL
--------------------------------------------------------------------------------------------------------------
Total ounces Committed                                     137,117       137,362       41,996       316,475
Planned Production2                                        36,0001        75,000       65,000       176,000
Excess Committed Ounces                                    101,117        62,362          nil       163,479
Average Committed Price (US$/oz)                              $298          $308         $312         $3023
Average Assumed Spot Price (US$/oz)                           $424          $424         $424          $424
CASH REQUIRED TO SETTLE EXCESS POSITIONS                     $12.7          $7.2          NIL         $19.9
==============================================================================================================



(1) represents forecast production for the period April-December 2004.
(2) Production forecast excludes Las Cristinas.
(3) Represents the average price for the years 2004 and 2005 in which there are excess committed ounces.

Crystallex cautions readers not to place undue reliance on the projected production figures illustrated above. As noted under "Forward Looking Statements" in this prospectus, predictions and forecasts involve inherent risks and uncertainties. A number of factors could cause actual results to differ from plans.

LIQUIDITY AND CAPITAL RESOURCES

WORKING CAPITAL

At March 31, 2004, Crystallex's working capital position was negative $13.8 million. The working capital deficiency is largely due to a $26.9 million deferred credit related to the mark-to-market value of Crystallex's gold contract position that is included in current liabilities.

Cash and cash equivalents decreased by $12.4 million during the first quarter of 2004, from $26.2 million at December 31, 2003 to $13.8 million at March 31, 2004. Operating activities utilized $8.9 million of cash, while capital expenditures utilized $4.1 million, with financing activities contributing $0.5 million. Subsequent to quarter end, Crystallex improved its cash position with an $82.2 million common share financing. Cash at April 30, 2004 was $89 million.

CASH FLOW FROM OPERATIONS

Crystallex's operating cash flow (before capital expenditures) was negative $8.9 million for the first quarter of 2004. For the comparable period in 2003, operating cash flow was negative $3.8 million. Cash from gold sales during the first quarter of 2004 generated a $1.3 million margin over direct costs of gold production, however, this was insufficient to cover $2.7 million of general and administrative expenses and $3.6 million spent during the quarter to financially settle gold contract positions. Cash flow was also negatively impacted by a $3.4 million net change in working capital items during the quarter.

The operating cash flow deficit for the first quarter of 2004 was $5.0 million higher than the deficit for the same period in 2003. The increase in the cash flow deficit was mainly due to increases in cash utilized for changes in working capital items and for settling gold contracts. These increases were partially offset by an improvement of approximately $2.0 million in the mine operating margin (revenues less mine operating costs), from a deficit of $629,000 for the first quarter of 2003 to positive mine operating cash flow of $1.3 million in the current quarter.

INVESTING ACTIVITIES

Capital expenditures during the first quarter totalled $4.1 million, as compared with $1.5 million for the same period in 2003. The increase in the current quarter was attributable to higher spending on the Las Cristinas project as well as on the Tomi concession and the Revemin mill. Capital expenditures for the first quarters of 2004 and 2003 were as follows:



==============================================================================================
US$ millions                           FIRST QUARTER 2004          FIRST QUARTER 2003
----------------------------------------------------------------------------------------------
Las Cristinas                                $2.7                        $1.1
Revemin and Tomi                             $1.1                        $0.0
El Callao (La Victoria)                      $0.0                        $0.1
Corporate                                    $0.3                        $0.3
                                             ----                        ----
Total                                        $4.1                        $1.5
==============================================================================================



Crystallex is forecasting capital expenditures of $80 million on the Las Cristinas project in 2004, although the timing of the expenditures is dependent upon the receipt of all required project permits. Crystallex intends on funding the planned expenditures for 2004 with existing cash balances.

FINANCING ACTIVITIES

Debt repayments were $515,000 during the first quarter of 2004. The next scheduled principal repayment of $515,000 is due in July 2004. At March 31, 2004, total debt amounted to approximately $7 million.

Subsequent to quarter end, on April 5, 2004, Crystallex closed an equity financing of 25 million common shares at C$4.00 per share raising net proceeds of $71.7 million. The common share financing had an over-allotment option of
3.75 million shares at C$4.00 per share, which closed on April 28, 2004 and raised additional net proceeds of $10.5 million. Total gross proceeds amounted to $82.2 million.

OUTSTANDING SHARE DATA

At April 30, 2004, 179,498,492 of common shares of Crystallex were issued and outstanding. In addition, at April 30, 2004, options to purchase 10,286,500 common shares of Crystallex were outstanding under Crystallex's stock option plan, and warrants to purchase 18,209,905 common shares of Crystallex were issued and outstanding.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Critical accounting estimates are those estimates that have a high degree of uncertainty and for which changes in those estimates could materially impact Crystallex's results. Critical accounting estimates for Crystallex include property evaluations, capitalization of exploration and development costs and commodity derivative contracts.

ACCOUNTING CHANGES

Change in Functional and Reporting Currency - Effective January 1, 2004, Crystallex changed its functional currency from the Canadian to US dollar. Concurrent with this change, Crystallex adopted the US dollar as its reporting currency. Refer to Note 2 of Notes to the Consolidated Financial Statements.

Accounting for asset retirement obligations - On January 1, 2004, Crystallex adopted CICA Handbook Section 3110 and changed its accounting policy to recognizing the fair value of liabilities for asset retirement obligations in the period incurred. There was no impact in the first quarter 2004 as a result of this change. Refer to Note 3 of Notes to the Consolidated Financial Statements.

Stock Based Compensation - Effective January 1, 2004, Crystallex changed its accounting policy for stock-based compensation and adopted the fair value method of accounting for all its stock-based compensation. Refer to Note 3 of the Notes to the Consolidated Financial Statements. Total stock option expense for the first quarter of 2004 was approximately $46,000.

Impairment of Long Lived Assets - Effective January 1, 2004, Crystallex adopted the new recommendations with respect to impairment of long lived assets. There was no material impact on the consolidated financial statements. Refer to Note 3 of the Notes to the Consolidated Financial Statements.

QUARTERLY INFORMATION



=========================================================================================================================
US$,000 (except per            FIRST QUARTER           SECOND QUARTER           THIRD QUARTER           FOURTH QUARTER
share data)                  2003         2002        2003        2002         2003       2002         2003        2002
-------------------------------------------------------------------------------------------------------------------------
Revenue                     1,358        2,119       2,508       2,247        2,809      2,098        4,655       1,833
Net Income (Loss)           4,444      (11,070)     (3,537)     (5,777)     (24,322)    (4,917)     (38,071)    (14,935)
Net Income (Loss) Per

Share                       $0.05       ($0.14)     ($0.04)     ($0.07)      ($0.21)    ($0.06)      ($0.32)     ($0.16)
=========================================================================================================================



Revenue for the fourth quarter of 2003 was positively impacted by higher gold production and higher gold prices. Net income in the fourth quarter of 2003 as compared with the same period in 2002 reflects the impact of a C$23 million write-down of mineral properties. This was partly offset by a reduction in the non-hedge derivative loss from $34.8 million in 2002 to $21.7 million in 2003.

Refer to discussions in the 2003 annual Three Management's Discussion and Analysis, (MD&A) Months for additional information. The quarterly Ended trends are consistent with the explanations March 31, of the annual trends set out in the annual MD&A.

RISK FACTORS

The profitability of Crystallex depends upon several identified factors including levels of production, commodity prices, costs of operation, financing costs, the successful integration of acquired assets and the risks associated with mining activities. Profitability will further vary with discretionary expenditures such as investments in technology, exploration and mine development. Crystallex operates in an international marketplace and incurs exposure to risks inherent in a multijurisdictional business environment including political risks, varying tax regimes, country specific employment legislation and currency exchange fluctuation. Crystallex seeks to minimize its exposure to these factors by implementing insurance and risk management programs, monitoring debt levels and interest costs, and maintaining employment and social policies consistent with sustaining a trained and stable workforce.

NON GAAP MEASURES

Total cash costs per ounce are calculated in accordance with the Gold Institute Production Cost Standard, (the "Standard"). The total cash cost per ounce data are presented to provide additional information and are not prepared in accordance with Canadian or U.S. GAAP. The data should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or costs of operations as determined under Canadian or U.S. GAAP. The total cash cost per ounce calculation is derived from amounts included in the Operating Expense line on the Statement of Operations. As this line item is unchanged under US GAAP, the total cash cost per ounce figure is similarly unchanged using US GAAP results of operations.

Data used in the calculation of total cash costs per ounce may not conform to other similarly titled measures provided by other precious metals companies. Management uses the cash cost per ounce data to access profitability and cash flow from Crystallex's operations and to compare it with other precious metals producers. Total cash costs per ounce are derived from amounts included in the Statement of Operations and include mine site operating costs such as mining, processing, administration, royalties and production taxes but exclude amortization, reclamation, capital expenditures and exploration costs.

Total cash costs per ounce may be reconciled to our Statement of Income as follows:

                         [table commences on next page]

==================================================================================================
                                                                    Three Months Ended March 31,
                                                                       2004                 2003
--------------------------------------------------------------------------------------------------
Operating Costs per Financial Statements                         $2,659,210           $1,986,686
By-Product Credits                                                       --                   --
Reclamation and Closure Costs                                            --                   --
Operating Costs for Per Ounce Calculation                        $2,659,210           $1,986,686

Gold Ounces Sold                                                      9,614                4,166
--------------------------------------------------------------------------------------------------
Total Cash Cost Per Ounce Sold                                         $277                 $477
==================================================================================================


Additional information relating to Crystallex, including the 2003 Annual Report, is available on SEDAR at www.sedar.com.

DIFFERENCES BETWEEN CANADIAN AND US GAAP

We have included in this first quarter Operating And Financial Review and Prospects a discussion of the results of operations for the three-month period ended March 31, 2004, compared to the three-month period ended March 31, 2003. This discussion is based upon our unaudited consolidated financial statements as of and for the three months then ended, which have been prepared in accordance with Canadian GAAP and which are included beginning on page F - ".

Financial statement readers should understand that there are certain significant differences between Canadian GAAP, the basis used for the results as of and for the three-month period ended March 31, 2004, and US GAAP. In order to facilitate the understanding of the differences that would have arisen had these financial statements been presented in accordance with US GAAP, refer to Note 17 of the audited consolidated financial statements as of and for the year ended December 31, 2003. Note 17 outlines all of the significant differences between Canadian GAAP and US GAAP, as well as the implications of new future accounting pronouncements, that will affect Crystallex.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

Crystallex's principal operations are resident in Venezuela. However, aside from local trade/supplier debt, all transactions from these operations are denominated in US dollars. Gold sale proceeds, as well as related forward production contracts and written call options, are all received or denominated in US dollars. To finance the acquisition of its operations, Crystallex has incurred debt through bank instruments and convertible notes, both of which are denominated in US dollars.

Crystallex's variable rate debt consists solely of its long term bank financing utilized to fund the acquisition of mineral properties. This bank debt bears interest at LIBOR plus an applicable margin. Considering the amount of debt outstanding as at December 31, 2003 ($Cdn 9.7 million), a rapid or large increase in the base rate, LIBOR, would not have a material impact on Crystallex's earnings statement.

GOLD CONTRACTS

Crystallex enters into financial agreements with major financial institutions to manage underlying revenue and future cash flow exposures arising from changes in gold prices. Contracts include forward sales and call options.

Crystallex has adopted a policy to become hedge free as we hold the view that the market ascribes a discount to derivatives. Crystallex plans to eliminate its existing economic derivative commitments, which consist of call options sold and forward sales contracts. This will be accomplished by repurchasing forward sales and call option contracts at opportune times. To facilitate this approach, Crystallex plans to negotiate with its counterparties to move certain commitments to future periods.

Crystallex made considerable progress during 2003 in reducing the number of hedged ounces of gold. Commitments under forward sales and call options were reduced from 471,872 ounces to 350,025 ounces, a reduction of almost 122,000 ounces. This was accomplished by delivering gold production into forward sales positions, buying back 25,000 ounces of forward sales (at a net cost of approximately US$74 per ounce or US$1.84 million) and by retiring 37,640 ounces of forward sales as part of the sale of the San Gregorio mine. At year-end, Crystallex's contracted ounces represented just 3% of our reserves.

As tabled below, at December 31, 2003, Crystallex's derivative position was comprised of 125,856 ounces of fixed forward contracts at an average price of US$305 per ounce, and 224,169 ounces of call options sold at an average price of US$303 per ounce.



==============================================================================================================
                                                         2004           2005            2006          TOTAL
--------------------------------------------------------------------------------------------------------------
Fixed Forward Gold Sales (ounces)                      43,430         42,430          39,996        125,856
Average Price (US$/ounce)                                $300           $305            $310           $305
Written Gold Call Options (ounces)                    127,237         94,932           2,000        224,169
Average Exercise Price (US$/ounce)                       $298           $309            $348           $303
TOTAL (OUNCES)                                        170,667        137,362          41,996        350,025
AVERAGE PRICE (US$/OUNCE)                                $299           $308            $312           $304
==============================================================================================================



Accounting for Derivative Instruments

Crystallex's existing forward sales and call options are designated as derivatives so they do not qualify for the normal sales exemption (or hedge accounting) for accounting treatment. Crystallex's metal trading contracts are recorded on the Balance Sheet at fair market value. Crystallex has no off-balance sheet gold contracts. Changes in the fair value of derivatives recorded on the Balance Sheet are recorded in earnings as an unrealized non-hedge derivative (loss) gain in the Statement of Operations. The gains and losses occur because of changes in commodity prices and interests rates.

The variation in the fair market value of options and forwards from period to period can cause significant volatility in earnings; however, this fair market value adjustment is a non-cash item that will not impact Crystallex's cash flow. For the year, the total unrealized mark-to-market loss on the non-hedge derivative positions was $19.4 million. In addition, realized losses of $2.3 million arising from financial settlement of contracts were also recognized.

Mark-to-Market (Fair Value)

At December 31, 2003, the unrealized mark-to-market value of Crystallex's gold forward sales and call options, calculated at a year end spot price of US$415 per ounce was negative $52.6 million. This fair value is recorded on the Balance Sheet as a liability (Deferred Credit) and represents the replacement value of these contracts based upon the spot gold price at year-end and does not represent an obligation for payment. Crystallex's obligations under the forward sales contracts are to deliver an agreed upon quantity of gold at a predetermined price by the maturity date of the contract, while delivery obligations under the call options sold are contingent upon the price of gold and will take effect if the gold price is above the strike price of the relevant contract at its maturity date and the option is exercised by the option holder.

In circumstances where Crystallex is unable to meet the obligations under the fixed forward sales or call options, Crystallex may negotiate with the counterparty to defer the expiry date of the forward sale or call option, purchase gold in the market, or settle the positions financially. If Crystallex were to purchase gold in the market or settle the contracts financially, it would result in a reduction of Crystallex's cash. The table below illustrates the cash requirement if Crystallex had to financially settle contract positions in excess of planned production. The analysis assumes Crystallex proceeds with a Bio Oxidation operation at La Victoria, the Albino mine is developed on schedule and excludes future Las Cristinas production. It also assumes Crystallex is unable to roll existing contracts to future periods. The December 31, 2003 spot gold price of US$415 per ounce is used.



=============================================================================================================
US$ MILLIONS                                                  2004        2005         2006        TOTAL
-------------------------------------------------------------------------------------------------------------
Total ounces Committed                                     170,667       137,362       41,996       350,025
Planned Production                                          50,000        75,000       65,000       190,000
Excess Committed Ounces                                    120,667        62,362          nil       183,029
Average Committed Price (US$/oz)                              $299          $308         $312          $302(1)
Average Assumed Spot Price (US$/oz)                           $415          $415         $415          $415
CASH REQUIRED TO SETTLE EXCESS POSITIONS                     $14.0          $6.7          NIL         $20.7
=============================================================================================================


(1) Represents the average price for the years 2004 and 2005 in which there are excess committed ounces.

Crystallex cautions readers not to place undue reliance on the projected production figures illustrated above. Predictions and forecasts involve inherent risks and uncertainties. As described in "Risk Factors," a number of factors could cause actual results to differ from plans.

                                   MANAGEMENT

DIRECTORS AND SENIOR MANAGEMENT

In the following table and notes thereto is stated the name of each current Crystallex director and member of senior management, all offices of Crystallex now held by him, his business experience and principal occupation, the period of time for which he has been a director or member of senior management, and, for directors, other principal directorships:




NAME AND OFFICE, FUNCTION OR      BUSINESS EXPERIENCE AND           DIRECTOR/OFFICER      PRINCIPAL
POSITION WITH CRYSTALLEX          PRINCIPAL OCCUPATION              SINCE                 DIRECTORSHIPS
------------------------          --------------------              --------              -------------
Robert A. Fung(2)                 Employee                          December 3, 1996      Toronto Waterfront
Toronto, Ontario,                 Orion Securities, Inc.                                  Revitalization
Chairman of the Board, Director                                                           Corporation; Stockhouse
                                                                                          Media Corporation; El
                                                                                          Cal-lao Mining Corp.
Todd Bruce (2)(4)                 President and Chief Executive     September 22, 2003
Toronto, Ontario                  Officer of Crystallex
President, Chief Executive        International Corporation
Officer and Director

Michael J. H. Brown(2)(3)(4)      Principal, Capital Markets        October 10, 2002      Queenston Mining Inc.;
Toronto, Ontario                  Advisory                                                El Callao Mining Corp.
Director

C. William Longden(1)(4)          Vice Chairman, Marshall,          July 25, 2000         Marshall, Macklin,
Toronto, Ontario`                 Macklin, Monaghan Limited                               Monaghan Limited; El
Director                                                                                  Callao Mining Corp.

David I. Matheson(2)(3)           Counsel, McMillan Binch, LLP      July 25, 2000         Clarke Inc.; El Callao
Toronto, Ontario,                 Barristers & Solicitors                                 Mining Corp.
Director

Harry J. Near (1)(5)              President, Near Consultants &     May 5, 1997           El Callao Mining Corp.
Ottawa, Ontario,                  Associates; Principal, The
Director                          Earnscliffe Strategy Group

Marc J. Oppenheimer(2)(4)         Director,                         February 20, 1995     Net2Phone, Inc., First
Leonia, New Jersey,               Crystallex International                                Choice  Industries,
Director                          Corporation                                             Ltd; El Callao Mining
                                                                                          Corp.

Johan C. van't Hof(1)(2)(4)       President,                        March 12, 2004
Toronto, Ontario                  Tonbridge Corporation
Director


NAME AND OFFICE, FUNCTION OR      BUSINESS EXPERIENCE AND           DIRECTOR/OFFICER      PRINCIPAL
POSITION WITH CRYSTALLEX          PRINCIPAL OCCUPATION              SINCE                 DIRECTORSHIPS
------------------------          --------------------              --------              -------------
Armando F. Zullo (2)(5)           President                         December 3, 1996      El Callao Mining Corp.
Vancouver, British Columbia       A.F. Zullo & Company Ltd
Director

Daniel R. Ross                    Executive Vice President,         July 1, 2001
Toronto, Ontario,                 Corporate Counsel, and
Executive Vice President,         Secretary of Crystallex
Corporate Counsel, and Secretary  International Corporation

Dr. Sadek El-Alfy                 Vice President-Operations         February 1, 1997
Seattle, Washington,              Crystallex International
                                  Corporation


Borden D. Rosiak Toronto,         Chief Financial Officer           September 1, 2002
Ontario,                          Crystallex International
Chief Financial Officer           Corporation

Kenneth Thomas,                   Chief Operating Officer           April 1, 2003
Toronto, Ontario,                 Crystallex International
Chief Operating Officer           Corporation

John Binns,                       Vice President - Environment      June 1, 2004
Toronto, Ontario,                 Crystallex International
Vice President - Environment      Corporation

Dan Hamilton                      Vice President - Controller       June 1, 2004
Toronto, Ontario,                 Crystallex International
Vice President - Controller       Corporation


(1) Member of the Audit Committee

(2) Member of the Finance and Risk Management Committee

(3) Member of the Corporate Governance Committee

(4) Member of the Environmental, Health and Safety and Operations Committee
(5) Member of the Nominating and Compensation Committee

All directors serve until the next Annual General Meeting of Crystallex unless they resign or are otherwise replaced by the shareholders of Crystallex. The following is a brief description of each of Crystallex's directors and principal officers:.

Robert A. Fung, Chairman. Prior to his appointment as Crystallex's Chairman on February 12, 1998, Mr. Fung was a Crystallex Director and Vice Chairman of Gordon Capital Corporation, a Canadian investment bank, where he oversaw a broad range of investment activities. Currently, Mr. Fung serves as an employee at Orion Securities Inc. and from 1997 to 2001 was a Senior

Partner of Capital West Group. In addition, Mr. Fung serves as Chairman of the Task Force to redevelop Toronto's Waterfront, a Cdn$12 billion redevelopment project and one of the largest urban renewal projects undertaken in the history of Canada, and is a partner in Osprey Capital Partners, an investment banking firm. He is a Director of the Government of Canada's Export Development Corporation. Mr. Fung works closely with the Board of Directors and Crystallex's senior management in determining Crystallex's business strategy.

Todd Bruce, President and Chief Executive Officer. Mr Bruce has served as Crystallex's President and Chief Executive Officer and a Crystallex director since September 22, 2003. Prior to joining Crystallex Mr. Bruce was President and Chief Operating Officer of IAMGOLD Corporation. Mr. Bruce is responsible for the overall administration of Crystallex and all elements of its business.


Michael Brown, Director. Mr. Brown is the founder and President of Capital Markets Advisory, which he established in 2001. Prior to 2001, Mr. Brown held various positions between 1998 and 2001 with Macquarie Bank of Australia, serving as President and Chief Executive Officer of Macquarie North America and then as Vice-Chairman. Prior to 1998, Mr. Brown was a Managing Partner with Gordon Capital Corporation, responsible for coordinating and marketing investment banking services to the mining industry.

C. William Longden, Director. Mr. Longden was Vice President (Corporate Development) with Marshall, Macklin, Monaghan Limited from 1990 to May 9, 2001, and has been a director of that company since 1985. He is also President of Marshall, Macklin, Monaghan International Corporation. Mr. Longden has an extensive background and experience in construction management and in infrastructure development and management on a global scale.


David I. Matheson, Director. Mr. Matheson is counsel to the Toronto law firm McMillan Binch LLP. Prior to joing McMillan Binch in December 2001, Mr. Matheson had been a partner with the Toronto law firm of Aird & Berlis from 1991 to 2001, when he became counsel to that firm. Mr. Matheson has an extensive background in international finance and taxation and has lectured on corporate governance, evolving director's responsibilities, and other areas of corporate law.


Harry J. Near, Director. Mr. Near is the Principal of the government and public affairs consulting company, The Earnscliffe Strategy Group. Mr. Near regularly advises companies on government policy and regulatory matters. He is a former Chief of Staff and Senior Policy Adviser to the Canadian Ministry of Energy Mines and Resources and a former adviser to the Prime Minister of Canada.


Marc J. Oppenheimer, Director. Mr. Oppenheimer served as Crystallex's President and Chief Executive Officer and a Crystallex Board member from February 1995 until September 22, 2003, and as Crystallex's Vice Chairman from September 22, 2003, until May 7, 2004. Prior to coming to Crystallex, he held executive positions at The Chase Manhattan Bank and Midlantic National Bank. Immediately before joining Crystallex, Mr. Oppenheimer was engaged in merchant banking activities and was a consultant to Crystallex.

Johan C. van't Hof, Director. Mr. van't Hof, a Chartered Accountant, is President and Principal of Toronto based Tonbridge Corporation. Prior to forming Tonbridge Corporation Mr. van't Hof was Chief Operating Officer of Carter Group Inc from 2001 to 2003 and was a Partner and Managing Director of PriceWaterhouse Coopers Securities Inc from 1991 to 2001.


Armando F. Zullo, Director. Mr. Zullo is the founder and President of A.F. Zullo & Company Ltd., a supplier of industrial products to commercial and industrial entities including mining companies and other multi-national companies.

Daniel R. Ross, Executive Vice President and Corporate Counsel. Prior to joining Crystallex full-time in September 2001, Mr. Ross was a partner of McCarthy Tetrault, one of Canada's largest law firms, having joined McCarthy Tetrault in 1991. Prior to his retirement from the firm, Mr. Ross served as managing partner of its London, Canada offices. Mr. Ross has served on a number or private and charitable boards and is currently Chairman of the Board of the London Health Sciences Centre, one of Canada's largest hospitals. Over the past several years, he was instrumental in the negotiation and completion of Crystallex's acquisitions and financings. Mr. Ross coordinates the placement and execution of legal, administrative and related services.

Dr. Sadek El-Alfy, Vice President - Operations. Dr. El-Alfy has more than 20 years of experience in mine management and operation. Prior to joining Crystallex in February, 1997, he was Vice President of Operations for Royal Oak Mines and previously was General Manager of the Iron Ore Company of Canada. He has a degree in mining engineering and received his doctorate from the University of London. Dr. El-Alfy directs and manages the mining operations of Crystallex and advises in acquisitions and exploration programs.


Borden D. Rosiak, Chief Financial Officer. Mr. Rosiak joined Crystallex in May 2002 and became Chief Financial Officer of Crystallex in September 2002. Prior to joining Crystallex, Mr. Rosiak was Chief Financial Officer of Dorset Partners, a private investment firm. From 1994 to 1999 he was Chief Financial Officer of Newcourt Credit Group, a global financial services company. Mr. Rosiak managed the capital structure of Newcourt, including numerous equity offerings as well as the financial and administrative operations. He also served as CFO of Toronto's 2008 Olympic Bid committee. Mr. Rosiak is a Chartered Accountant and also holds a bachelor's degree in Applied Sciences - Chemical Engineering. Mr. Rosiak manages and directs Crystallex's financial administration.

Ken Thomas, Chief Operating Officer. Mr. Thomas joined Crystallex on April 1, 2003. He served for many years as a senior officer of Barrick Gold Corporation. From 1990 to 1995, Mr. Thomas was Barrick's Senior Vice-President Metallurgy and Construction and from 1995 until his departure in 2001, he served as Senior Vice President, Technology. In May 2001, Mr. Thomas joined Hatch, and immediately prior to joining Crystallex was Managing Director for Hatch in Western Australia. Mr. Thomas is a professional engineer and obtained his doctorate in Technical Sciences from Delft University in The Netherlands.

John Binns - VP, Environment. Mr. Binns joined Crystallex on December 19, 2003, after several years with Barrick Gold Corporation at their Santiago Office, Chile, where he was, amongst other duties, responsible for the environmental closure plan for Barrick El Indio. He has an undergraduate degree in geology and a post graduate qualification in environmental studies. Mr. Binns has many years international experience with firms such as Rio Tinto and his bilingual skills in Spanish and English.

Dan Hamilton - Vice President-Controller. Mr. Hamilton has over 20 years of aggressive post-qualification experience in Accounting and Finance roles. Prior to joining Crystallex on August 18, 2003, Mr. Hamilton was VP Group Controller of AMEC Inc, a multi national construction and engineering firm with annual revenues in excess of C$3 billion. Mr. Hamilton has had senior management positions as controller with various multi million dollar companies including, Agra Monenco Inc., Noranda Inc. and Noranda Minerals Inc. Mr. Hamilton received his B. Comm and B. Admin from the University of Ottawa and degrees from the Ontario Institute of Chartered Accountants. Previously, Mr. Hamilton served as treasurer of the Ontario Mining Association.

COMPENSATION

All amounts shown in the following three tables are in Canadian dollars unless otherwise noted:

                          [text continues on next page]

                                            SUMMARY COMPENSATION TABLE FOR EXECUTIVE OFFICERS
                                  (UNLESS OTHERWISE INDICATED ALL DOLLAR AMOUNTS ARE IN CANADIAN DOLLARS)

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                    ANNUAL COMPENSATION                      AWARDS
                                         ---------------------------------------------   --------------
                                                                                          SECURITIES
                                                                          OTHER ANNUAL   UNDER OPTIONS       ALL OTHER
     NAME AND                             SALARY        BONUS(2)          COMPENSATION     GRANTED(3)      COMPENSATION
 PRINCIPAL POSITION          YEAR           ($)           ($)                  ($)            (#)               ($)
---------------------      --------    -----------  ---------------    ----------------- --------------   ---------------
Robert A. Fung               2003          NIL           $561,800          $520,000(6)       620,000            NIL
Chair of the Board           2002          NIL         US$100,000          $180,000           55,000            NIL
                             2001          NIL         US$100,000          $180,000          205,000            NIL
                                                         $350,000

Marc J. Oppenheimer          2003       US$505,577     US$425,000         US$12,000(4)       450,000            NIL
Vice Chair of the            2002       US$449,996     US$195,000         US$11,000(4)        40,000            NIL
Board                        2001       US$418,461     US$195,000         US$10,500(4)       190,000            NIL

Todd Bruce                   2003         $138,267         NIL              $13,267(7)       400,000            NIL
President and Chief          2002           NIL            NIL                NIL               NIL             NIL
Executive Officer            2001           NIL            NIL                NIL               NIL             NIL

Kenneth G. Thomas            2003         $233,100       $150,000             NIL            180,000         $50,000(8)
Chief Operating              2002           NIL            NIL                NIL               NIL             NIL
Officer                      2001           NIL            NIL                NIL               NIL             NIL

Daniel R. Ross               2003         $400,000       $345,000             NIL            230,000            NIL
Executive                    2002         $400,000       $178,024             NIL             50,000            NIL
Vice-President and           2001         $166,667        $83,333          US$6,000(5)       255,000            NIL
Corporate Counsel

Dr. Sadek El-Alfy            2003       US$222,000     US$140,000          US$1,800(4)       200,000            NIL
Vice-President               2002       US$222,000      US$25,000          US$1,800(4)          NIL             NIL
Operations                   2001       US$222,000      US$50,000          US$1,800(4)        65,000            NIL

Borden D. Rosiak             2003       $226,667         200,000            NIL              180,000            NIL
Chief Financial Officer      2002        49,800          20,000             NIL               NIL               NIL
(September 2002 to           2001         NIL              NIL              NIL                NIL              NIL
present)



NOTES:

(1)   12 months ended December 31, 2003, 2002 and 2001.
(2) Bonuses are reported in the year in which they were earned, not the year in which they were paid.
(3)   Options for Common Shares granted during the year.
(4) Matching contribution made by Crystallex to the Named Executive Officer's 401(k) plan.
(5)   Director's honorarium.
(6) Fees paid to Osprey Capital Partners, a partnership in which Mr. Fung is a partner. The fees were paid for financial and investment banking services provided by Mr. Fung, unrelated to his role as Chair of the Board, and by other partners of Osprey Capital Partners.
(7) Consulting fees paid to Mr. Bruce for the period September 1, 2003 to September 21, 2003.
(8)   Relocation allowance.

Stock Options

The following table sets forth information concerning option grants during 2003 to Crystallex's executive officers as at December 31, 2003:


                          OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 2003

                                                                                     Market Value
                                                % of Total                          of Securities
                              Securities         Options                              Underlying
                                 Under          Granted to        Exercise or       Options on the
                             Option(1)(3)      Employees in        Base Price       Date of Grant         Expiration
           Name                   (#)            Year(2)          ($/Security)       ($/Security)            Date
--------------------------   ------------      ------------       ------------      ---------------   -----------------
Robert A. Fung                 525,000             14.9%               $3.00             $3.00        August 10, 2013
                                45,000              1.3%               $1.90             $1.90        June 26, 2013
                                50,000              1.4%               $2.14             $2.14        January 14, 2013

Marc J. Oppenheimer            375,000             10.6%               $3.00             $3.00        August 10, 2013
                                25,000              0.7%               $1.90             $1.90        June 26, 2013
                                50,000              1.4%               $2.14             $2.14        January 14, 2013

Todd Bruce                     400,000(4)          11.3%               $3.03             $3.03        October 1, 2008

Kenneth G. Thomas               80,000              2.3%               $3.00             $3.00        August 10, 2008
                               100,000              2.8%               $1.31             $1.31        April 30, 2008

Daniel R. Ross                 180,000              5.1%               $3.00             $3.00        August 10, 2013
                                50,000              1.4%               $2.14             $2.14        January 14, 2013

Dr. Sadek El-Alfy              150,000              4.2%               $3.00             $3.00        August 10, 2008
                                50,000              1.4%               $2.14             $2.14        January 14, 2008

Borden D. Rosiak                80,000              2.3%               $3.00             $3.00        August 10, 2008
                                50,000              1.4%               $1.90             $1.90        June 26, 2008
                                50,000              1.4%               $2.14             $2.14        January 14, 2008



NOTES:

(1)   Options for Common Shares.
(2) Includes the options granted to the Named Executive Officers and employees who are not directors.
(3) Unless otherwise indicated, all options are exercisable immediately upon issuance.
(4) The options granted to Mr. Bruce vest at the rate of one-third per year on the anniversary of the date of grant.

The following table sets forth information concerning the value realized upon the exercise of options during 2003 and the value of unexercised options held by Crystallex's executive officers as of December 31, 2003:




                                 AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2003
                                                 AND FINANCIAL YEAR-END OPTION VALUES


                          SECURITIES        AGGREGATE                                          VALUE OF UNEXERCISED
                           ACQUIRED ON        VALUE            UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
         NAME             EXERCISE (#)      REALIZED             AT YEAR-END (#)                    AT YEAR-END
-----------------------  --------------    -----------   -------------------------------  -------------------------------
                                                          EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                                                          -----------     -------------    -----------     -------------
Robert A. Fung                 NIL             NIL        2,422,500               NIL       $3,931,150            NIL
Marc J. Oppenheimer            NIL             NIL        2,295,000               NIL       $3,972,100            NIL

Todd Bruce                     NIL             NIL              NIL           400,000              NIL       $188,000
Kenneth G. Thomas              NIL             NIL          180,000               NIL         $259,000            NIL
Daniel R. Ross                 NIL             NIL          740,000               NIL         $867,250            NIL
Dr. Sadek El-Alfy              NIL             NIL          285,000               NIL         $254,250            NIL
Borden D. Rosiak               NIL             NIL          180,000               NIL          188,000            NIL



COMPENSATION OF DIRECTORS

Directors of Crystallex are compensated for their services as directors through a combination of annual fees, stock options and, in the discretion of the Board in certain circumstances, special payments.

Outside directors (in 2003, Messrs. Brown, Longden, Matheson, Near and Zullo) receive an annual fee of US$12,000 payable, at the option of Crystallex, in Common Shares. All directors receive an annual grant of 20,000 options to acquire Common Shares. The Chair of a Board committee receives an additional annual grant of 15,000 options to acquire Common Shares. A member of a Board committee (other than the Chair) receives an additional annual grant of 10,000 options to acquire Common Shares. The options are granted immediately after the annual general meeting of shareholders of Crystallex.

In 2003, Crystallex made special payments of $75,000 to Mr. Matheson for the additional work carried out by him with respect to the Audit Committee's duties and financial review of Crystallex and $145,000 to Mr. Near for the additional work carried out by him over the past several years in connection with the Las Cristinas project.

Also, in 2003, the Chair of the Audit Committee received a special grant of 15,000 options to acquire Common Shares and the other members of the Audit Committee received a special grant of 10,000 options to acquire Common Shares for the additional work carried out by them with respect to the Audit Committee's duties and financial review of Crystallex.

Crystallex's directors received the following options during 2003 (in addition to the options listed above for executive officers that are also directors):



--------------------------------------------------------------------------------------------------------------------
            NAME                    NUMBER OF OPTIONS             PRICE (CDN. $)                EXPIRY DATE
--------------------------------------------------------------------------------------------------------------------
Michael J. H. Brown                       80,000                       $1.90             June 26, 2013
--------------------------------------------------------------------------------------------------------------------
C. William Longden                        30,000                       $1.90             June 26, 2013
--------------------------------------------------------------------------------------------------------------------
David I. Matheson                         45,000                       $1.90             June 26, 2013
--------------------------------------------------------------------------------------------------------------------
Harry J. Near                            180,000                       $3.00             August 10, 2013
                                          50,000                       $1.90             June 26, 2013
--------------------------------------------------------------------------------------------------------------------
Armando F. Zullo                          25,000                       $1.90             June 26, 2013
--------------------------------------------------------------------------------------------------------------------


Directors will continue to be paid market value for special projects in which they are engaged on behalf of Crystallex, such as legal or investment work, etc. (See "Major Shareholders and Related Party Transactions - Related Party Transactions.")

BOARD PRACTICES


Each member of Crystallex's Board of Directors serves for a one year term and is subject to election at Crystallex's Annual General Meeting. Crystallex's next Annual General Meeting is scheduled to be held on June 1, 2004. See "Directors and Senior Management" for the period during which Crystallex's current directors have held their office.

No Crystallex director, except for Robert A. Fung, the Chairman of the Board of Directors, and Todd Bruce, Crystallex's President and Chief Executive Officer, has a contract or agreement with Crystallex or any of its subsidiaries providing for benefits upon termination of employment with Crystallex. The Crystallex Board has approved a compensation continuation plan protecting management employees in the event of termination of employment upon the sale of Crystallex or a change in control of Crystallex.

CORPORATE GOVERNANCE

Crystallex is

    o  incorporated under the Canada Business Corporations Act;

    o a reporting issuer under the securities laws of the Provinces of Ontario, British Columbia, Alberta, Quebec, Nova Scotia and Newfoundland and Labrador; and

    o a reporting foreign private issuer with the United States Securities and Exchange Commission.

The Common Shares of Crystallex are listed on the Toronto Stock Exchange ("TSX") and the American Stock Exchange ("AMEX").

Crystallex's Board of Directors approved its Corporate Governance Statement on April 15, 2004. The corporate governance practices described in the Statement have been developed taking into account recent and proposed changes in corporate governance standards applicable to Crystallex in Canada and the United States. Crystallex believes that its corporate governance practices comply with the guidelines of the TSX and the rules of the AMEX currently applicable to it. As noted in the Statement, the Board has resolved that, commencing with the annual general meeting of shareholders of Crystallex to be held in 2005, a majority of the directors will be independent.


EMPLOYEES


Crystallex Employees (Full-Time and Part-time) As of December 31, 2003:



---------------------------------------------------------------------------------------------------------------
LOCATION                                 2003                         2002                        2001
---------------------------------------------------------------------------------------------------------------
Canada                                    9                           6                          4
---------------------------------------------------------------------------------------------------------------
United States                             4                           4                          4
---------------------------------------------------------------------------------------------------------------
Uruguay                                   0                         170                        164
---------------------------------------------------------------------------------------------------------------
Venezuela                               300                         300                        198
---------------------------------------------------------------------------------------------------------------


Approximately 90 of Crystallex's employees at its Tomi mine and Revemin mill are unionized. Crystallex believes that it has good relationships with its employees, including its unionized employees.

SHARE OWNERSHIP


The following table sets forth the number of Crystallex common shares beneficially owned as of May 31, 2004, by each of Crystallex's directors and executive officers, and information concerning options to purchase common shares each of such persons owns. All dollar amounts shown in this table are in Canadian dollars unless otherwise noted.




------------------------------------------------------------------------------------------------------------------------
                                SHARES BENEFICIALLY OWNED                            OPTIONS
------------------------------------------------------------------------------------------------------------------------
                                                PERCENT
                                                OF OUT-
                                               STANDING
             NAME                AMOUNT (1)   SHARES (2)        NUMBER         EXERCISE PRICE       EXPIRATION DATES

Robert A. Fung                     19,500        1.36%          2,422,500        $1.00 - $3.00    11/13/05- 08/10/13
------------------------------------------------------------------------------------------------------------------------
Todd Bruce                         16,100          *              400,000                $3.03          10/01/08
------------------------------------------------------------------------------------------------------------------------
Michael Brown                       8,546          *               80,000                $1.90          06/26/13
------------------------------------------------------------------------------------------------------------------------
C. William Longden                 81,114          *              226,500        $2.20 - $2.25    08/08/10- 06/26/13
------------------------------------------------------------------------------------------------------------------------
David I. Matheson                  13,779          *              290,000        $1.75 - $2.25    08/08/10- 06/26/13
------------------------------------------------------------------------------------------------------------------------
Harry J. Near                     126,454          *              705,000        $1.00 - $3.00    11/07/07- 08/10/13
------------------------------------------------------------------------------------------------------------------------
Marc J. Oppenheimer               279,910        1.43%          2,295,000        $1.00 - $3.00    11/13/05- 08/10/13
------------------------------------------------------------------------------------------------------------------------
Johan van't Hof                     NIL           NIL               NIL               NIL                 NIL
------------------------------------------------------------------------------------------------------------------------
Armando F. Zullo                   53,102          *              265,000        $1.41 - $2.27    06/26/07- 06/26/13
------------------------------------------------------------------------------------------------------------------------
Daniel R. Ross                    128,391          *              740,000        $1.50 - $3.00    11/07/07- 08/10/13
------------------------------------------------------------------------------------------------------------------------
Dr. Sadek E. El-Alfy               32,000          *              285,000        $2.00 - $3.00    11/13/05- 08/10/13
------------------------------------------------------------------------------------------------------------------------
Borden Rosiak                       NIL            *              180,000        $1.90 - $3.00    01/14/08- 08/10/08
------------------------------------------------------------------------------------------------------------------------
Kenneth Thomas                      NIL            *              180,000        $1.31 - $3.00    04/30/08- 08/10/08
------------------------------------------------------------------------------------------------------------------------



* Less than 1% of common shares outstanding as of May 31, 2004.

(1) Information on Common Shares beneficially owned is not within the knowledge of the management of Crystallex and has been furnished by the respective persons.

(2) The percentage indicated for each named person is based upon 179,498,492 common shares issued and outstanding as of May 31, 2004, and the number of common shares underlying the immediately exercisable options held by such person. The percentage calculations for each named person do not include any common shares beneficially owned by any other person or any common shares issuable upon the exercise of any other currently outstanding options, warrants, or other rights to acquire common shares, other than those beneficially owned by such person.

Crystallex is authorized to issue to its officers, directors, employees, and consultants options to acquire an aggregate of up to 13,500,000 common shares under its Incentive Share Option Plan that it adopted in 1997 and amended in 1998, 2000, 2001, 2002 and 2004. As of May 31, 2004, there were 1,812,792 options available for issuance under the Option Plan, subject to shareholder approvals noted above.

EMPLOYMENT CONTRACTS

Crystallex has entered into employment agreements with each of the Named Executive Officers other than Dr. El-Alfy.

Mr. Fung's agreement sets out the terms on which Mr. Fung will act as Chair of the Board of Directors. The agreement is effective January 1, 2004. Under the agreement, Mr. Fung is entitled to receive annual compensation of $180,000 and, unless otherwise determined by the Board, a minimum annual bonus of US$100,000. He is also eligible for an additional annual bonus, based on performance, in the discretion of the Board. If there is a change of control of Crystallex or Crystallex sells substantially all of its assets and, as a result, Mr. Fung ceases to be Chair of the Board, Mr. Fung is entitled to receive a lump sum payment equal to three times his annual compensation including the minimum bonus.

Mr. Oppenheimer had entered into an agreement, effective March 6, 2000, which set out the terms on which he acted as Crystallex's President and Chief Executive Officer. Mr. Oppenheimer resigned as President and Chief Executive Officer on September 22, 2003, and was appointed Vice Chairman of the Board of Directors. By mutual agreement, Mr. Oppenheimer's employment agreement continued to accommodate transition activities until Mr. Oppenheimer and Crystallex terminated the agreement effective April 1, 2004. Mr. Oppenheimer ceased to be Vice Chairman of the Board on May 7, 2004, the date on which Crystallex paid him a US$1.3 million payment pursuant to the termination agreement, but Mr. Oppenheimer remains a director of Crystallex.

Mr. Bruce's agreement sets out the terms on which Mr. Bruce will act as President and Chief Executive Officer of Crystallex. The agreement is effective September 22, 2003. Under the agreement, Mr. Bruce is entitled to receive an annual salary of $500,000 and participate in Crystallex's benefit program. He is also eligible for an annual bonus, based on performance, in the discretion of the Board of Directors. At the time of his employment, Mr. Bruce received 400,000 options under Crystallex's Share Option Incentive Plan. The options vest at the rate of one-third per year on the anniversary of the date of grant. If Mr. Bruce is terminated for reasons other than cause, or if there is a change of control of Crystallex or Crystallex sells substantially all of its assets and, as a result, Mr. Bruce ceases to be President and Chief Executive Officer, Mr. Bruce is entitled to receive a lump sum payment equal to three times his annual salary and a continuation of his benefits for a period of three years or until he finds other employment, whichever comes first. Also, all of his unvested options will vest immediately.

Mr. Thomas' agreement sets out the terms on which Mr. Thomas will act as Chief Operating Officer of Crystallex. The agreement is effective April 1, 2003. Under the agreement, Mr. Thomas is entitled to receive an annual salary of $300,000 and an annual bonus of $50,000 and participate in Crystallex's benefit program. He is also eligible for an additional annual bonus, based on performance, in the discretion of the Board. If there is a change of control of Crystallex or Crystallex sells substantially all of its assets and, as a result, Mr. Thomas ceases to be Chief Operating Officer, Mr. Thomas is entitled to receive a lump sum payment equal to two times his annual salary and a continuation of his benefits for a period of two years.

Mr. Ross' agreement sets out the terms on which Mr. Ross will act as Executive Vice-President and Corporate Counsel of Crystallex. The agreement is effective July 1, 2002. Under the agreement, Mr. Ross is entitled to receive an annual salary of $400,000 and participate in Crystallex's benefit program. In addition, he is entitled to negotiate an annual bonus. If there is a change of control of Crystallex or Crystallex sells substantially all of its assets and, as a result, Mr. Ross ceases to be Executive Vice-President and Corporate Counsel, Mr. Ross is entitled to receive his annual salary, bonus and benefits for a period of three years or until the termination date of his agreement (December 31, 2006, subject to renewal), whichever is greater.

Mr. Rosiak's agreement sets out the terms on which Mr. Rosiak will act as the Chief Financial Officer of Crystallex. The agreement is effective the 3rd day of September, 2002. Under the agreement, Mr. Rosiak is entitled to receive an annual salary of $265,000 and participate in Crystallex's benefit program. He is also eligible for an annual bonus, based on performance, in the discretion of the Board. If there is a change of control of Crystallex or Crystallex sells substantially all of its assets and, as a result, Mr. Rosiak ceases to be Chief Financial Officer, Mr. Rosiak is entitled to receive a lump sum payment equal to two times his annual salary and a continuation of his benefits for a period of two years.


                MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

MAJOR SHAREHOLDERS

As far as known by Crystallex, and except as set forth in the table below, Crystallex is not directly or indirectly owned or controlled by another corporation(s) or by any foreign government.

The table below sets forth information as of May 31, 2004, with respect to any person who is known to Crystallex to be the owner of more than 5% of Crystallex's common voting securities outstanding and the total amount of common shares owned to the best knowledge of Crystallex, by the officers and directors of Crystallex as a group.

None of Crystallex's shareholders had different voting rights.




                                                                             PERCENTAGE OF
                                                   NO. OF                      OUTSTANDING
            NAME AND ADDRESS(1)                COMMON SHARES                 COMMON SHARES(2)
            ----------------                   -------------                 -------------
     Cede & Co.                                 101,590,444                       56.6%
     Box 20
     Bowling Green Station
     New York, New York 10274

     CDS & Co.
     25 The Explanade                                                             32.4%
     Box 1038, Station A                         58,082,369
     Toronto, Ontario  M5E 1W5




(1) Clearing Agencies. Crystallex has no knowledge of the beneficial owners of these shares and, to the knowledge of the directors and senior officers of Crystallex, no person beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than five percent of the voting rights attached to all shares of Crystallex entitled to be voted at the Meeting.

(2)      Shareholdings are shown as at May 31, 2004.

On May 31, 2004, the number and class of shares which Crystallex was authorized to issue were an unlimited number of common shares, Class A preference shares, and Class B preference shares. As of May 31, 2004, none of the Class A or Class B preference shares have been issued and 179,498,492 common shares were issued and outstanding. In addition, 28,496,405 common shares were authorized for issuance for various reasons, including for the exercise of stock options, finder's fee, exercise of warrants issued in private placements, placement agent's fee for a private placement, and exercise of warrants issued for convertible notes and broker's fees.

The shareholder records of Crystallex's transfer agent, CIBC Mellon Trust Company, indicate that as of May 31, 2004, there were a total of 427 United States shareholders and institutions holding 114,502,043 shares, which holdings represented approximately 64% of Crystallex's then outstanding non-escrowed common shares.


As of the date of this prospectus, Crystallex's senior management knows of no arrangements, the operation of which may at a subsequent date result in a change in control of Crystallex.

RELATED PARTY TRANSACTIONS


During 2003, Crystallex entered into the following material transactions with related parties:

LEGAL FEES

    o Gomez Cottin & Tejera-Paris: Gomez Cottin & Tejera-Paris are Crystallex's Venezuelan legal counsel. For a portion of 2003, Gomez Cottin & Tejera-Paris were considered a related party as Enrique Tejera-Paris, a principal of Gomez Cottin & Tejera-Paris, was a member of the Board of Directors of Crystallex. For the portion of the year that Gomez-Cottin & Tejera was a related party, they were paid $3,895,582 for providing legal advice to Crystallex.
    o McMillan Binch LLP: McMillan Binch LLP provides legal services to Crystallex. David Matheson is counsel to McMillan Binch LLP and is a member of the Board of Directors of Crystallex. During 2003, McMillan Binch LLP was paid $484,896 for providing corporate legal services to Crystallex.

MANAGEMENT AND CONSULTING FEES

    o Orion Securities Inc.: Orion Securities Inc. is an investment dealer that provided advisory services to Crystallex during 2003, and of which Mr. Robert Fung is an employee. He is Chairman of the Board of Directors of Crystallex. During 2003, Orion was paid $1,196,000 for advisory services (the payment was made in shares and warrants of Crystallex).
    o Osprey Capital Partners: During 2003, Crystallex paid $520,000 to Osprey Capital Partners, a partnership in which Robert Fung is a minority partner. The payments to Osprey Capital Partners by Crystallex were for investment banking counselling provided by other partners of Osprey Capital Partners and Mr. Fung, which advice was unrelated to his role as Chairman of Crystallex.
    o Riccio Consulting: Dr. Luca Riccio is the Vice President, Exploration for Crystallex. He is paid under a consulting arrangement for his services and in 2003 his company, Riccio Consulting, received payments of $214,018.
    o Capital Markets Advisory Inc.: Michael Brown is the principal of Capital Markets Advisory Inc. and he is a member of the Board of Directors of Crystallex. During 2003, Crystallex paid $160,000 to Capital Markets Advisory Inc. for providing investor relations and other corporate advisory services to Crystallex.

In the opinion of the Board of Directors, all noted payments were made upon terms no less favorable to Crystallex than Crystallex could have received from unaffiliated third parties.

DIRECTORS REMUNERATION

    o Robert Fung: During 2003 Mr. Fung was paid $561,800, which was a one-time special bonus in recognition of Mr. Fung's contribution over the years to successfully securing the Las Cristinas properties.
    o Harry Near: Harry Near is a member of the Board of Directors of Crystallex. During 2003 Mr. Near was paid $145,000, which was a one-time special bonus in recognition of Mr. Near's contribution over the years to successfully securing the Las Cristinas properties.

    o David Matheson: David Matheson is a member of the Board of Directors of Crystallex. During 2003, Mr. Matheson was paid $75,000 for additional time and services as Chairman of the Audit Committee.


During 2002, Crystallex entered into the following transactions with related parties:


(a) Paid mineral property acquisition costs and expenses of $38,455,081 (2001 - $4,651,220; 2000 - $12,643,590) directly, or on behalf of Ventures (Barbados) Ltd, a wholly owned subsidiary, including fees of $13,144,975 in 2002 (2001 - $3,129,283, 2000 - $2,753,031), to the Venezuelan law firm of Gomez Cottin & Tejera Paris to assist Crystallex in acquiring the rights to Las Cristinas. Enrique Tejera-Paris, a Crystallex director through June 2003 (see "Management - Directors and Senior Management"), is the father of one of the members of Gomez Cottin & Tejera Paris. The fees and expenses that Crystallex paid to that law firm included fees and expenses for the legal and professional services of other lawyers and professionals in Venezuela who were retained by Gomez Cottin & Tejera Paris to assist in Crystallex matters.

(b) Paid or accrued consulting and management fees (including directors' fees) in an aggregate amount of $606,249 (2001 - $665,835, 2000 -$619,530) to Messrs.
Armando Zullo ($18,668), Michael Brown ($9,478), Gordon Thompson ($18,668), Harry Near ($28,145), David Matheson ($28,145), and to William Longden ($28,145), each of whom is a Crystallex director, Poseidon Financial Partners, an entity affiliated with Robert Fung (Crystallex's Chairman), Borden Rosiak, Crystallex's Chief Financial Officer, and Riccio Geoconsulting, an entity controlled by Luca Riccio (Crystallex's Vice President of Exploration). See "Management - Compensation." Included in this amount is a $215,000 consulting fee paid to Riccio Geoconsulting, an $180,000 management fee paid to Poseidon Financial Partners, and an $80,000 management fee paid to Mr. Rosiak. All noted payments were made on normal commercial terms and were no less favorable to Crystallex than Crystallex could have received from unaffiliated third parties.

(c) Paid or accrued legal fees of $23,815 (2001- $431,908, 2000 - $485,674). For the year 2002, the fees relate to the law firm of McMillan Binch LLP. David Matheson, counsel to that law firm, is a Crystallex director. In the years 2001 and 2000, the fees were paid to the law firm of McCarthy Tetrault, of which Daniel Ross, a Crystallex director, was a partner of during 2000 and part of 2001. The amounts charged to Crystallex for the services provided have been determined by negotiation among the parties, and in certain cases, are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.


                          THE SECURITIES BEING OFFERED


Riverview and GCA are using this prospectus to resell up to an aggregate of 1,537,679 Crystallex common shares upon the exercise of common share purchase warrants that Crystallex has issued to GCA and to Riverview as part of their purchase of Crystallex's 4% convertible notes. Jerry Karel, ISO Profit Sharing Plan & Trust, ABC Retirement Plan & Trust, Walter Nathan, Carl

& Associates, Hyla Marrow, Daniel Gooze, Lincoln Trust Company FBO Marc Gordon, IRA, Mitchell Mondry, and Michael Miller are using this prospectus to resell Crystallex common shares that they received upon their conversion of 5.5% convertible debentures that Crystallex issued to them in September, 2002 and common shares upon their exercise of warrants that Crystallex issued to them in connection with the convertible debentures, in an aggregate amount of up to 2,330,133 common shares. Alpine Capital Partners are using this prospectus to resell up to 200,000 Crystallex common shares to be issued upon its exercise of warrants that Crystallex has issued to it. All of these shares shall be registered form rather than bearer shares. The Board of Directors has authorized the issuance of the shares covered by this Registration Statement.


The selling shareholders may sell all or any portion of these Crystallex common shares in one or more transactions through ordinary brokerage transactions, in private, negotiated transactions, or through any other means described in the "Plan of Distribution." The sales may be made at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed.

SECURITIES TO BE OFFERED BY GCA AND RIVERVIEW

Crystallex issued notes and warrants to GCA and Riverview in connection with money that it borrowed from them. The aggregate number of common shares available for Crystallex to issue to GCA and Riverview upon such conversion of the convertible notes and exercise of the warrants, as authorized by the AMEX and the TSX, is 14,891,296. PLEASE NOTE THAT CRYSTALLEX IS NOT OFFERING OR SELLING ANY CONVERTIBLE NOTES OR WARRANTS BY THIS PROSPECTUS.

Convertible Notes
-----------------

Under the terms of subscription agreements entered into as of September 25, 2002, and an option to Riverview to purchase an addition US$2 million principal amount of convertible notes and related warrants that Riverview exercised in October and November, 2002, GCA and Riverview purchased an aggregate of US$11.2 million principal amount of Crystallex 4% convertible notes, together with related warrants to purchase up to an aggregate of 1,564,485 Crystallex common shares. However, GCA and Riverview have converted all of their convertible notes into Crystallex common shares and, prior to the date of this prospectus, have sold all of these shares. Accordingly, they are not offering to resell through this prospectus any of the common shares that they received upon the conversion of their convertible notes.


Warrants
--------

Riverview and GCA are using this prospectus to resell up to an aggregate of 1,537,679 Crystallex common shares upon the exercise of common share purchase warrants. Each of the warrants is exercisable into one Crystallex common share. The warrants have a strike price equal to US$2.84 for 1,179,083 common shares, US$2.20 for 97,402 common shares, and US$2.00 for 261,194 common shares. The warrants are redeemable, at the option of the holder, where any specified conditions prevent the holder from exercising the warrant into shares or trading the shares issuable upon the warrants' exercise or in the event that the conversion limit is reached (unless Crystallex shareholders or the American and/or Toronto Stock Exchanges, as required, approve an increase in the conversion limit). The warrants expire upon the second anniversary of their issuance.

The maximum number of shares that GCA or Riverview (either singularly or as part of a group) may receive on conversion of a convertible note or exercise of a warrant may not exceed at any one time an amount equal to the remainder of

    o 4.99% of Crystallex's then issued and outstanding common shares following the conversion or exercise minus

    o the number of common shares that it then owns (exclusive of shares beneficially owned due to ownership of warrants).

This limit will not be effective if there is an event of default which Crystallex does not cure within 10 business days. Crystallex is not obligated to honor any such conversion or exercise if, after giving effect to the issuance of shares, Crystallex would not be in compliance with applicable American Stock Exchange or Toronto Stock Exchange regulations.

If the aggregate shares issuable upon conversion of the convertible notes and exercise of the warrants exceed the lesser of (the "conversion limit"):

    A. 20% of Crystallex's then issued and outstanding common shares, another limit as imposed by the American Stock Exchange, or a greater number of common shares approved by Crystallex's shareholders, or

    B.    the limits imposed by the Toronto Stock Exchange,

Crystallex shall, within 90 days and at its option, either obtain approval of its shareholders for such issuance (or obtain a waiver from the American Stock Exchange or the Toronto Stock Exchange, where shareholder approval would otherwise be required) or redeem the notes and warrants.

SECURITIES TO BE OFFERED BY ALPINE CAPITAL PARTNERS

Crystallex agreed to pay to Alpine Capital Partners an advisory fee in connection with the sale of the convertible notes and warrants to Riverview. The fee is equal to US$385,000 in cash, and, in addition, Crystallex issued to Alpine Capital Partners common share purchase warrants, which expire two years after their issuance, to acquire an aggregate of 200,000 common shares at an exercise price of US$2.84 per share.

Crystallex also agreed to indemnify Alpine Capital Partners against liabilities arising in connection with the sale to Riverview, except for liabilities derived from Alpine Capital Partners' willful misconduct, recklessness, bad faith, or gross negligence.

SECURITIES TO BE OFFERED BY THE REMAINING SELLING SHAREHOLDERS


Under the terms of purchase agreements entered into as of September 23, 2002, Jerry Karel, ISO Profit Sharing Plan & Trust, ABC Retirement Plan & Trust, Walter Nathan, Carl & Associates, Hyla Marrow, Daniel Gooze, Louis Scatigna and Louise E. Todaro (as joint tenants), Lincoln Trust Company FBO Marc Gordon, IRA, Mitchell Mondry, and Michael Miller purchased an aggregate of US$2.893 million principal amount of Crystallex 5.5% convertible notes, together with related warrants to purchase up to an aggregate of 492,008 Crystallex common shares. Each of these selling shareholders provided Crystallex with their notice to convert their convertible debentures as of September 23, 2002, into an aggregate of 1,968,027 Crystallex common shares at a conversion price of US$1.47 per share. Prior to the date of this prospectus, some of these persons sold some or all of these shares, and some of these persons have exercised their warrants and sold some of such shares. PLEASE NOTE THAT CRYSTALLEX IS NOT OFFERING OR SELLING ANY CONVERTIBLE DEBENTURES OR WARRANTS BY THIS PROSPECTUS.


Each Warrant is exercisable for three (3) years into one common share and has a strike price of US$2.82. The Indenture for the warrants contains provisions that adjust the exchange rate in certain events, such as Crystallex's issuing common shares at a price lower than the warrants' exercise price, or issuing securities convertible or exercisable into common shares at a price lower than the Warrants' exercise price.

                                 USE OF PROCEEDS

Crystallex will not receive any of the proceeds from the sale of the shares issuable on the conversion of the convertible notes, from the sale of the shares issued upon the conversion of the convertible debentures, or from the sale of the shares issuable on the exercise of the warrants issued to the selling shareholders.

Crystallex has received approximately US$14,093,000 (before cash brokerage commissions of US$385,000 payable to Alpine Capital Partners) from the sale of the convertible notes, convertible debentures, and related warrants. Crystallex will receive the exercise price if the selling shareholders exercise any warrants that Crystallex issues them. Crystallex will receive approximately US$6,041,000 if the selling shareholders fully exercise all 2,229,686 of the warrants issued to them.

Crystallex sold the convertible notes, convertible debentures, and related warrants in order to provide partial payment of the US$15 million purchase price of certain national assets in connection with the Las Cristinas properties in Venezuela.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED


Crystallex is authorized to issue an unlimited number of common shares without par value, an unlimited number of Class "A" preference shares and an unlimited number of Class "B" preference shares. As at May 31, 2004, it had issued and outstanding 179,498,492 common shares, no Class "A" preference shares, and no Class "B" preference shares. Each common share entitles the holder to dividends if, as and when declared by the directors, to one vote at all meetings of holders of common shares and to participate ratably in any distribution of Crystallex's assets upon liquidation, dissolution or winding up, subject to the prior rights of holders of shares ranking in priority to the common shares.


See "The Securities Being Offered" for a discussion of the convertible notes and warrants that Crystallex may issue and which are convertible and exercisable into common shares.

                              PLAN OF DISTRIBUTION


Crystallex is registering the resale of common shares that (i) Crystallex will issue to GCA and Riverview upon their conversion of convertible notes or exercise of warrants, (ii) the resale of common shares that Crystallex will issue to Alpine Capital Partners upon its exercise of warrants, and (iii) the remaining selling shareholders received upon the conversion of their convertible debentures and that they will receive upon their exercise of warrants. (See "The Securities Being Offered.") Crystallex will not receive any sales proceeds when the selling shareholders resell their shares. As used in this section of the prospectus, "selling shareholders" include donees and pledgees selling common shares received from a selling shareholders after the date of this prospectus. All costs, expenses and fees in connection with the registration of the common shares offered by this prospectus will be borne by Crystallex. Brokerage commissions and similar selling expenses, if any, attributable to the sale of common shares will be borne by the selling shareholders. Sales of common shares may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the American Stock Exchange or on any other exchange (other than Canadian exchanges) in which the common shares are listed. They can sell the shares in negotiated transactions, through put or call options transactions relating to the common shares, through short sales of common shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed. These transactions may or may not involve brokers or dealers.


GCA and Riverview individually have agreed that, if they wish to sell a block of common shares (other than through a stock exchange) which represents 5% or more of the issued and outstanding Crystallex common shares, they will first offer to sell those shares to a person or persons that Crystallex designates at a price and on the same terms and conditions as GCA and Riverview wish to sell those shares. If the persons that Crystallex designates does not accept the offer within 24 hours, GCA and Riverview may then sell those shares on a basis which is not more advantageous to a buyer than the terms provided to Crystallex's designees.

The selling shareholders may sell the shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any broker-dealer that acts in connection with the sale of common shares may be deemed "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals are underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common shares against certain liabilities, including liabilities arising under the Securities Act.

Because a selling shareholder may be an "underwriter" within the meaning of Section (2)(a)(11) of the Securities Act, he, she, or it will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the American Stock Exchange under Rule 153 of the Securities Act. Crystallex has informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act may apply to its sales in the market.

Crystallex anticipates that each selling shareholder will offer for sale all of the common shares that he, she, or it acquires. (See "The Securities Being Offered.") Because it is possible that a significant number of common shares could be sold, these sales, or the possibility of these sales, may have a depressive effect on the market price of Crystallex's common shares.

To comply with the securities laws of certain jurisdictions, if applicable, the common shares will be offered or sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the common shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

Crystallex agreed to pay all expenses of registering under the Securities Act and applicable state securities laws, if required, the shares that the selling shareholders may resell. These expenses include, among others, SEC filing fees and expenses to comply with any applicable state securities or "blue sky" laws, printing expenses, fees and disbursements of Crystallex's counsel, and reasonable expenses of one counsel for all of the selling shareholders. However, the selling shareholders will pay all underwriting discounts and selling commissions, if any, that they may incur in reselling the shares. Crystallex agreed to indemnify the selling shareholders against certain civil liabilities, including certain liabilities under the Securities Act, arising from or relating to any untrue statement or alleged untrue statement of any material fact contained in the registration statement encompassing this prospectus, in this prospectus, or in any amendment or supplement to the registration statement or prospectus, or for the omission or alleged omission to state a material fact required to be stated in those documents.

The following table sets forth Crystallex's estimated expenses in connection with this offering:


Securities and Exchange Commission registration fee..............    $   3,224
Accountants' fees and expenses...................................       20,000
Legal fees and expenses..........................................      460,000
Printing and engraving expenses and copying expenses.............       15,000
Transfer agent's fees and expenses...............................        2,000
Placement Fee....................................................      385,000(1)
Miscellaneous....................................................       14,776
       Total.....................................................    $ 900,000


(1) Does not include warrants issued to Alpine Capital Partners.

                              SELLING SHAREHOLDERS


The following table sets forth the name and address of each selling shareholder, the number of common shares that each selling shareholder beneficially owned prior to the commencement of this offering, the number of common shares that may be offered by each selling shareholder, and the number of common shares to be owned by each selling shareholder after the offering. The table assumes that Crystallex has issued as of May 31, 2004, upon the exercise of warrants described in "The Securities Being Offered," all of the common shares that it has authorized for issuance to the selling shareholders. The table also assumes that Crystallex has issued to GCA and to Riverview all of the common shares that it has authorized to issue to them, notwithstanding the 4.99 percent limitation on conversions of convertible notes or exercise of warrants. (See "Securities Being Offered - Securities to be Offered By GCA and Riverview - Warrants." ) The table also assumes that the selling shareholders sell all common shares offered by this prospectus. The number of common shares that Crystallex may issue to GCA and Riverview and that they may actually sell will depend upon a number of factors, including, among other things, the market price of Crystallex's common shares. (See "The Securities Being Offered.")

The table below sets forth information as of May 31, 2004. The percentage indicated for each selling shareholder is based on 179,498,492 common shares issued and outstanding as of May 31, 2004. All information concerning beneficial ownership is to the best of Crystallex's belief.

                                          Common                       Common                          Common
                                       Shares Owned                 Shares Offered                  Shares Owned
                                     Before Offering                 in Offering                   After Offering
Name of Shareholder            Number(1)       Percent(1)       Number(1)   Percent(1)          Number           Percent
-------------------            ---------       ----------       ---------   ----------          ------           -------
GCA Strategic                  2,325,055(2)          1.3%(2)      448,564       *            1,876,491(2)           1.0%(2)
Investment Fund Limited
c/o Prime Management
Mechanics Building
12 Church Street
Hamilton HM11
Bermuda

Riverview Group, LLC(3)        5,662,072(4)          3.1%(4)    1,089,115       *            4,572,957              2.5%
666 Fifth Avenue
8th Floor
New York, New York
10103

Alpine Capital Partners, Inc.    200,000               *          200,000       *                    0                *
570 Lexington Avenue
32nd Floor
New York, New York 10022

Jerry Karel                      545,870               *          382,653       *              163,217                *
2180 Painter's Lake Road
Highland Park, Illinois
60035

ISO Profit Sharing Plan &        415,894               *          370,440       *               45,454                *
     Trust, 2180
2180 Painter's Lake Road
Highland Park, Illinois
60035

ABC Retirement Plan              191,326               *          191,326       *                    0                *
       & Trust
Attn: Richard Sacks
707 Skokie Blvd. #200
Northbrook, Illinois 60062

Walter Nathan                    459,409               *          251,701       *              207,708                *
680 Lake Shore Drive
Chicago, Illinois  60611

Carl & Associates              2,212,582             1.2%         340,136       *            1,872,446              1.0%
63 Hunting Ridge Road
Greenwich, Connecticut
06831

                                          Common                       Common                          Common
                                       Shares Owned                 Shares Offered                  Shares Owned
                                     Before Offering                 in Offering                   After Offering
Name of Shareholder            Number(1)       Percent(1)       Number(1)   Percent(1)          Number           Percent
-------------------            ---------       ----------       ---------   ----------          ------           -------
Daniel Gooze                     210,380               *          100,680       *              109,700                *
24 Ravin Oaks
Highland Park, Illinois
60035

Michael Miller                   179,104               *          170,068       *                8,946                *
425 Brierhill Road
Deerfield, Illinois  60015

Lincoln Trust Company            185,268               *          170,068       *               15,200                *
     FBO Marc Gordon, IRA
6312 S. Fiddler's Green Circle
Suite 400E
Englewood, Colorado 80111

Hyla Marrow                      126,150               *           68,027       *               58,123                *
235 East 87th Street
New York, New York 10128

Mitchell Mondry                   92,007               *           85,034       *                6,973                *
1056 Glengarry Circle West
Bloomfield Hills, Michigan
48301


------

(1) Assumes that the selling shareholders exercise all of their warrants into common shares. (See "Securities Being Offered.")

(2) All such shares are attributable to warrants held by GCA that are immediately exercisable into Crystallex common shares at exercise prices ranging from US$2.19 to US$3.61. This amount does not include warrants to purchase 100,000 Crystallex common shares held by Global Capital Advisors, LLC.

(3) The Riverview Group, LLP is a wholly-owned subsidiary of Millennium Partners, L.P.
(4) 3,361,842 shares are attributable to warrants held by Riverview that are immediately exercisable into Crystallex common shares at exercise prices ranging from US$2.00 to US$2.84.

*  Less than 1%.

GCA is the ultimate beneficial owner of the common shares listed above next to its name and, through its board of directors, has the sole voting power to vote the shares. The person having sole voting power over the GCA shares, including the sole voting power over the Crystallex common shares that GCA may hold, is Prime Management Limited, a Bermuda corporation located in Bermuda. Joe Kelly, a Bermuda resident, has the sole voting power over Prime Management. Global Capital Advisors, LLC, GCA's investment advisor, together with GCA's board of directors, has sole investment decision authority over the securities owned by GCA.

Colony Park Financial Services, LLC, an affiliate of GCA, provides investment banking/advisory services to Crystallex pursuant to an agreement entered into in June, 2002.

                                  LEGAL MATTERS


McMillan Binch LLP, Toronto, Ontario, Canada, has issued a legal opinion to Crystallex that Crystallex has or will validly issue the shares offered under this prospectus and has also advised Crystallex on matters set forth in "Enforceability of Civil Liabilities Against Crystallex." As of May 31, 2004, partners, counsel, and associates of McMillan Binch LLP owned, in the aggregate, less than one percent of the outstanding Crystallex common shares.


                                     EXPERTS


The consolidated financial statements included in this prospectus have been audited by Deloitte & Touche LLP, Independent Registered Chartered Accountants, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP's address is BCE Place, 181 Bay Street, Suite 1400, Toronto, Ontario M5J 2V1, Canada.


This registration statement and prospectus contain one or more statements, reports, or other information attributed to each of the following persons as experts in the field of mining engineering:

    o Mine Development Associates, 210 South Rock Boulevard, Reno, Nevada 89502 o Micon International Limited, Suite 900-390 Bay Street, Toronto, Ontario, Canada M5H 2Y2
    o Mineral Resources Development, Inc., 1710 South Amphlett Blvd, San Mateo, California 94402

    o SNC-Lavalin Engineers & Constructors Inc., 2200 Lakeshore Blvd., Toronto, Ontario, Canada M8V 1A4.


Each of the above experts is a full service mine engineering company offering a full range of mining consulting services worldwide encompassing all aspects of mining ranging from original prospect evaluation through feasibility and project development and into production.

This registration statement and prospectus contain one or more statements or other information attributed to Gomez Cottin & Tejera Paris regarding certain matters of Venezuelan law.

The statements, reports, or other information from Mine Development Associates, Micon International Limited, Mineral Resources Development, Inc., and Gomez Cottin & Tejera Paris are used in this registration statement and prospectus with the consent of each of these experts.


                              FINANCIAL INFORMATION

CONSOLIDATED STATEMENTS AND OTHER FINANCIAL INFORMATION

Crystallex's consolidated financial statements are stated in Canadian dollars ($Cdn.) and are prepared in accordance with Canadian Generally Accepted Accounting Principles.


Audited consolidated financial statements for the fiscal years ended December 31, 2003, 2002, and 2001 are included beginning on page F-1, together with the auditor's reports for each of these periods. Unaudited consolidated financial statements for the three months ended March 31, 2004, are included beginning on page F-42.


LEGAL PROCEEDINGS

(See "Crystallex - Risk Factors - Las Cristinas Properties - A third party has filed court actions in Venezuela alleging that it has the right to mine the Las Cristinas properties.) If the actions are successful, Crystallex could lose its rights to those properties." and "Crystallex - Risk Factors - Las Cristinas Properties - The Las Cristinas Deposits are located in an area where mining activities may be restricted, thereby impairing the ability of Crystallex to exploit the Las Cristinas Deposits."

DIVIDENDS

Crystallex's Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the forthcoming fiscal year.

                     [Remainder of page intentionally blank]

Consolidated Financial Statements of


CRYSTALLEX INTERNATIONAL
CORPORATION


December 31, 2003, 2002 and 2001


                         (Expressed in Canadian dollars)

DELOITTE
                                                           Deloitte & Touche LLP
                                                           BCE Place
                                                           181 Bay Street
                                                           Suite 1400
                                                           Toronto ON M5J 2V1
                                                           Canada

                                                           Tel: (416) 601-6150
                                                           Fax: (416) 601-6151
                                                           www.deloitte.ca



REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


To the Shareholders of
Crystallex International Corporation


We have audited the consolidated balance sheets of Crystallex International Corporation as at December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ending December 31, 2003. These financial statments are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statment presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.


"DELOITTE & TOUCHE LLP"

Chartered Accountants


Toronto, Ontario
April 14, 2004

 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Registered Chartered Accountants.......................114

Audited Consolidated Financial Statements for the year ended December 31, 2003:

    Balance Sheets as of December 31, 2003 and 2002 (expressed in Canadian
     Dollars)................................................................F-1

    Statements of Operations for the years ended December 31, 2003, 2002, and 2001.................................................................F-2

    Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001.................................................................F-3

    Statements of changes in Shareholder Equity years ended December 31,
    2003, 2002, and 2001.....................................................F-4

Notes to Consolidated Financial Statements...................................F-5

Consolidated Financial Statements for the three months ending March 31, 2004 and 2003 (Unaudited):

    Balance sheets as of March 31, 2004.....................................F-45

    Statements of Operations for the three months ended March 31, 2004......F-46

    Statements of Cash Flow for the three months ended March 31, 2004.......F-47

    Statements of changes in Shareholder Equity for the three months ended March 31, 2004....................................................F-48


Notes to Consolidated Financial Statements..................................F-49

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31
(EXPRESSED IN CANADIAN DOLLARS)
--------------------------------------------------------------------------------


                                                        2003                2002
                                                    -------------       -------------
ASSETS
CURRENT

  Cash and cash equivalents                         $  33,863,448       $   5,695,130
  Accounts receivable - trade                           1,112,563           2,332,437
  Accounts receivable - other (Note 13)                 2,700,000                  --
  Production inventories (Note 3)                       2,263,767           8,544,920
  Prepaid expenses and other                            1,219,029             745,730
  Due from related parties (Note 9)                            --              88,164
-------------------------------------------------------------------------------------
                                                       41,158,807          17,406,381
INVESTMENT (Note 4)                                            --             729,329
PROPERTY, PLANT AND EQUIPMENT (Note 5)                132,171,443         154,303,830
DEFERRED CHARGE (Note 14)                                      --           7,765,576
DEFERRED FINANCING FEES (Note 6)                          194,598           2,162,868
-------------------------------------------------------------------------------------
TOTAL ASSETS                                        $ 173,524,848       $ 182,367,984
=====================================================================================

LIABILITIES
CURRENT

  Accounts payable and accrued liabilities          $   9,005,683       $  17,385,724
  Due to related parties                                       --             245,925
  Current portion of deferred credit (Note 14)         26,117,994          11,401,347
  Current portion of long-term debt (Note 7)            1,335,344           7,850,256
-------------------------------------------------------------------------------------
                                                       36,459,021          36,883,252
RECLAMATION PROVISION                                          --           1,048,726
LONG-TERM DEBT (Note 7)                                 8,373,406          26,206,277
DEFERRED CREDIT (Note 14)                              26,490,059          35,001,677
-------------------------------------------------------------------------------------
                                                       71,322,486          99,139,932
-------------------------------------------------------------------------------------
MINORITY INTEREST                                         143,517             143,517
-------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (Note 14)

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 8)                                257,149,521         193,349,000
SPECIAL WARRANTS (Note 8)                              16,282,987           4,557,450
EQUITY COMPONENT OF CONVERTIBLE
   NOTES (Note 7)                                              --           3,878,322
CONTRIBUTED SURPLUS (Note 8)                           36,007,442           5,801,535
DEFICIT                                              (207,381,105)       (124,501,772)
-------------------------------------------------------------------------------------
                                                      102,058,845          83,084,535
-------------------------------------------------------------------------------------
                                                    $ 173,524,848       $ 182,367,984
=====================================================================================

(Signed) "Todd Bruce", Director (Signed) "Johan van't Hof", Director

The accompanying notes are an integral part of the consolidated financial statements.

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31
(EXPRESSED IN CANADIAN DOLLARS)


                                                      2003                2002                2001
                                                 -------------       -------------       -------------
MINING REVENUE                                   $  15,566,511       $  13,317,819       $  16,005,855
------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
  Operations                                        16,240,363          15,191,619          11,696,769
  Amortization                                       1,419,589           1,091,823           1,300,675
  Depletion                                          2,761,533           2,132,964           2,214,550
------------------------------------------------------------------------------------------------------
                                                    20,421,485          18,416,406          15,211,994
------------------------------------------------------------------------------------------------------
OPERATING (LOSS) INCOME                             (4,854,974)         (5,098,587)            793,861
------------------------------------------------------------------------------------------------------

OTHER EXPENSES
  Amortization                                         365,135             329,288             471,530
  Interest on long-term debt                         1,299,928           2,148,453             984,631
  General and administrative                        22,387,757           8,985,885           4,767,348
------------------------------------------------------------------------------------------------------
                                                    24,052,820          11,463,626           6,223,509
------------------------------------------------------------------------------------------------------

NON-HEDGE DERIVATIVE
  LOSS (Note 14)                                   (21,684,044)        (34,810,096)           (310,822)
------------------------------------------------------------------------------------------------------

LOSS BEFORE OTHER ITEMS                            (50,591,838)        (51,372,309)         (5,740,470)
------------------------------------------------------------------------------------------------------

OTHER ITEMS
  Interest and other income                            263,631              77,509             107,325
  Foreign exchange (loss) gain                      (4,467,528)            918,078          (1,947,803)
  Loss on sale and write-down of
    marketable securities                             (216,486)           (210,572)         (2,003,338)
  Write-down of mineral properties (Note 5)        (23,014,421)         (2,134,678)        (25,001,776)
  Minority interest                                         --                  --             169,800
------------------------------------------------------------------------------------------------------
                                                   (27,434,804)         (1,349,663)        (28,675,792)
------------------------------------------------------------------------------------------------------
LOSS FROM CONTINUING OPERATIONS                    (78,026,642)        (52,721,972)        (34,416,262)
LOSS FROM DISCONTINUED OPERATIONS (Note 13)         (4,027,210)         (3,737,840)         (8,136,179)
------------------------------------------------------------------------------------------------------
NET LOSS FOR THE YEAR                            $ (82,053,852)      $ (56,459,812)      $ (42,552,441)
======================================================================================================
BASIC NET LOSS PER SHARE
  Continuing operations                          $       (0.67)      $       (0.63)      $       (0.50)
  Discontinued operations                                (0.03)              (0.04)              (0.12)
------------------------------------------------------------------------------------------------------
                                                 $       (0.70)      $       (0.67)      $       (0.62)
======================================================================================================

BASIC WEIGHTED AVERAGE NUMBER
  OF SHARES OUTSTANDING                            118,309,198          84,441,287          69,117,738
======================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31
(EXPRESSED IN CANADIAN DOLLARS)
--------------------------------------------------------------------------------


                                                             2003               2002               2001
                                                         ------------       ------------       ------------
CASH FLOWS FROM CONTINUING
  OPERATING ACTIVITIES
    Loss for the year - continuing operations            $(78,026,642)      $(52,721,972)      $(34,416,262)
    Adjustments to reconcile loss to net cash
     used in operating activities:
      Amortization and depletion                            4,546,257          3,554,075          3,986,755
      Unrealized foreign exchange loss                        691,768          4,237,293          2,377,045
      Gain on loan conversion                                      --                 --           (996,913)
      Interest on long-term debt                                   --                327            347,690
      Management and consulting fees                        2,011,457            110,955            193,739
      Minority interest                                            --                 --           (169,800)
      Unrealized non-hedge derivative loss                 19,352,704         34,187,017          4,119,293
      Loss on sale and write-down of
        marketable securities                                 216,486            210,572          2,003,338
      Write-down of mineral properties                     23,014,421          2,134,678         25,001,776
  Changes in other operating assets and liabilities
    (net of effects from
    purchase of subsidiaries):

    (Increase) decrease in accounts receivable             (2,576,107)           352,181           (868,888)
    Increase in production inventories                     (1,499,936)          (609,009)        (1,559,387)
    (Increase) decrease in prepaid expenses
      and other                                              (962,166)           976,023            850,025
    Decrease (increase) in due from related parties            88,164           (115,256)            26,883
    (Decrease) increase in accounts payable and
      accrued liabilities                                    (918,533)         1,738,312            321,396
    (Decrease) increase in due to related parties            (245,925)           247,485            145,322
    Increase in deferred credit                                    --          1,148,771          2,955,493
-----------------------------------------------------------------------------------------------------------
                                                          (34,308,052)        (4,548,548)         4,317,505
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of subsidiaries (net of cash acquired)                  --                 --         (5,349,761)
  Purchase of property, plant and equipment               (12,298,887)       (42,236,842)        (9,631,340)
  Sale (purchase) of marketable securities                    512,841            (64,000)            (8,000)
-----------------------------------------------------------------------------------------------------------
                                                          (11,786,046)       (42,300,842)       (14,989,101)
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common shares for cash                        9,403,552          7,284,107          9,743,922
  Special warrants and warrants                            61,688,921          4,557,450                 --
  Debt borrowings                                           4,052,842         30,365,399         11,607,595
  Debt repayments                                          (2,048,247)          (771,120)                --
  Deferred financing fees                                          --         (2,005,074)        (1,292,102)
-----------------------------------------------------------------------------------------------------------
                                                           73,097,068         39,430,762         20,059,415
-----------------------------------------------------------------------------------------------------------

CASH FLOWS FROM CONTINUING OPERATIONS                      27,002,970         (7,418,628)         9,387,819
CASH FLOWS FROM DISCONTINUED OPERATIONS                     1,165,348         (1,296,073)           603,570
-----------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                     28,168,318         (8,714,701)         9,991,389
CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                         5,695,130         14,409,831          4,418,442
-----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
  END OF YEAR                                            $ 33,863,448       $  5,695,130       $ 14,409,831
===========================================================================================================


Supplemental disclosure with respect to cash flows (Note 11)

The accompanying notes are an integral part of the consolidated financial statements.

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31
(EXPRESSED IN CANADIAN DOLLARS)


                                                     Number of                       Number of
                                                       Common                         Special
                                                       Shares          Amount        Warrants         Amount
                                                    --------------------------------------------------------------
Balance at December 31, 2000                         59,154,221    $ 130,668,458      1,025,000    $  1,387,809
 Shares issued:

  On exercise of options                                340,000          468,700             --              --
  On conversion of warrants                           1,460,443        2,318,889             --              --
  For directors' fees                                    65,466          104,550             --              --
  For legal fees                                      1,200,000        2,385,000             --              --
  For El Callao                                       3,987,535        5,150,520             --              --
  For Las Cristinas                                   1,035,689        2,597,247             --              --
  On conversion of notes                              3,199,055        3,803,591             --              --
  On settlement of bank loan                          4,701,615       13,214,573             --              --
  For broker fees                                        67,059           89,189             --              --
 Warrants issued with convertible notes                      --               --             --              --
 Conversion of special warrants                       1,025,000        1,387,809     (1,025,000)     (1,387,809)
 Shares and warrants issued for private placement     3,111,111        3,162,042             --              --
 Warrants expired during the year                            --               --             --              --
 Equity component of convertible notes                       --               --             --              --
 Net loss for the year                                       --               --             --              --
-
------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                         79,347,194      165,350,568             --              --
 Shares issued:
  On exercise of options                              1,104,500        1,615,650             --              --
  On conversion of warrants                           2,495,125        6,251,422             --              --
  For directors' fees                                    42,612          110,955             --              --
  For mineral property                                  282,554          873,182             --              --
  For El Callao dispute settlement                      677,711        1,714,609             --              --
  For finders fee                                        35,430           78,655             --              --
  On conversion of notes                              7,737,152       17,353,959             --              --
 Special warrants issued for cash                            --               --      2,252,500       4,557,450
 Warrants issued with convertible notes                      --               --             --              --
 Equity component of convertible notes                       --               --             --              --
 Net loss for the year                                       --               --             --              --
-
------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                         91,722,278      193,349,000      2,252,500       4,557,450
 Shares issued:
  On exercise of options                                270,000          442,500             --              --
  On conversion of warrants                           4,803,457       11,169,788             --              --
  For directors' fees                                    40,080           82,523             --              --
  In settlement of mineral property dispute             229,283          732,934             --              --
  For settlement of bank loan and bank fees           2,348,184        2,897,002             --              --
  For financial advisory fees                           350,000          863,000             --              --
  For finders fee                                        61,695          157,856             --              --
  For legal fees                                      1,281,124        2,969,416             --              --
  On conversion of notes                             17,036,967       23,950,966             --              --
 Conversion of special warrants                      17,260,455       20,534,536    (17,260,455)    (20,534,536)
 Special warrants and warrants issued for cash               --               --     27,807,955      32,260,073
 Warrants issued for consulting fee                          --               --             --              --
 Warrants issued with convertible notes                      --               --             --              --
 Warrants issued with promissory notes                       --               --             --              --
 Warrants expired during the year                            --               --             --              --
 Options issued to non-employees                             --               --             --              --
 Warrants extended during the year                           --               --             --              --
 Net loss for the year                                       --               --             --              --
-
------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003                        135,403,523    $ 257,149,521     12,800,000    $ 16,282,987
==================================================================================================================


                                                                                                   Equity
                                                                                                Component of
                                                    Number of     Contributed                    Convertible
                                                    Warrants        Surplus         Deficit          Notes            Total
                                                    --------------------------------------------------------------------------
Balance at December 31, 2000                         8,994,000     $ 631,506   $ (25,489,519)    $        --     $ 107,198,254
 Shares issued:
  On exercise of options                                    --            --              --              --           468,700
  On conversion of warrants                         (1,460,443)           --              --              --         2,318,889
  For directors' fees                                       --            --              --              --           104,550
  For legal fees                                            --            --              --              --         2,385,000
  For El Callao                                             --            --              --              --         5,150,520
  For Las Cristinas                                         --            --              --              --         2,597,247
  On conversion of notes                                    --            --              --              --         3,803,591
  On settlement of bank loan                                --            --              --              --        13,214,573
  For broker fees                                           --            --              --              --            89,189
 Warrants issued with convertible notes              2,666,938        84,105              --              --            84,105
 Conversion of special warrants                             --            --              --              --                --
 Shares and warrants issued for private placement    3,111,111     3,699,935              --              --         6,861,977
 Warrants expired during the year                   (2,333,334)           --              --              --                --
 Equity component of convertible notes                      --            --              --       1,557,302         1,557,302
 Net loss for the year                                      --            --     (42,552,441)             --       (42,552,441)
-------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                        10,978,272     4,415,546     (68,041,960)      1,557,302       103,281,456
 Shares issued:
  On exercise of options                                    --            --              --              --         1,615,650
  On conversion of warrants                         (2,495,125)     (572,804)             --              --         5,678,618
  For directors' fees                                       --            --              --              --           110,955
  For mineral property                                      --            --              --              --           873,182
  For El Callao dispute settlement                          --            --              --              --         1,714,609
  For finders fee                                           --            --              --              --            78,655
  On conversion of notes                                    --            --              --      (1,557,302)       15,796,657
 Special warrants issued for cash                           --            --              --              --         4,557,450
 Warrants issued with convertible notes              3,195,023     1,958,793              --              --         1,958,793
 Equity component of convertible notes                      --            --              --       3,878,322         3,878,322
 Net loss for the year                                      --            --     (56,459,812)             --       (56,459,812)
-------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                        11,678,170     5,801,535    (124,501,772)      3,878,322        83,084,535
 Shares issued:
  On exercise of options                                    --            --              --              --           442,500
  On conversion of warrants                         (4,803,457)   (2,208,736)             --              --         8,961,052
  For directors' fees                                       --            --              --              --            82,523
  In settlement of mineral property dispute                 --            --              --              --           732,934
  For settlement of bank loan and bank fees                 --            --              --              --         2,897,002
  For financial advisory fees                               --            --              --              --           863,000
  For finders fee                                           --            --              --              --           157,856
  For legal fees                                            --            --              --              --         2,969,416
  On conversion of notes                                    --            --              --      (3,878,322)       20,072,644
 Conversion of special warrants                             --            --              --              --                --
 Special warrants and warrants issued for cash      13,903,977    29,428,848              --              --        61,688,921
 Warrants issued for consulting fee                    900,000     1,379,985              --              --         1,379,985
 Warrants issued with convertible notes                150,000       278,057              --              --           278,057
 Warrants issued with promissory notes                 450,000       241,261              --              --           241,261
 Warrants expired during the year                   (2,235,918)           --              --              --                --
 Options issued to non-employees                            --       261,011              --              --           261,011
 Warrants extended during the year                          --       825,481        (825,481)             --                --
 Net loss for the year                                      --            --     (82,053,852)             --       (82,053,852)
-------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003                        20,042,772  $ 36,007,442  $ (207,381,105)    $        -- $ 102,058,845
===============================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

CRYSTALLEX INTERNATIONAL CORPORATION NOTES TO THE
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


1. NATURE OF OPERATIONS

    Crystallex International Corporation ("Crystallex" or "the Company") is engaged in the production of gold and related activities including exploration, development, mining and processing. These activities are conducted in Venezuela.

2. SIGNIFICANT ACCOUNTING POLICIES

    Basis of presentation of consolidated financial statements

    The consolidated financial statements of Crystallex are prepared by management in accordance with accounting principles generally accepted in Canada and, except as described in Note 17, conform in all material respects with accounting principles generally accepted in the United States of America.

    The principal accounting policies followed by the Company, which have been consistently applied in the preparation of these consolidated financial statements, are summarized as follows:

    Principles of consolidation

    These consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All inter-company balances and transactions have been eliminated.

    Translation of foreign currencies

    The accounts of subsidiaries, all of which are considered to be integrated foreign operations, are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities are translated at the year end exchange rates. Non-monetary assets and liabilities are translated using historical rates of exchange. Revenues and expenses are translated at average rates for the year and exchange gains and losses on translation are included in income.

    Transactions denominated in foreign currencies are translated into Canadian dollars at the exchange rates prevailing at transaction dates.

    Cash and cash equivalents

    Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

    Marketable securities

    Marketable securities are carried at the lower of cost and market value.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


2. SIGNIFICANT ACCOUNTING POLICIES (continued)

    Long-term investment securities

    Long-term investment securities are carried at cost and written down when there has been an other than temporary decline in value. The unrealized loss is recognized in the determination of net loss.

    Allowance for doubtful accounts

    The Company establishes an allowance for doubtful accounts on a specific account basis. No allowance for doubtful accounts was recorded by the Company as at December 31, 2003 and December 31, 2002.

    Plant and equipment

    Plant and equipment are recorded at cost less accumulated amortization. Amortization of plant and equipment used directly in the mining and production of gold is included in operating costs. Amortization of plant and equipment used directly in exploration projects is included in deferred exploration costs and is charged against operations when the related property commences production. Amortization is being provided for using the straight-line method over the following periods, not to exceed the estimated life of mine:

             Buildings                       5 years
             Field vehicles                  5 years
             Furniture and equipment         5 years
             Mill and plant                 20 years
             Mining equipment               10 years

  Mineral properties and deferred exploration and development expenditures

  Mineral exploration costs such as topographical, geochemical and geophysical studies are capitalized and carried at cost until the properties to which they relate are placed into production, sold or where management has determined there to be a permanent impairment in value. Development costs incurred to access ore bodies identified in the current mining plan are expensed as incurred after production has commenced. Development costs necessary to extend a mine beyond those areas identified in the current mining plan and which are incurred to access additional reserves are deferred until the incremental reserves are mined. Mineral properties and development costs, including the mineral acquisition and direct mineral exploration costs relating to the current mining plan are depleted and amortized using the units-of-production method over the estimated life of the ore body based on proven and probable reserves.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

    Property evaluations

    The Company reviews and evaluates the recoverability of the carrying amounts of all its producing properties and related plant and equipment annually or when events or changes in circumstances indicate that the carrying amount may not be recoverable. Estimated future net cash flows, on an undiscounted basis, are calculated using estimated recoverable ounces of gold (considering current proven and probable mineral reserves and mineral resources expected to be converted into mineral reserves), estimated future commodity price realization (considering historical and current prices, price trends and related factors) and operating costs, future capital expenditures, project financing costs, reclamation costs and income taxes. Reductions in the carrying amount of property, plant and equipment, with corresponding charges to earnings, are recorded to the extent that the estimated future undiscounted net cash flows are less than the carrying amount.

    Non-producing mineral properties are evaluated for impairment based on management's intentions and are written down when the long-term expectation is that the net carrying amount will not be recovered.

    Production inventories

    Gold in dore, gold in process and stockpiled ore are stated at the lower of average production cost which includes all direct and indirect costs, including amortization of equipment and facilities, and net realizable value.

    Consumables and spare parts inventory are valued at the lower of average and replacement cost.

    Income taxes

    The Company uses the liability method of accounting for income taxes whereby future income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of certain assets and liabilities. The Company recognizes a future income tax asset when it appears more likely than not that some or all of the future income tax assets will be realized.

    Reclamation costs

    The Company's subsidiaries conduct reclamation on an ongoing basis and costs related thereto are expensed as incurred.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


2. SIGNIFICANT ACCOUNTING POLICIES (continued)

    Revenue recognition

    Revenue from mining operations is recognized upon shipment of gold, when title has passed to the customer and collection of the sale is reasonably assured.

    Deferred financing fees

    Costs related to the Company's debt financings are deferred and amortized over the term of the related financing.

    Income/loss per share

    Income/loss per share is calculated using the weighted-average number of common shares outstanding during the year plus outstanding warrants that are unconditionally convertible into common shares. Diluted income per share is calculated using the treasury stock method.

    Commodity derivative contracts

    The Company uses commodity derivative contracts, principally fixed forward contracts and written call options, to economically hedge exposure to fluctuations in the market price of gold. These instruments are not designated as hedges for accounting purposes and are carried on the balance sheets, under the captions deferred credit and deferred charge, at estimated fair market value.

    Premiums received at the inception of written call options are initially recognized on the balance sheet as a liability. Unrealized gains and losses arising from changes in the fair value of the liability related to both fixed forward contracts and written call options and realized gains/losses on commodity derivative contracts which are either settled financially or through physical delivery, are recognized in the Statement of Operations in the period of the change or settlement as a non-hedge derivative loss/gain.

    Stock-based compensation plan

    The Company has a stock option plan for employees and directors. The Company records no compensation expense in the Statement of Operations on the date of granting the options to the employees under the plan. The Company does however, disclose additional information for options granted to employees, including disclosure of pro forma earnings and pro forma earnings per share as if the fair value based accounting method had been used to account for employee stock options.

    The Company accounts for all stock-based payments to non-employees and employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, using the fair value-based method.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


2. SIGNIFICANT ACCOUNTING POLICIES (continued)

    Use of estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in Canada requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Significant estimates used herein include those relating to gold prices, recoverable proven and probable reserves, available resources, fair values of commodity derivative contracts (principally fixed forward contracts and written call options), available operating capital and required reclamation costs. Among other things, these estimates each affect management's evaluation of asset impairment and the recorded balances of inventories, site closure and reclamation and remediation obligations. It is reasonably possible that actual results could differ in the near term from those and other estimates used in preparing these financial statements and such differences could be material.

    Reclassification

    Certain comparative figures have been reclassified to conform with the presentation adopted in the current year.

3. PRODUCTION INVENTORIES

                                       2003               2002
                                   -----------        -----------

    Gold in dore                   $   847,800        $   870,186
    Gold in process                    208,375            663,882
    Stockpiled ore                     230,994            141,117
    Consumables and spare parts        976,598          6,869,735
    -------------------------------------------------------------
                                   $ 2,263,767        $ 8,544,920
    =============================================================


4. INVESTMENT

    The Company acquired the common shares of a publicly listed company in prior years, with the intention of holding these shares as a long-term investment. These shares were disposed of during 2003. The quoted market value of the long-term investment at December 31, 2002 was $816,000.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------



5. PROPERTY, PLANT AND EQUIPMENT

    The components of property, plant and equipment at December 31, are as follows:

                                                     2003
                                -----------------------------------------------
                                                  ACCUMULATED
                                   COST, NET      AMORTIZATION
                                      OF              AND            NET BOOK
                                   WRITE-DOWN      DEPLETION           VALUE
                                ---------------  --------------   -------------
    Plant and equipment         $   21,043,180   $  5,645,397     $  15,397,783
    Mineral properties             117,093,989      5,417,228       111,676,761
    Deferred exploration and
     development expenditures        5,980,277        883,378         5,096,899
    ---------------------------------------------------------------------------
                                $  144,117,446   $ 11,946,003     $ 132,171,443
    ===========================================================================

                                                     2002
                                -----------------------------------------------
                                                  Accumulated
                                    Cost, Net     Amortization
                                       of             and            Net Book
                                    Write-down     Depletion          Value
                                ---------------  --------------   -------------
    Plant and equipment         $   60,435,141   $ 36,751,308     $  23,683,833
    Mineral properties             126,937,198      5,082,643       121,854,555
    Deferred exploration and
      development expenditures      10,232,150      1,466,708         8,765,442
    ---------------------------------------------------------------------------
                                $  197,604,489   $ 43,300,659     $ 154,303,830
    ===========================================================================
    Costs of mineral properties represent acquisition costs, net of write-downs, related to the following:

                                               2003                  2002
                                          --------------         -------------
    Albino 1 Concession                   $    7,338,381         $   7,338,381
    Bolivar Goldfields Properties             15,699,956            15,699,956
    Cristinas Concessions                     94,055,652            81,004,253
    El Callao Properties                              --            19,478,031
    Santa Elena, San Miguel and Carabobo
      Concessions                                     --             3,416,577
    ---------------------------------------------------------------------------
                                             117,093,989           126,937,198
    Less: Accumulated depletion               (5,417,228)           (5,082,643)
    ---------------------------------------------------------------------------
                                          $  111,676,761         $ 121,854,555
    ===========================================================================

    Deferred exploration and development expenditures are not re-characterized as costs of mineral properties once production has commenced.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

5. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

    Annually, the Company reviews the carrying amounts of all of its producing and non-producing properties and their related plant and equipment. The results of this review revealed that the carrying values for the El Callao Properties and the Santa Elena, San Miguel and Carabobo Concessions were in excess of their estimated future undiscounted net cash flows. As a result, the Company recorded a write-down to the El Callao mineral properties and deferred exploration and development expenditures of $18,832,345, and to the Santa Elena, San Miguel and Carabobo mineral properties and deferred exploration and development expenditures of $4,182,076. In total, write-downs amounting to $23,014,421 (2002 - $2,134,678; 2001 - $25,001,776)
    were included within the Statement of Operations.

    ALBINO 1 CONCESSION

    The Company, through its subsidiaries, owns a 100% interest in the Albino 1 concession in Bolivar State, Venezuela. A 1% Net Smelter Return Royalty is payable to the Venezuelan Ministry of Energy and Mines ("MEM") from the proceeds of gold production.

    BOLIVAR GOLDFIELDS PROPERTIES

    The Company owns all of the outstanding share capital of Bolivar Goldfields A.V.V. This includes the Tomi concession, Revemin mill and exploration lands in Venezuela. The exploration lands include the Dividival I and II, the Belen II, and the Marwani 1,2,5,6,7,9, and 11 concessions in the El Callao greenstone belt in Venezuela.

    The Company has not yet submitted feasibility studies for the Marwani 1,2,5,6,7,9, and 11 concessions but has requested extensions of time for their presentation. If the extension is not granted the concession rights to the Marwani property could be revoked. The Company believes the extensions will be granted as it is common practice to grant such extensions; however, there is no assurance of this.

    CRISTINAS CONCESSIONS

    In November 2001, the Corporacion Venezolana de Guayana ("CVG") terminated a contract with a third party for the exploitation of the Las Cristinas deposits. In March 2002, the Venezuelan Ministry of Energy and Mines ("MEM") passed a resolution repossessing the Cristinas Concessions on behalf of the Republic of Venezuela which in turn declared the underlying deposits reserved for the Republic of Venezuela and authorized the MEM to contract the direct exploitation of the area to the CVG. Subsequently, the MEM and the CVG entered into an agreement for the development of the deposits, authorizing the CVG to enter into a mine operating contract with a third party.

    On September 17, 2002, the Company entered into a non-assignable mining agreement (the "Agreement") with the CVG, acting under the authority of the MEM, pursuant to Venezuelan mining law, under which the Company has been granted the exclusive right to explore, develop and exploit the Las Cristinas 4, 5, 6 and 7 gold deposits including the commercialization and sale of gold. The Agreement provides to the Company the full right to develop and exploit the Cristinas deposits and, as a result of entering into the Agreement, the Company has discontinued previous legal proceedings to confirm its title rights to the Cristinas 4 and 6 concessions (Note 14).

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


5. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

    CRISTINAS CONCESSIONS (CONTINUED)

    The aggregate cost incurred by the Company to December 31, 2003 to obtain the right to exploit the area is $94,055,652, represented by $72,184,179 of payments in cash and $21,871,473 made through the issuance of common shares of the Company. Costs are comprised of property payment and finders' fees of $46,743,852 ($32,280,068 cash; and $14,463,784 through shares) and professional fees and related expenses of $47,311,800 ($39,904,111 cash; and $7,407,689 through shares). Share issuances are valued at the prior 5 day weighted average trading price for the common shares on the American Stock Exchange. The preceding amounts include payments to related parties (law firms, partners of whom are directors of the Company - Note 9) of $3,895,582 during the year ended December 31, 2003 (2002 - $13,144,975; 2001 -
    $3,129,283) and travel and administrative costs of $454,007 during the year ended December 31, 2003 (2002 - $409,489; 2001 - $325,728).

    EL CALLAO PROPERTIES

    By an agreement with Bema dated September 12, 2000 and concurrently with the completion of the February 27, 2001 acquisition of El Callao Mining Corp. ("ECM"), the Company acquired 79.4% of the outstanding shares of ECM and, from Bema, certain assets related to ECM. As a result of the acquisition, the Company now controls the Lo Increible project in Venezuela comprised of the following:

    Central Property

    Subsequent to the acquisition of ECM by the Company, ECM, through its wholly owned subsidiary, ECM Venco Ltd., and Corporacion Vengroup S.A. ("Vengroup"), the owner of the remaining 49% interest in the El Callao properties, agreed to waive certain obligations with respect to the development of the La Victoria concession in the Central Property, including the requirement of a first feasibility study in order to allow the Company to commence production. As consideration, the Company paid the last two payments related to the La Victoria concessions (US$2,150,000) under the terms of the original purchase agreement for the El Callao properties.

    ECM has the right to acquire up to an additional 9% interest in the Central Property by making payments to Vengroup equivalent to the net present value of a 9% interest in the evaluated deposit and up to an additional 10% interest by making payments to Vengroup equivalent to a 3% net smelter return royalty.

    Surrounding Ground

    The mining rights to the Surrounding Ground, held by a 70% owned indirect subsidiary of ECM, required ECM to make an initial payment of US$500,000 (US$250,000 of which has been paid to date) and to fund minimum exploration expenditures of US$3,000,000 over five years from the time certain environmental permits are granted.

    As at December 31, 2003, ECM has expended US$1,182,626 (December 31, 2002 - US$1,026,522) towards the exploration commitment but is still awaiting the receipt of certain environmental permits in order to further its exploration activities on the Surrounding Ground.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


5. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

    SANTA ELENA, SAN MIGUEL AND CARABOBO CONCESSIONS

    The Company entered into a joint venture agreement with Associacion Cooperative Minera del Sur R.L. ("ACOMISUR"), a mining cooperative, regarding the Santa Elena, San Miguel and Carabobo properties, all located in Bolivar State, Venezuela. Under this agreement, the Company's Venezuelan subsidiary owns 80% of the joint venture and ACOMISUR owns 20%, with the Company's subsidiary being the operator. During the year ended December 31, 2003, the carrying value of this property was written off.

6. DEFERRED FINANCING FEES

    Deferred financing fees of $194,598, net of accumulated amortization of $199,133 (December 31, 2002 - $2,162,868, net of accumulated amortization of $312,647) relate to costs incurred in the issuance of convertible notes and for a non-recourse credit facility.

    During the year ended December 31, 2003, the remaining unamortized deferred financing fees of $1,840,836 that related to convertible notes that were converted during the year, were treated as a reduction of the associated share capital value assigned to the common shares issued on conversion of the respective notes.

7. LONG-TERM DEBT

                                        2003                      2002
                                   -------------            --------------
    Bank loans                     $   9,708,750            $   16,916,484
    Convertible notes                        --                 17,140,049
    ----------------------------------------------------------------------
                                       9,708,750                34,056,533
    Less: Current portion of
      long-term debt                  (1,335,344)               (7,850,256)
    -----------------------------------------------------------------------
                                   $   8,373,406            $   26,206,277
    =======================================================================

    Bank loans

    On October 12, 2001 an amended and restated loan agreement was signed between the Company's subsidiary, Minera San Gregorio S.A., and the Standard Bank London Limited ("SBL"). The loan, in the amount of U.S $2,500,000, which was to mature on October 15, 2004, was secured by a guarantee of the Company, and bore interest at the LIBOR rate plus 2% per annum. The loan agreement also restricted the Company's ability to enter into agreements relating to the sale or purchase of gold. This loan was settled in fully during 2003.

    On August 10, 2000, the Company, together with its subsidiary Mineras Bonanza C.A., entered into a Credit Agreement with the SBL. The loan, which was subsequently amended by a First Amendment to the Credit Agreement in the amount of U.S. $8,500,000, matures on January 15, 2006, is secured by charges against the Venezuelan mining properties of the Company (save and except the Lo Increible properties), a charge against the Company's Revemin mill and a pledge of the securities of certain of the Company's subsidiaries, and bears interest at the LIBOR rate plus 2.5% per annum. The credit agreement also imposes restrictions on the Company's ability to enter into metal trading agreements.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


7. LONG-TERM DEBT (CONTINUED)

    Bank loans (continued)

    Certain loan repayments have been made by the issuance of Crystallex common shares (Note 11). These shares are subject to an orderly disposition agreement with SBL, which amongst other conditions, specifies that any gain/loss on final disposition of the shares issued is for the Company's account. Any ultimate gain is to be applied to further loan repayments or settling of derivative contracts. As at December 31, 2003, SBL had 2,099,734 common shares issued in relation to the Agreement on which there exists an unrealized gain of approximately U.S. $4,000,000.

    Principal payments due on the bank loan are as follows:

              2004                        $  1,335,344
              2005                           5,704,600
              2006                           2,668,806
    ---------------------------------------------------
                                          $  9,708,750

    ===================================================

   Convertible notes

    The Company has issued convertible notes under various note indentures. Upon issuance of the notes, the net proceeds received were allocated between the liability and equity components of the notes. The liability component represented the present value of the notes discounted using the interest rate that would have been applicable to non-convertible debt. The equity component represented the present value of the interest payments, which the Company could settle through the issuance of cash or shares, discounted at the same rate as the liability component (the interest component) and the right of the holders to convert the principal of the debt into common shares, determined as the residual amount at the date of issuance of the notes. Over the term of the notes the liability and the interest components were accreted to their face value. As at December 31, 2002, the Company had the following convertible notes outstanding, which during 2003 were converted into common shares:

    (a) Notes with an aggregate principal amount of US$11,200,000 which were scheduled to mature on September 25, 2005, which bore interest at 4% per annum and which were convertible into common shares of the Company at the option the holder. The agreed upon conversion price of the notes was equal to the lower of US$2.25 per common share or 95% of the current market price of the common shares on the date immediately prior to the conversion.

    (b) A note with a principal amount of US$2,200,000 which matured on September 30, 2003, bore interest at 5% per annum was convertible into common shares of the Company at the option of the holder. The agreed upon conversion price of the notes was equal 95% of the current market price of the common shares on the date of the conversion.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


8. SHARE CAPITAL
                                                        2003           2002
                                                   -------------   -------------
    Authorized
      Unlimited common shares, without par value
      Unlimited Class "A" preference shares,
        no par value
      Unlimited Class "B" preference shares,
        no par value
    Issued
      135,403,523 Common Shares
        (2002 - 91,722,278)                        $ 257,149,521   $ 193,349,000
    ============================================================================
    Warrants

    As at December 31, 2003, Common Share purchase warrants were outstanding enabling the holders to acquire common shares as follows:

                                                                        Weighted
                                                                         Average
                                                                       Remaining
                                            Number                  Contractual
    Range of Exercise Price               of Shares                Life (Years)
    ----------------------------------------------------------------------------

    $1.60 to $2.28                         4,662,194                   1.33
    $2.29 to $3.34                         2,076,899                   1.16
    $3.35 to $4.69                        13,303,679                   1.70
    ----------------------------------------------------------------------------
                                          20,042,772
    ============================================================================

    During the year, the Company extended by one year the terms of certain Common Share purchase warrants, previously issued as part of debt financing, that were coming to maturity. To reflect the value of the benefit conferred to the warrant holders as a result of the extension, a charge of $825,481 was made directly against retained earnings, and contributed surplus was increased by the same amount.

    Stock options

    The Company has a stock option plan that provides for the granting of options to executive officers, directors, employees and service providers of the Company. Under the stock option plan, the exercise price of each option equals the closing price of the Company's stock on the trading day immediately preceding the date of the grant. Stock options granted to service providers and employees, executive officers, and directors have a life of two, five and ten years, respectively. Unless otherwise stated, all stock options granted vest immediately.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------



8. SHARE CAPITAL (continued)

    The following table is a summary of the status of stock options outstanding at December 31, 2003:

                                     Outstanding and Exercisable Options
                              -------------------------------------------------
                                                     Weighted
                                                      Average          Weighted
                                                    Remaining           Average
    Range of                     Number           Contractual          Exercise
    Exercise Price            of Shares           Life (Years)            Price
    ---------------------------------------------------------------------------
    $0.85 to $1.00            1,672,500                  3.01              0.99
    $1.41 to $1.75            1,971,000                  5.53              1.57
    $2.00 to $3.00            5,322,500                  6.65              2.42
    ---------------------------------------------------------------------------
                              8,966,000
    ===========================================================================

    A summary of the status of the stock option plan as at December 31, 2003, 2002 and 2001 and changes during each year ended on those dates follows:


                                                   2003                       2002                       2001
                                      ----------------------------   ------------------------    ----------------------
                                                         Weighted                   Weighted                  Weighted
                                                         Average                    Average                   Average
                                          Number         Exercise      Number       Exercise       Number     Exercise
                                        of Shares         Price       of Shares       Price       of Shares     Price
                                      -------------   ------------   -----------   ----------   ------------- ---------
    Outstanding and exercisable,
      beginning of year                 6,952,500         $ 1.76      7,707,000       $ 1.70       6,315,292   $ 1.52
    Granted - Employees                 2,248,500           2.56        350,000         2.28       1,815,000     2.24
    Granted - Non Employees               250,000           2.12             --           --              --       --
    Exercised                            (270,000)          1.64     (1,104,500)        1.46        (340,000)    1.38
    Cancelled                            (215,000)          1.85             --           --         (83,292)    1.40
----------------------------------------------------------------------------------------------------------------------
    Outstanding and exercisable,
      end of year                       8,966,000         $ 1.97      6,952,500       $ 1.76       7,707,000   $ 1.70
======================================================================================================================
    Weighted average fair
      value of options granted
      during the year                  $     1.92                    $     1.16                   $     1.17
======================================================================================================================

    Supplemental information for stock-based compensation

    Effective January 1, 2002, in accordance with CICA Handbook Section 3870 "Stock-Based Compensation and Other Stock-Based Payments", pro forma information regarding net loss and net loss per share is to be determined and disclosed as if the Company had accounted for its employees' stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.04% (2002 - 4.22%), dividend yield of nil (2002 - nil), volatility factor of 108% (2002 - 75%), and a weighted-average expected life of the options of
    3.95 years (2002 - 3.75 years).

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


8. SHARE CAPITAL (continued)

    Supplemental information for stock-based compensation (continued)

    The following table presents the net loss and net loss per share for the two years ended December 31, 2003 had the Company recorded stock options as compensation expense on the date of grant, which corresponds to the date on which the options automatically vest.

                                                    2003                 2002
                                          --------------        -------------
    Net loss                              $ (82,053,852)        $(56,459,812)
    Incremental compensation expense         (4,273,069)            (404,979)
    -------------------------------------------------------------------------
    Pro forma net loss                    $ (86,326,921)        $(56,864,791)
    =========================================================================
    Pro forma basic loss per share        $       (0.74)        $      (0.67)
    =========================================================================
    FINANCING TRANSACTIONS

    FISCAL 2003 ACTIVITIES

    On March 5, 2003, the Company completed a private placement of 2,562,500 special warrants at a price of $1.60 per special warrant for aggregate proceeds of $4.1 million. Each special warrant entitles the holder, upon exercise and without payment of additional consideration, to acquire one Common Share and one-half of one common share purchase warrant of the Company. Each whole purchase warrant is exerciseable for one Common Share until March 5, 2005 at a price of $2.00 per share. The special warrants were deemed to have been exercised in accordance with their terms on July 6, 2003.

    On March 14, 2003, the Company arranged a U.S.$3.0 million debt financing which closed in three tranches on March 14, 2003 (U.S.$1.5 million), May 2, 2003 (U.S.$1.0 million) and May 15, 2003 (U.S.$0.5 million). Under the terms of the transaction, the Company issued U.S.$3.0 million principal amount of non-interest bearing promissory notes due August 11, 2003, September 29, 2003 and October 12, 2003, respectively, common share purchase warrants exerciseable for 300,000 Common Shares until May 2, 2005 at an exercise price of U.S.$1.32 per share and common share purchase warrants exerciseable for 150,000 Common Shares until May 15, 2005 at an exercise price of U.S.$1.27 per share. The notes were subsequently exchanged for convertible notes due August 27, 2005. The convertible notes are non-interest bearing until the occurrence of an event of default (after which they bear interest at the rate of 4% per annum) and are convertible at the option of the holder into a specified number of Common Shares. The Company also issued common share purchase warrants exerciseable for 150,000 Common Shares until August 27, 2005 at an exercise price of U.S.$3.61 per share as part of the debt exchange transaction. On October 7, 2003, the convertible notes were converted into 1,363,574 Common Shares in accordance with their terms.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


8. SHARE CAPITAL (CONTINUED)

   FINANCING TRANSACTIONS (CONTINUED)

    FISCAL 2003 ACTIVITIES (CONTINUED)

    On May 9, 2003, the Company completed a private placement of 2,400,000 special warrants at a price of $1.25 per special warrant for aggregate proceeds of $3.0 million. Each special warrant entitles the holder, upon exercise and without payment of additional consideration, to acquire one Common Share and one-half of one common share purchase warrant of the Company. Each whole purchase warrant is exerciseable for one Common Share until May 9, 2005 at a price of $1.60 per share. The special warrants were deemed to have been exercised in accordance with their terms on September 10, 2003.

    On June 20, 2003, the Company completed a private placement of 5,500,000 special warrants at a price of $1.25 per special warrant for aggregate proceeds of $6.9 million. Each special warrant entitles the holder, upon exercise and without payment of additional consideration, to acquire one Common Share and one-half of one common share purchase warrant of the Company. Each whole purchase warrant is exerciseable for one Common Share until June 20, 2005 at a price of $1.60 per share. The special warrants were deemed to have been exercised in accordance with their terms on October 21, 2003.

    On August 29, 2003, the Company completed a private placement of 4,545,455 special warrants at a price of U.S.$2.20 per special warrant for aggregate proceeds of U.S.$10.0 million. Each special warrant entitles the holder, upon exercise and without payment of additional consideration, to acquire one Common Share per special warrant. The special warrants were deemed to have been exercised in accordance with their terms on September 16, 2003. As part of the transaction, the Company also issued common share purchase warrants to acquire 2,272,727 Common Shares. Each whole purchase warrant is exerciseable for one Common Share until September 16, 2006 at a price of U.S.$2.75 per share.

    On September 8, 2003, the Company issued 12,800,000 special warrants at a price of U.S.$2.20 per special warrant for aggregate proceeds of U.S.$28.2 million. Each special warrant entitles the holder, upon exercise and without payment of additional consideration, to acquire one Common Share and one-half of one warrant. Each whole warrant is exerciseable for one Common Share until September 8, 2006 at a price of U.S.$2.75 per share. Subsequent to the year end, all of the special warrants were deemed to have been exercised in accordance with their terms on January 9, 2004.

    FISCAL 2002 ACTIVITIES

    On October 8, 2002, the Company issued 52,500 special warrants under a private placement financing at a price of $3.02 for aggregate net proceeds of $158,550. Each special warrant entitles the holder to acquire, without payment of any additional consideration, one Common Share in the capital of the Company.

    On November 26, 2002, the Company issued 2,200,000 special warrants under a private placement financing at a price of $2.15 for aggregate net proceeds of $4,398,900, net of issuance expenses of $331,100. Each special warrant entitles the holder to acquire, without payment of any additional consideration, one Common Share in the capital of the Company.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

8. SHARE CAPITAL (continued)
   Financing Transactions (continued)

    FISCAL 2001 ACTIVITIES

    On December 24, 2001, the Company issued 3,111,111 special warrants under a private placement financing at a price of $2.25 for aggregate net proceeds of $6,861,977, net of issuance expenses of $138,023. Each unit consisted of one Common Share, and one Common Share purchase warrant. Each common share purchase warrant entitled the holder to acquire from the Company, for a period of two years, at a price of $3.00 per warrant, one additional common share. During 2003, all of these common share purchase warrants were exercised.

    Loss per common share

    The following table outlines the calculation of the basic loss per common share:


                                                             2003                2002                2001
                                                   --------------     ---------------      --------------
    Numerator for basic loss per
      common share:
        Loss from continuing operations
          attributable to common shareholders      $ (78,026,642)      $ (52,721,972)       $ (34,416,262)
        Benefit conferred to warrant holders            (825,481)                 --                   --
    ======================================================================================================
        Loss from continuing operations
          attributable to common shareholders      $ (78,852,123)      $ (52,721,972)       $ (34,416,262)
    ======================================================================================================
    Denominator for basic loss per common
     share - adjusted weighted average
     number of shares outstanding                    118,309,198          84,441,287           69,117,738
    ======================================================================================================

    Shareholder Rights Plan

    Effective March 10, 1997 (the "Record Date"), the Company adopted a shareholder rights plan (the "Plan"). The rights issued under the Plan will expire at the close of the Company's annual meeting in 2007 (the "Expiration Time"), unless earlier redeemed or exchanged by the Company. The Plan was re-ratified by the shareholders at the Company's 2003 annual meeting.

    Pursuant to the Plan, the Board of Director's declared a distribution of one right (a "Right") for each outstanding Common Share of the Company to shareholders of record at the close of business on the Record Date and authorized the issuance of one Right for each Common Share issued after the Record Date and prior to the Separation Time (described below) and the Expiration Time. The Rights will separate from the Common Shares at the time (the "Separation Time") which is the close of business on the eighth trading day (or such later day as determined by the Board of Directors) after the public announcement of the acquisition of, or intention to acquire, beneficial ownership of 20% of the Common Shares of the Company by any person other than in accordance with the terms of the Plan.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


8. SHARE CAPITAL (CONTINUED)

    SHAREHOLDER RIGHTS PLAN (CONTINUED)

    In order to constitute a "Permitted Bid", an offer must be made in compliance with the Plan and must be made to all shareholders (other than the offeror), must be open for at least 60 days and be accepted by shareholders holding more than 50% of the outstanding voting shares and, if so accepted, must be extended for a further 10 business day period.

9. RELATED PARTY TRANSACTIONS

    During the year, the Company entered into the following transactions with related parties:

    a) Paid or accrued consulting and management fees of $2,651,829 (2002 - $606,249; 2001 - $665,835) to directors and an officer of the Company and companies related to directors and an officer of the Company.

    b)  Paid or accrued legal fees of $4,380,478 (2002- $13,168,790; 2001 -
        $3,561,191) to law firms, partners of whom are directors of the Company.

    The amounts charged to the Company for the services provided have been determined by negotiation among the parties. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

10. INCOME TAXES

    Income tax expense varies from the amount that would be computed by applying the combined federal and provincial income tax rate of 36.7% (2002 - 40.1%; 2001 - 44.5%) to loss before income taxes as follows:


                                                           2003                    2002                  2001
                                                 --------------          --------------        --------------

    Loss before income taxes                     $ (82,053,852)          $ (56,459,812)        $ (42,552,441)
    =========================================================================================================

    Expected income taxes recoverable            $ (30,113,764)          $ (22,640,385)        $ (18,935,837)
    Difference in foreign tax rates                    614,647               1,013,320             5,131,725
    Non recognition of benefit of losses            29,499,117              21,627,065            13,804,112
    ---------------------------------------------------------------------------------------------------------
    Actual income taxes                          $          --           $          --         $          --
    =========================================================================================================

    The Company has certain source related deductions and losses which are available to be offset against future income taxes. The benefits of these deductions and losses are not reflected in these financial statements, as they are not more likely than not to be realized.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

11. SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS


                                                     2003           2002         2001
                                                  ----------    -----------   -----------
    Cash paid during the year for interest        $  937,225    $ 1,205,221   $ 1,897,879
    -------------------------------------------------------------------------------------
    Cash paid during the year for income taxes    $     --      $      --     $     --
    -------------------------------------------------------------------------------------


   Significant non-cash transactions for the year ended December 31, 2003 included:

   i) The Company issued 40,080 common shares, with a value of $82,523, for directors' fees.

   ii) The Company issued 229,283 common shares, with a value of $732,934, for the El Callao mineral property dispute settlement.

   iii) The Company issued 350,000 common shares, with a value of $863,000, for financial advisory fees.

   iv) The Company issued 61,695 common shares, with a value of $157,856, for finders fee.

   v) The Company issued 2,348,184 common shares, with a value of $2,897,002, for loan payments and bank fees.

   vi) The Company issued 1,281,124 common shares, with a value of $2,969,416, for legal fees.

   vii) The Company issued 17,036,967 common shares upon conversion of convertible and promissory notes and accrued interest in the amount of $23,950,966.

   viii) The Company issued 17,260,455 common shares upon conversion of special warrants with a value of $20,534,536.

   ix) The Company applied $1,840,836 of deferred financing fees against share capital upon conversion of loan and notes to common shares.

   Significant non-cash transactions for the year ended December 31, 2002 included:

   i) The Company issued 42,612 common shares, with a value of $110,955, for directors' fees.

   ii) The Company issued 282,554 common shares, with a value of $873,182, for a mineral property payment.

   iii) The Company issued 677,711 common shares, with a value of $1,714,609, for a loan payment.

   iv) The Company issued 35,430 common shares, with a value of $78,655, for a finders fee.

   v) The Company issued 7,737,152 common shares upon conversion of convertible notes and accrued interest in the amount of $17,353,959.

   vi) The Company applied $1,233,792 of deferred financing fees against share capital upon conversion of loan and notes to common shares.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

11. SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS (continued)

    Significant non-cash transactions for the year ended December 31, 2001 included:

    i) The Company issued 65,466 common shares, with a value of $104,550, for directors' fees.

    ii) The Company issued 1,200,000 common shares, with a value of $2,385,000, for legal fees.

    iii) The Company issued 3,987,535 common shares, with a value of $5,150,520, to acquire El Callao Mining Corp.

    iv) The Company issued 1,035,689 common shares with a value of $2,597,247 for property payment in connection with Las Cristinas.

    v) The Company issued 3,199,055 common shares upon conversion of convertible notes and accrued interest in the amount of $3,803,591.

    vi) The Company applied $941,169 of deferred financing fees against share capital upon conversion of loan and notes to common stock.

    vii) The Company issued 4,701,615 common shares, with a value of $13,214,573, for loan payment.

    viii) The Company issued 67,059 common shares, with a value of $89,189, for broker fees.

12. SEGMENTED INFORMATION

    Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operation decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. All of the Company's operations are within the mining sector. Due to geographic and political diversity, the Company's mining operations are decentralized whereby mine general managers are responsible for business results and regional corporate offices provide support to the mines in addressing local and regional issues. The Company's operations are therefore segmented on a district basis. The Company's only product is gold, produced from mines located in Uruguay and Venezuela.

    The segments' accounting policies are the same as those described in the summary of significant accounting policies except that other expenses, the non-hedge derivative loss and other items are not allocated to the individual operating segments when determining profit or loss, but are rather attributed to the corporate office.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

12. SEGMENTED INFORMATION (continued)


                                                        Bolivar/
                                     Corporate           Albino        El Callao        Cristinas
                                   -------------    -------------    -------------    -------------
2003
Mining revenue                     $        --      $  12,862,999    $   2,703,512    $        --
Mining revenue - intersegment      $        --      $   4,034,635    $        --      $        --
Operating costs                    $        --      $ (12,958,420)   $  (3,281,943)   $        --
Operating costs - intersegment     $        --      $        --      $  (4,034,635)   $        --
Interest and other income          $     231,121    $      32,510    $        --      $        --
Interest expense                   $    (759,111)   $    (540,612)   $        (205)   $        --
Depletion and amortization         $    (365,135)   $  (3,987,796)   $    (193,326)   $        --
Write-down of mineral properties   $  (4,182,076)   $        --      $ (18,832,345)   $        --
Segment profit/(loss)              $ (59,289,543)   $   2,097,408    $ (20,834,507)   $        --
Segment assets                     $  44,020,439    $  35,246,112    $     202,645    $  94,055,652
Capital expenditures               $      70,399    $   2,016,102    $     353,798    $   9,858,588
---------------------------------------------------------------------------------------------------
2002

Mining revenue                     $        --      $   2,511,783    $  10,806,036    $        --
Mining revenue - intersegment      $        --      $  11,713,510    $        --      $        --
Operating costs                    $        --      $ (11,111,734)   $  (4,079,885)   $        --
Operating costs - intersegment     $        --      $        --      $ (11,713,510)   $        --
Interest and other income          $      68,603    $       8,906    $        --      $        --
Interest expense                   $  (1,557,428)   $    (591,025)   $        --      $        --
Depletion and amortization         $    (329,288)   $  (2,285,146)   $    (939,641)   $        --
Write-down of mineral properties   $  (2,134,678)   $        --      $        --      $        --
Segment loss                       $ (44,731,866)   $  (1,610,936)   $  (6,379,170)   $        --
Segment assets                     $  28,896,082    $  32,439,136    $  18,776,610    $  81,004,253
Capital expenditures               $     105,840    $   3,682,741    $   1,082,004    $  37,366,257
---------------------------------------------------------------------------------------------------
2001

Mining revenue                     $        --      $   6,239,562    $   9,766,293    $        --
Mining revenue - intersegment      $        --      $  11,236,739    $        --      $        --
Operating costs                    $        --      $   1,766,448    $ (13,463,217)   $        --
Operating costs - intersegment     $        --      $        --      $ (11,236,739)   $        --
Interest and other income          $      65,349    $      41,739    $         237    $        --
Interest expense                   $    (318,015)   $    (666,616)   $        --      $        --
Depletion and amortization         $    (471,530)   $  (2,580,073)   $    (935,152)   $        --
Write-down of mineral properties   $ (18,593,631)   $  (6,408,145)   $        --      $        --
Segment loss                       $ (26,944,912)   $  (3,570,659)   $  (3,900,691)   $        --
Segment assets                     $  42,430,722    $  32,594,212    $  18,803,110    $  41,453,363
Capital expenditures               $     857,789    $   4,297,683    $   1,012,873    $   3,462,995





                                    Discontinued      Intersegment
                                     Operations       Eliminations       Total

                                   -------------    -------------    ------------
2003
Mining revenue                     $        --      $        --      $  15,566,511
Mining revenue - intersegment      $        --      $  (4,034,635)   $        --
Operating costs                    $        --      $        --      $ (16,240,363)
Operating costs - intersegment     $        --      $   4,034,635    $        --
Interest and other income          $        --      $        --      $     263,631
Interest expense                   $        --      $        --      $  (1,299,928)
Depletion and amortization         $        --      $        --      $  (4,546,257)
Write-down of mineral properties   $        --      $        --      $ (23,014,421)
Segment profit/(loss)              $  (4,027,210)   $        --      $ (82,053,852)
Segment assets                     $        --      $        --      $ 173,524,848
Capital expenditures               $        --      $        --      $  12,298,887
----------------------------------------------------------------------------------
2002

Mining revenue                     $        --      $        --      $  13,317,819
Mining revenue - intersegment      $        --      $ (11,713,510)   $        --
Operating costs                    $        --      $        --      $ (15,191,619)
Operating costs - intersegment     $        --      $  11,713,510    $        --
Interest and other income          $        --      $        --      $      77,509
Interest expense                   $        --      $        --      $  (2,148,453)
Depletion and amortization         $        --      $        --      $  (3,554,075)
Write-down of mineral properties   $        --      $        --      $  (2,134,678)
Segment loss                       $  (3,737,840)   $        --      $ (56,459,812)
Segment assets                     $  21,251,903    $        --      $ 182,367,984
Capital expenditures               $        --      $        --      $  42,236,842
----------------------------------------------------------------------------------
2001

Mining revenue                     $        --      $        --      $  16,005,855
Mining revenue - intersegment      $        --      $ (11,236,739)   $        --
Operating costs                    $        --      $        --      $ (11,696,769)
Operating costs - intersegment     $        --      $  11,236,739    $        --
Interest and other income          $        --      $        --      $     107,325
Interest expense                   $        --      $    (984,631)
Depletion and amortization         $        --      $        --      $  (3,986,755)
Write-down of mineral properties   $        --      $        --      $ (25,001,776)
Segment loss                       $  (8,136,179)   $        --      $ (42,552,441)
Segment assets                     $  31,699,275    $        --      $ 166,980,682
Capital expenditures               $        --      $        --      $   9,631,340
----------------------------------------------------------------------------------


CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001



12. SEGMENTED INFORMATION (continued)

    Geographic information:


                                       Mining Revenue                              Property, Plant and Equipment
                      --------------------------------------------------------------------------------------------------
                          2003              2002            2001              2003          2002               2001
                      ------------      ------------    ------------      ------------   ------------      -------------

Venezuela             $ 15,566,511      $ 13,317,819    $ 16,005,855      $132,069,099     $142,866,637     $101,791,052
Discontinued
   operations                 --                --              --                --         11,378,127       18,721,316
Brazil                        --                --              --                --                 --        1,616,394
------------------------------------------------------------------------------------------------------------------------
Total Foreign           15,566,511        13,317,819      16,005,855       132,069,099      154,244,764      122,128,762
Canada                        --                --              --             102,344           59,066          531,573
------------------------------------------------------------------------------------------------------------------------
Total                 $ 15,566,511      $ 13,317,819    $ 16,005,855      $132,171,443     $154,303,830     $122,660,335
========================================================================================================================


13. DISCONTINUED OPERATIONS

    On October 27, 2003, the Company closed a purchase and sale agreement (the "Agreement") with Uruguayan Mineral Explorations Inc. ("UME") for the sale of the Company's Uruguayan mining operations. Under the terms of the Agreement, which was effective October 1, 2003, UME will pay the Company cash consideration of $2,700,000 (US$2,000,000), payable in two equal installments and will transfer to the Company, two exploration drills with a combined estimated value of US$600,000. The first payment of US$1,000,000 is due six months after the closing date of the transaction and the second US$1,000,000 payment will be due 12 months after the closing date.

    The Company incurred a net loss on the disposal of the Uruguayan mining operations of $1.3 million. This loss has been reflected in the statement of operations as a component of the Loss From Discontinued Operations. As a condition of the closing of the transaction, UME agreed to retire in full the outstanding commodity derivative contracts associated with the Uruguayan mining operations. As a result, an additional US $2.85 million liability obligation which represented the fair value of the outstanding forward contracts and swap agreement associated with the Uruguayan mining operations was assumed by UME.

    During the nine month period ended September 30, 2003 and for each of the years in the two year period ended December 31, 2002, the Company's Uruguayan operations incurred revenue of $19,109,761, $32,843,402 and $29,978,353, respectively, and a net loss of $4,027,210, $3,737,840 and
    $8,136,179, respectively.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


14. COMMITMENTS AND CONTINGENCIES

    Call Agreement

    The Company structured the following transaction to protect the interest of the Company's shareholders in the event that third parties sought to gain control of the Company in a transaction which was not supported by the Company's directors.

    The Company entered into an agreement dated February 14, 1997 whereby it acquired an exclusive call right to acquire all of the common shares of Ventures (Barbados) Ltd. ("Ventures"), whose common shares are owned by two directors who are also officers of the Company, effectively on behalf of the Company's shareholders (the "Call Agreement"). Ventures was incorporated in February, 1997 specifically for the purpose of acquiring the interest in Inversora Mael C.A. ("Mael"). The two directors of the Company became directors and shareholders of Ventures immediately following its incorporation and prior to Ventures' acquisition of any interest directly or indirectly in Mael. The Ventures' shares were issued to the Company's directors for nominal cash consideration of $1.00 and their investment in Ventures has at all times remained nominal. The Ventures shareholders granted the Company an exclusive right for the Company to acquire, at the Company's option, all of the shares of Ventures at any time at a purchase price equal to the shareholders' cost of those shares, which cost, as noted, is nominal. The directors have no interest in Ventures or Mael other than their shareholdings in Ventures. Any funding or other consideration to complete the acquisition of Mael required by Ventures has been provided by the Company. The total cost of the acquisition of Mael is US$30,000,000, which was subsequently renegotiated by Red Glove A. V. V. ("Red Glove") and Ventures as hereinafter more particularly described. All amounts paid have been treated as inter company loans from the Company to Ventures and the assets and liabilities of Ventures have been combined with the Company on consolidation for accounting purposes. As at December 31, 2003, there are no future commitments existing.

    It is not the individual directors but Ventures which indirectly purchased and indirectly owns, as its sole material asset, all of the outstanding shares of Mael. That interest was acquired through an acquisition agreement dated February 14, 1997. The acquisition of Mael was structured as a purchase by Ventures of all 1,200 of the outstanding shares of Stay Management Ltd. ("Stay") from Red Glove. Stay owns all 50,000 of the outstanding shares of Mael, and, at the time of purchase, both Stay and Red Glove were independent and arm's length from the Company and Ventures. Mael is therefore wholly owned and controlled by Stay, which is a simple holding company wholly owned and controlled by Ventures. Ventures is controlled by the Company through the application of the Call Agreement. The directors of Stay and Mael are nominee directors only who sit at the request of Ventures, and indirectly the Company. Mael and its assets are therefore subject to the ultimate control and direction of the Company. As nominee directors, taking direction from the Company, the directors of Stay and Mael would have no independent authority to direct the business and affairs of Mael or to transfer, directly or indirectly, in whole or in part, any interest in Mael. Management believes that at all times, the Company's and Ventures' relationship with Red Glove have been conducted at terms no less advantageous than had they been conducted directly with an unrelated third party.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


14. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    Call Agreement (continued)

    The cost of acquiring the shares of Stay was initially US$30,000,000, of which the Company paid US$6,500,000 (Cdn. $9,100,000) as of December 31, 1998. Effective April 30, 1999, Ventures and Red Glove, through arm's length negotiation, agreed to reduce the remaining portion of the purchase price from US$23,500,000 to US$10,000,000 plus 5,000,000 warrants to purchase common shares of the Company at a price of US$2.00 per share. No value was attributed to the warrants for the purposes of the acquisition transaction. The Company required that Red Glove modify the purchase price as consideration for the Company continuing with the transaction. Absent such modification, the Company had the option to terminate the acquisition without obligation to make further payments in excess of the initial US$6,500,000 payment. Consequently, April 30, 1999 was determined to be the date the Company was obligated to complete the purchase for the revised consideration noted above. The price of the warrants, being US$2.00 per warrant, was settled by arm's length negotiation with Red Glove at the time of renegotiation. The warrants had staggered expiry dates and, as of December 31, 2003, 4,000,000 of the warrants had expired and 1,000,000 were exercised during 2003. During 1999 and 2000, the US$10,000,000 was fully paid through the Company's issuance of its common shares, valued at the average closing sales price on the American Stock Exchange for the 30 day period immediately preceding the issuance of the shares, and by cash of US$250,000 (Cdn. $364,000). The shares were issued in several tranches during the period commencing December 9, 1998 and ending June 9, 2000. A total of 8,034,445 shares were issued having an aggregate value of US$9,837,534 (Cdn. $14,463,784). The amount of the final tranche includes a negotiated amount paid to Red Glove in compensation for costs incurred in the renegotiation, as a result of which the amount paid, by cash and by issuance of shares, slightly exceeds US$10,000,000. These payments have been capitalized as part of the Las Cristinas property cost.

    The Call Agreement contains a call right which is irrevocable and unconditional for the benefit of the Company unless, prior to its exercise, a person together with any parties acting jointly or in concert with such person acquires 20% or more of the Company's outstanding voting shares without the approval of the Company's Board of Directors. In such an event, the call right will be terminated and Ventures and its shareholders will be required to dispose of the investment in Mael in a commercially reasonable manner with a view to maximizing the proceeds of such a disposition. The net proceeds of disposition, whether represented by cash or securities, would be distributed after payment of liabilities to those persons who were shareholders of the Company immediately prior to the 20% ownership threshold being surpassed, rather than to the two directors of the Company in their capacity as Ventures' shareholders. There are no material liabilities which would need to be repaid to the directors or shareholders of Ventures or to any parties other than the Company which funded the Mael transactions. Under the Call Agreement, the Company has the right to vote the shares of Ventures. The Call Agreement, in conjunction with a rights plan approved by the Company's shareholders, was designed to give adequate time for the Company's shareholders to assess properly the merits of any bid for common shares of the Company without undue pressure, to allow competing bids to emerge and to allow the Company's directors to consider alternatives to allow shareholders to receive full and fair value for their common shares. In the event that the shares of Mael were sold, all proceeds, after payment of costs related to the sale, would be payable to the Company.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


14. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    Commodity derivative contracts At December 31, 2003, the Company had fixed forward contracts outstanding as follows:

                                         2004            2005            2006
                                       --------        --------        --------
    Ounces                               43,430          42,430          39,996
    Average price (US$ per oz.)        $    300        $    305        $    310
    ===========================================================================

    Written call options are contracts in which the writer, for a fee (premium), sells the purchaser the right, but not the obligation, to buy on a specific future date a stipulated quantity of gold at a predetermined price. At December 31, 2003, the Company had written call options outstanding as follows: 2004 2005 2006

    Ounces                              127,237          94,932           2,000
    Average price (US$ per oz.)       $     298        $    309         $   348
    ===========================================================================

    Gold production for the years ended December 31, 2003 and 2002 was 76,935 and 94,623 ounces, respectively.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Fair values of financial instruments, including fixed forward contracts and written call options are determined based on estimates using net present value, Black-Scholes and other valuation techniques. The estimates are significantly affected by the assumptions used including current market and contractual prices of the underlying instruments, as well as time value, and by yield curve and volatility factors underlying the positions. The estimated fair values attributed to these contracts are carried on the balance sheet under the captions deferred credit and deferred charge.

    For the year ended December 31, 2003, the Company recorded an unrealized loss of $19,352,704 (2002 - $34,187,017; 2001 - $4,119,293) in marking its portfolio of written call options and fixed forward contracts to market. These losses are included in non-hedge derivative loss in the Statement of Operations.

    The balance sheet carrying amounts for cash and cash equivalents, accounts receivable, marketable securities and accounts payable and accrued liabilities approximate fair value due to their short-term nature. The carrying value for long-term debt approximates fair value primarily due to the floating rate nature of the debt instrument.

    Lease agreements

    The Company has entered into various operating lease agreements which expire over a period of six years. Total rent expense charged to operations under these agreements was $174,105 (2002 - $175,066; 2001 - $111,724).

    Minimum lease payments under operating leases in effect through 2008 are as follows:

    2004                                                           $ 204,000
    2005                                                             208,000
    2006                                                             198,000
    2007                                                             158,000
    2008                                                             138,000
    ------------------------------------------------------------------------
                                                                   $ 906,000
    ========================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


14. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    LAS CRISTINAS PROPERTIES

    The rights of Crystallex to develop the Las Cristinas deposits are derived from the agreement between the Company and the CVG (Note 5). The rights to develop the Las Cristinas deposits have been subject to various legal proceedings. Crystallex cannot predict the outcome of the various legal actions and cannot provide assurance that any legal challenge by the third parties will not impact its right to develop the deposits granted by the CVG pursuant to the agreement.

    The agreement does not transfer any property ownership rights to Crystallex (Note 5) and the right to develop the deposits is contingent upon the Company continuing to meet its ongoing obligations under the agreement; principally, the Company is to:

    a. make all investment and complete all works necessary to exploit the mineral resources,

    b. present to the CVG for approval by September 17, 2003 a feasibility study, together with an investment and financing plan to support the feasibility study,

    c. present to the CVG for approval, life of mine, annual production plans and annual production commitments,

    d. commence production of the mining project by May 2004; such start may be extended in the event permitting delays are encountered,

    e. pay a royalty and exploitation tax, as set out in the agreement, based on the value of gross monthly gold production,

    f. provide for certain social programs and for the employment, training and technical assistance to small miners,

    g. supply performance bonds related to the development and environmental obligations,

    h. bear all costs relating to a technical liaison office to be created by the CVG.

    The Company submitted the feasibility study inclusive of an investment and financing plan, referred to in (b) above, within the prescribed timeframe and subsequent to the year end, the CVG approved the feasibility study.

    Although the agreement grants certain rights to the Company to develop the deposits, the ultimate development will require significant financial resources requiring the Company to raise project financing, debt and equity. There is no assurance that sufficient additional financing will be available to Crystallex and failure to obtain such financing could result in delays or indefinite postponement which could lead to a default under the agreement.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


15. RISK MANAGEMENT

    Currency risk

    The Company is exposed to currency risk as certain of its purchases are denominated in foreign currency. Unfavourable changes in the applicable exchange rate may result in a decrease or increase in foreign exchange gains or losses. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

    The Company's Venezuelan operations are currently subject to currency and exchange controls. These government imposed controls may adversely affect the Company as such controls restrict the Company's ability to flow U.S. dollars, generated from the sale of its gold production, out of the country.

    Credit and market risk

    The Company enters into financial agreements (financial instruments) with major international banks and other international financial institutions in order to manage underlying revenue and future cash flow exposures arising from commodity prices. Financial instruments, which subject the Company to market risk and concentrations of credit risk, consist primarily of cash, accounts receivable, securities and fixed forward contracts and option contracts for metals.

    Market risk is the risk that the value of a financial instrument might be adversely affected by a change in commodity prices, interest rates, or currency exchange rates. The Company manages the market risk associated with commodity prices by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

    Credit risk is the risk that a counterparty might fail to fulfill its performance obligations under the terms of a derivative contract or accounts receivable. The Company limits the amount of credit exposure in cash and securities by placing these financial instruments in high quality securities issued by government agencies, financial institutions and major corporations and by diversifying its holdings. The Company also has concentrations of credit risk with respect to accounts receivable as large amounts of its accounts receivable are primarily concentrated amongst a small number of customers in Venezuela. These receivables are primarily with government banks in Venezuela and one international bank. The Company does not anticipate any losses for non-performance on these receivables. As at December 31, 2003, one customer accounted for all trade accounts receivable.

    The Company is exposed to credit risk in the event of non-performance by counterparties in connection with metal forward and option contracts. The Company does not obtain any security to support financial instruments subject to credit risk but mitigates this risk by dealing only with a diverse group of financially sound counterparties and, accordingly, does not anticipate loss for non-performance. Further, the Company minimizes its credit risk in derivative instruments by entering into transactions with high-quality counterparties whose credit ratings are high and by monitoring the financial condition of its counterparties. The Company continually monitors the market risk of its activities.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------

15. RISK MANAGEMENT (CONTINUED)

    Title risk

    Title to mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mining properties. Although the Company has investigated title to all of its mineral properties for which it holds concessions or other mineral leases or licenses, Crystallex cannot give an assurance that title to such properties will not be challenged or impugned and cannot be certain that it will have valid title to its mining properties. The Company relies on title opinions by legal counsel who base such opinions on the laws of countries in which the Company operates.

16. EVENTS SUBSEQUENT TO DECEMBER 31, 2003

    Engineering Procurement Construction Management Contract

    On March 25, 2004, following completion of a competitive bidding process, the Company entered into an Engineering Procurement Construction Management ("EPCM") contract with SNC-Lavalin Engineers & Constructors Inc. ("SNCL") relating to the development of the Las Cristinas project. The Company expects to pay SNCL approximately $27.8 million for its services under the EPCM contract.

    Public Equity Offering

    On April 5, 2004, the Company completed a $100 million public equity offering whereby 25,000,000 common shares were issued at $4.00 per common share. The net proceeds received by the Company in U.S. dollars, after considering the underwriters' fee, amounted to US$71,694,731. The Company estimates that additional expenditures related to this offering will amount to approximately $500,000.

17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which differ from those principles that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The following adjustments and/or additional disclosures would be required in order to present the financial statements in accordance with U.S. GAAP and in accordance with practices prescribed by the United States Securities and Exchange Commission.

    BASIS OF PRESENTATION

    These financial statements are the combined accounts of Crystallex International Corporation and its majority owned subsidiaries, and the accounts of Ventures (Barbados) Ltd. ("Ventures") and its wholly owned subsidiaries. Ventures (Note 14) is controlled by two directors of the Company who are also officers, and as such the financial statements for U.S. GAAP purposes have been presented as combined financial statements. Under Canadian GAAP, these financial statements are presented as consolidated financial statements.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    BALANCE SHEETS

    The impact of differences between Canadian GAAP and U.S. GAAP on the combined balance sheets is as follows:


                                                                            2003

                                       --------------------------------------------------------
                                       Canadian GAAP        Adjustments              U.S. GAAP
                                       -------------       -------------          -------------
    Current assets                     $  41,158,807       $          --          $  41,158,807
    Property, plant and equipment        132,171,443        (104,242,323)(b)         27,929,120
    Deferred financing fees                  194,598                  --                194,598
    -------------------------------------------------------------------------------------------
                                       $ 173,524,848       $(104,242,323)         $  69,282,525
    ===========================================================================================

    Current liabilities                $  36,459,021       $          --          $  36,459,021
    Long-term debt                         8,373,406                  --              8,373,406
    Deferred credit                       26,490,059                  --             26,490,059
    Minority interest                        143,517                  --                143,517
    Shareholders' equity                 102,058,845        (104,242,323)            (2,183,478)
    -------------------------------------------------------------------------------------------
                                       $ 173,524,848       $(104,242,323)         $  69,282,525
    ===========================================================================================


                                                                            2002

                                       --------------------------------------------------------
                                       Canadian GAAP        Adjustments             U.S. GAAP
                                       -------------       -------------          -------------
    Current assets                     $  17,406,381       $      18,329 (a)      $  17,424,710
    Investment                               729,329             176,000 (a)            905,329
    Property, plant and equipment        154,303,830        (100,481,050)(b)         53,822,780
    Deferred charge                        7,765,576                  --              7,765,576
    Deferred financing fees                2,162,868                  --              2,162,868
    -------------------------------------------------------------------------------------------
                                       $ 182,367,984       $(100,286,721)         $  82,081,263
    ===========================================================================================

    Current liabilities                $  36,883,252       $          --          $  36,883,252
    Reclamation provision                  1,048,726                  --              1,048,726
    Long-term debt                        26,206,277           1,130,720 (c)         27,336,997
    Deferred credit                       35,001,677                  --             35,001,677
    Minority interest                        143,517                  --                143,517
    Shareholders' equity                  83,084,535        (101,417,441)           (18,332,906)
    -------------------------------------------------------------------------------------------
                                       $ 182,367,984       $(100,286,721)         $  82,081,263
    ===========================================================================================

    (i) U.S. GAAP requires segregation of accrued liabilities from accounts payable on the combined balance sheets. Under Canadian GAAP, there is no similar reporting requirement. As at December 31, 2003, $3,774,327 (2002 - $5,086,236; 2001 - $5,327,889) would be presented as accrued liabilities.

    (ii) For the purposes of reporting in accordance with U.S. GAAP, amounts referred to as contributed surplus under Canadian GAAP are referred to as additional paid in capital.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    STATEMENT OF OPERATIONS

    The impact of the above differences between Canadian GAAP and U.S. GAAP on the loss for the year would be as follows:


                                                          2003               2002               2001
                                                      ------------       ------------       ------------
    Net loss for the year
      per Canadian GAAP                               $(82,053,852)      $(56,459,812)      $(42,552,441)
    Adjustments to mineral properties        (b)        (3,761,273)       (40,734,141)       (13,306,689)
    Accretion of interest on
      convertible notes                      (c)        (4,571,277)        (2,346,126)        (1,057,605)
    Fair value of employee stock
      options granted                        (d)        (4,273,069)          (404,979)        (2,129,539)
    Unrealized gain (loss) on trading
      securities                             (a)           (18,329)            18,329             34,987
    ----------------------------------------------------------------------------------------------------
    Net loss for the year per U.S. GAAP               $(94,677,800)      $(99,926,729)      $(59,011,287)
    ====================================================================================================
    Net loss per share - basic                        $      (0.81)      $      (1.18)      $      (0.85)
    ====================================================================================================

    STATEMENT OF OPERATIONS PRESENTATION

    For U.S. GAAP purposes, the measures "Loss before other items" and Non-hedge derivative (loss) gain" are not recognized terms and would therefore not be presented. In addition, the "Operating (loss) income" measure included within the Canadian GAAP statement of operations is not comparable to "Operating loss" per U.S. GAAP. The following table reconciles "Loss for the year" per U.S. GAAP to "Loss from operations" for U.S. GAAP.


                                                          2003               2002               2001
                                                      ------------       ------------       ------------
    Net loss for the year per U.S. GAAP               $(94,677,800)      $(99,926,729)      $(59,011,287)
    Non-operating loss components
      Per Canadian GAAP:

        Interest on long-term debt                       1,299,928          2,148,453            984,631
        Non-hedge derivative loss                       21,684,044         34,810,096            310,822
        Foreign exchange (gain) loss                     4,467,528           (918,078)         1,947,803
        Interest and other income                         (263,631)           (77,509)          (107,325)
        Minority Interest                                       --                 --           (169,800)
        Loss and write-down of marketable securities       216,486            210,572          2,003,338
      U.S. GAAP reconciling items:
        Accretion of interest on
          convertible notes                              4,571,277          2,346,126          1,057,605
        Unrealized (gain) loss on trading
          securities                                        18,329            (18,329)           (34,987)
    ----------------------------------------------------------------------------------------------------
    Non-operating loss per U.S. GAAP                    31,993,961         38,501,331          5,992,087
    ====================================================================================================
    Loss from operations per U.S. GAAP                $(62,683,839)      $(61,425,398)      $(53,019,200)
    ====================================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001
--------------------------------------------------------------------------------


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    STATEMENTS OF CASH FLOWS

    The impact of the above differences between Canadian GAAP and U.S. GAAP on the combined statements of cash flows would be as follows:


                                                           2003               2002               2001
                                                       ------------       ------------       ------------
    Cash flows (used in) provided by continuing
      operating activities, Canadian GAAP              $(34,308,052)      $ (4,548,548)      $  4,317,505
    Adjustments to mineral properties                   (15,236,032)       (37,170,359)        (9,727,705)
    -----------------------------------------------------------------------------------------------------
    Cash flows used in continuing operating
      activities, U.S. GAAP                             (49,544,084)       (41,718,907)        (5,410,200)
    -----------------------------------------------------------------------------------------------------
    Cash flows used in investing activities,
      Canadian GAAP                                     (11,786,046)       (42,300,842)       (14,989,101)
    Adjustments to mineral properties                    15,236,032         37,170,359          9,727,705
    -----------------------------------------------------------------------------------------------------
    Cash flows provided by (used in) investing
      activities, U.S. GAAP                               3,449,986         (5,130,483)        (5,261,396)
    -----------------------------------------------------------------------------------------------------
    Cash flows provided by financing activities,
      Canadian and U.S. GAAP                             73,097,068         39,430,762         20,059,415
    -----------------------------------------------------------------------------------------------------
    Cash flows provided by (used in) continued
      operations, Canadian and U.S. GAAP                 27,002,970         (7,418,628)         9,387,819
    Cash flows provided by (used in) discontinued
      operations, Canadian and U.S. GAAP                  1,165,348         (1,296,073)           603,570
    -----------------------------------------------------------------------------------------------------
    Net increase (decrease) in cash and cash
      equivalents during the year                        28,168,318         (8,714,701)         9,991,389
    Cash and cash equivalents, beginning of year          5,695,130         14,409,831          4,418,442
    -----------------------------------------------------------------------------------------------------
    Cash and cash equivalents, end of year             $ 33,863,448       $  5,695,130       $ 14,409,831
    =====================================================================================================

    (A) INVESTMENTS

        In accordance with Canadian GAAP, short term marketable securities are carried at the lower of aggregate cost and current market values, with unrealized losses being included in the determination of net income
        (loss) for the year. Long-term investment securities are carried at cost and are only written down when there has been an other than temporary decline in value. Any unrealized loss on write-down is recognized in the determination of net income (loss) for the year.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    (A) INVESTMENTS (CONTINUED)

        Statement of Financial Accounting Standard ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities", requires that equity securities that have readily determinable fair values be classified as either available-for-sale or trading securities, and that they be reported at fair market values. For available-for-sale securities, unrealized gains or losses are to be reported as other comprehensive income, a separate component of shareholders' equity, until realized. For trading securities, unrealized gains or losses are included in the determination of net income (loss) for the year. The Company's investments classified as trading securities and available-for-sale securities is as follows:


                                                                         2003
                                            ---------------------------------------------------
                                                            Gross         Gross
                                                          Unrealized    Unrealized     Market
                                               Cost         Gain          Loss         Value
                                            ---------     ----------    ----------    ---------
        Trading securities                  $  89,329     $      --     $ (89,329)    $      --
        Available-for-sale securities              --            --            --            --
        ---------------------------------------------------------------------------------------
                                            $  89,329     $      --     $ (89,329)    $      --
        =======================================================================================


                                                                         2002
                                            ---------------------------------------------------
                                                            Gross         Gross
                                                          Unrealized    Unrealized     Market
                                               Cost         Gain          Loss         Value
                                            ---------     ----------    ----------    ---------
        Trading securities                  $  89,329     $  18,329     $      --     $ 107,658
        Available-for-sale securities         640,000       176,000            --       816,000
        ---------------------------------------------------------------------------------------
                                            $ 729,329     $ 194,329     $      --     $ 923,658
        =======================================================================================

    (B) MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS

        Under Canadian GAAP, mineral properties, including exploration, development and acquisition costs, are carried at cost until the properties to which they relate are placed into production, sold or where management has determined there to be a permanent impairment in value.

        Under U.S. GAAP, mineral property expenditures are expensed as incurred. Once a final feasibility study has been completed however, additional costs incurred to bring the mine into production are capitalized as development costs. Costs incurred to access ore bodies identified in the current mining plan after production has commenced are considered production costs and are expensed as incurred. Costs incurred to extend production beyond those areas identified in the mining plan where additional reserves have been established are deferred as development costs until the incremental reserves are produced. Capitalized costs are amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    (B) MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS (CONTINUED)

        Under Canadian GAAP, travel costs directly related to the acquisition and development of mineral properties are capitalized as a part of the underlying asset. Under U.S. GAAP, included in the mineral property adjustments for the years ended December 31, 2003, 2002 and 2001 are expenses of $454,007, $502,263 and $333,712, respectively, related thereto.

        Under Canadian GAAP, the carrying amounts of all of the Company's mineral property development costs, producing properties and related plant and equipment are reviewed and evaluated when events or changes in circumstances indicate that the carrying amount may not be recoverable. Estimated future net cash flows, on an undiscounted basis, are calculated using estimated recoverable ounces of gold (considering current proven and probable mineral reserves and mineral resources expected to be converted into mineral reserves) estimated future commodity price realization (considering historical and current prices, price trends and related factors) and, operating costs, future capital expenditures, project financing costs, reclamation costs and income taxes. Reductions in the carrying amount of property, plant and equipment, with corresponding charges to earnings, are recorded to the extent that the estimated future undiscounted net cash flows are less than the carrying amount.

        In fiscal 2002, for United States reporting purposes, the Company applied SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". In periods prior to fiscal 2002, the Company applied SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized, determined on the basis of discounted cash flows. Management's estimates of gold prices, recoverable proven and probable reserves, operating capital, and reclamation costs are subject to certain risks and uncertainties which may affect the recoverability of the Company's investment in property, plant, and equipment. Although management has made its best estimate of these factors based on current conditions, it is possible that changes could occur which could adversely affect management's estimate of the net cash flow expected to be generated from its operations.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    (B) MINERAL PROPERTIES AND EXPLORATION AND DEVELOPMENT COSTS (CONTINUED)

        PROPERTY, PLANT AND EQUIPMENT

                                                     2003              2002
                                                -------------     -------------
        Net book value under Canadian GAAP      $ 132,171,443     $ 154,303,830
        -----------------------------------------------------------------------
        Adjustments to mineral properties
          and, deferred exploration and
          developmental expenditures
            Las Cristinas Concessions             (94,055,652)      (78,819,620)
            Santa Elena, San Miguel and
              Carobobo Concessions                         --        (4,182,075)
            Bolivar Properties                     (4,072,671)       (4,909,518)
            Albino 1 Concessions                   (6,114,000)       (6,114,000)
            El Callao Properties                           --        (6,455,837)
        -----------------------------------------------------------------------
        Total adjustment                         (104,242,323)     (100,481,050)
        -----------------------------------------------------------------------
        Net book value under U.S. GAAP          $  27,929,120     $  53,822,780
        =======================================================================

    (C) CONVERTIBLE NOTES

        Under Canadian GAAP, upon issuance of the convertible notes, the net proceeds received are allocated between the liability and equity components of the notes. The liability portion of the convertible notes is calculated by determining the carrying amount of the convertible notes by discounting the stream of future payments of principal at the prevailing market rate for a similar liability that does not have an associated equity component.

        Under U.S. GAAP, on issuance, the convertible notes would be recorded as a liability and then reclassified as equity only upon conversion. Further, under U.S. GAAP, the beneficial conversion feature represented by the excess of the fair value of the shares issuable on conversion of the notes, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares upon conversion, would be allocated to additional paid in capital. This results in a discount on the note that is accreted as additional interest expense over the term of the note and any unamortized balance is expensed immediately upon conversion of the note. Accordingly, for U.S. GAAP purposes, for the year ended December 31, 2003, an additional interest expense (including accretion) of $2,730,441 (2002 - $2,346,126; 2001 - $1,057,605) has been recorded. The balance sheet adjustment represents the difference between the portion of the convertible debt allocated to equity under Canadian GAAP, net of accretion to date, and the portion allocated to the beneficial conversion feature under U.S. GAAP, also net of accretion to date.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    (D) STOCK-BASED COMPENSATION

        In accordance with Canadian GAAP, the Company has not recorded any expense with respect to stock options granted to employees, but rather includes additional financial statement disclosures.

        Under U.S. GAAP, the Company measures its employee stock-based awards using the fair value method as prescribed under SFAS No. 123 "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" an amendment to SFAS No. 123.

        Under U.S. GAAP, on the date of issuance, the Company determines the fair value of the employee stock options using the Black-Scholes option pricing model. In determining the fair value of these employee stock options, the following assumptions were used:

                                         2003           2002         2001
                                      ---------      ---------      ------

        Risk free interest rate            4.04%          4.22%       3.12%
        Expected life                 3.95 years     3.75 years     2 years
        Expected volatility                 108%            75%         83%
        Expected dividends                   --             --          --

        For the year ended December 31, 2003, an expense of $4,273,069 (2002 - $404,979; 2001 - $2,129,539) has been recorded with respect to the stock options granted in the year.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    (E) COMPREHENSIVE INCOME

        SFAS No. 130 "Reporting Comprehensive Income" establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the financial statements. For the Company, the only components of comprehensive loss are the net loss for the period, and the unrealized gains and losses on the available-for-sale securities. This information is presented below.

        ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

        For U.S. GAAP, the accumulated other comprehensive income would be calculated as follows:


                                                         2003              2002             2001
                                                     -----------       -----------      -----------
        ACCUMULATED OTHER COMPREHENSIVE
          INCOME (LOSS)
        Accumulated other comprehensive
          income (loss), beginning of year           $   176,000       $        --      $(1,339,338)
        Change in market value of
          available-for-sale securities                       --           176,000               --
        Reclassification adjustment for amounts
          included in net income                        (176,000)               --        1,339,338
        -------------------------------------------------------------------------------------------
        Accumulated other comprehensive
          income, end of year                        $        --       $   176,000      $        --
        ===========================================================================================

        COMPREHENSIVE LOSS

        For U.S. GAAP, the comprehensive loss would be calculated as follows:


                                                       2003              2002             2001
                                                   -------------     -------------    -------------
        COMPREHENSIVE LOSS
          Net loss for the year                    $ (94,677,800)    $ (99,926,729)   $ (59,011,287)
        Change in market value of
          available-for-sale securities                 (176,000)          176,000        1,339,338
        -------------------------------------------------------------------------------------------
        Comprehensive loss for the year            $ (94,853,800)    $ (99,750,729)   $ (57,671,949)
        ===========================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    (F) RECENT ACCOUNTING PRONOUNCEMENTS

        In 2003, the CICA issued Handbook Section 3110 - "Asset Retirement Obligations" ("CICA 3110"), which is consistent with SFAS 143, "Accounting for Asset Retirement Obligations." The standard provides for the recognition, measurement and disclosure of liabilities for asset retirement obligations and the associated asset retirement costs. It addresses obligations required to be settled as a result of an existing law, regulation or contract related to asset retirements. The new standard is applicable for fiscal years beginning January 1, 2004. Upon adoption, CICA 3110 will require retroactive restatement of all comparative periods.

        In November 2002, the FASB issued Interpretation Bulletin No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), which requires elaborating on the disclosures that must be made by a guarantor in financial statements about its obligations under certain guarantees. It also requires that a guarantor recognize, at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN 45 are effective for financial statements issued after December 15, 2002, and have been considered in the presentation of the accompanying combined financial statements. The recognition requirements of FIN 45 are applicable for guarantees issued or modified after December 31, 2002. As the Company had no guarantees issued or modified after December 31, 2002, there is no impact as a result of this new pronouncement.

        In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity investors if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties On December 24, 2003, the FASB issued a revision to FIN 46 ("FIN 46R") to clarify certain provisions of FIN 46 exempting certain entities from its requirements. FIN 46R will be effective for the Company's 2004 consolidated financial statements. Adoption of this standard is not expected to have a material effect on the Company's results of operations, financial position or disclosures.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    (F) RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

        In April 2003, the FASB issued SFAS No. 149, "Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. In particular, it (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS 133, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying to conform it to the language used in FIN 45. SFAS 149 was adopted by the Company on July 1, 2003, and did not have any effect on the Company's results of operations, financial position or disclosure.

        In 2002, the CICA Handbook Sections 3063 - "Impairment of Long Lived Assets" and 3475 - "Disposal of Long Lived Assets and Discontinued Operations" were amended to harmonize with SFAS 144. The standards will require an impairment loss to be recognized when the carrying amount of an asset held for use exceeds the sum of the undiscounted cash flows. The impairment loss would be measured as the amount by which the carrying amount exceeds the fair value of the asset. An asset held for sale is to be measured at the lower of carrying cost or fair value less cost to sell. In addition, this guidance broadens the concept of a discontinued operation and eliminates the ability to accrue operating losses expected between the measurement date and the disposal date.
        Section 3063 is effective for fiscal years beginning on or after April 1, 2003 and Section 3475 applies to disposal activities initiated by an enterprise's commitment to a plan on or after May 1, 2003.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003, 2002 AND 2001


17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    (F) RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

        In 2002, the Accounting Standards Board of the CICA issued Accounting Guideline No. 13 - "Hedging Relationships" that increases the documentation, designation and effectiveness criteria to achieve hedge accounting. The guidelines require the discontinuance of hedge accounting for hedging relationships established that do not meet the conditions at the date it is first applied. It does not change the method of accounting for derivatives in hedging relationships, but requires fair value accounting for derivatives that do not qualify for hedge accounting. The new guideline is applicable for fiscal years commencing on or after July 1, 2003.

        In 2003, the Accounting Standards Board of the CICA issued Accounting Guideline No. 14 - "Disclosure of Guarantees". The guideline requires the disclosure of guarantees including indemnification pursuant to contractual arrangement. This guideline is consistent with FIN 45 described above.

        In July 2003, the CICA issued Handbook Section 1100 "Generally Accepted Accounting Principles" ("CICA 1100") and Handbook Section 1400 "General Standards of Financial Statement Presentation" ("CICA 1400"). CICA 1100 describes what constitutes Canadian GAAP and its sources. CICA 1400 clarifies what constitutes fair presentation in accordance with generally accepted accounting principles. Both sections are effective for fiscal years beginning on or after October 1, 2003. The Company is currently evaluating the potential impact these standards may have on its results of operations, financial position and note disclosures.

        The Emerging Issues Task Force ("EITF") of FASB, has as part of its agenda, a review of a broad range of accounting policies related to the mining industry. The outcome of this review may result in changes to U.S. GAAP as applied to these consolidated financial statements. In addition, as a result of an ongoing harmonization process with U.S. GAAP, the outcome may also result in changes to Canadian GAAP.

Consolidated Financial Statements of


CRYSTALLEX INTERNATIONAL
CORPORATION


March 31, 2004

(Unaudited - Prepared by Management)

(Expressed in United States dollars)

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

                                                          MARCH 31,        December 31,
                                                               2004                2003
                                                          ---------       -------------
                                                                    (Restated - Note 2)
        ASSETS

        CURRENT
          Cash and cash equivalents                   $  13,750,755       $  26,203,536
          Accounts receivable - trade                     2,475,369             860,901
          Accounts receivable - other                     2,000,000           2,089,260
          Production inventories (Note 4)                 2,757,215           1,751,703
          Prepaid expenses and other                      1,050,343             943,285
        -------------------------------------------------------------------------------
                                                         22,033,682          31,848,685

        PROPERTY, PLANT AND EQUIPMENT (Note 5)          104,393,972         102,274,263
        DEFERRED FINANCING FEES                             139,218             150,580
        -------------------------------------------------------------------------------
        TOTAL ASSETS                                  $ 126,566,872       $ 134,273,528
        ===============================================================================

        LIABILITIES

        CURRENT
          Accounts payable and accrued liabilities    $   6,201,998       $   6,968,598
          Current portion of deferred credit             26,884,462          20,210,104
          Current portion of long-term debt (Note 6)      2,715,000           1,030,000
        -------------------------------------------------------------------------------
                                                         35,801,460          28,208,702

        LONG-TERM DEBT (Note 6)                           4,258,000           6,458,000
        DEFERRED CREDIT                                  12,931,497          20,498,008
        -------------------------------------------------------------------------------
                                                         52,990,957          55,164,710
        -------------------------------------------------------------------------------
        MINORITY INTEREST                                   111,053             111,053
        -------------------------------------------------------------------------------

        SHAREHOLDERS' EQUITY

        SHARE CAPITAL (Note 7)                          185,366,274         171,994,591
        SPECIAL WARRANTS                                         --          11,886,581
        CONTRIBUTED SURPLUS                              28,781,001          25,808,171
        CUMULATIVE TRANSLATION ADJUSTMENT (Note 2)       (7,867,269)         (7,867,269)
        DEFICIT                                        (132,815,144)       (122,824,309)
        -------------------------------------------------------------------------------
                                                         73,464,862          78,997,765
        -------------------------------------------------------------------------------
                                                      $ 126,566,872       $ 134,273,528
        ===============================================================================

        The accompanying notes are an integral part of the consolidated financial statements.

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

                                                        THREE MONTH        Three month
                                                       PERIOD ENDED       period ended
                                                          MARCH 31,          March 31,
                                                               2004               2003
                                                       ------------       ------------
                                                                    (restated - Note 2
                                                                          and Note 11)

       MINING REVENUE                                  $  3,943,322        $ 1,358,056
       -------------------------------------------------------------------------------

       OPERATING EXPENSES
         Operations                                       2,659,210          1,986,686
         Amortization                                     1,090,193            209,470
         Depletion                                          850,588             99,858
       -------------------------------------------------------------------------------
                                                          4,599,991          2,296,014
       -------------------------------------------------------------------------------
       OPERATING LOSS                                      (656,669)          (937,958)
       -------------------------------------------------------------------------------

       OTHER EXPENSES
         Amortization                                        24,594              2,709
         Interest on long-term debt                          86,570            410,771
         General and administrative                       2,714,701          2,141,324
       -------------------------------------------------------------------------------
                                                          2,825,865          2,554,804
       -------------------------------------------------------------------------------

       NON-HEDGE DERIVATIVE GAIN (LOSS)                  (2,732,885)         5,650,029
       -------------------------------------------------------------------------------

       INCOME (LOSS) BEFORE OTHER ITEMS                  (6,215,419)         2,157,267
       -------------------------------------------------------------------------------

       OTHER ITEMS
         Interest and other income                           27,620             16,749
         Foreign exchange gain (loss)                      (462,910)         1,267,136
         Write-down of marketable securities                     --            (66,896)
       -------------------------------------------------------------------------------
                                                           (435,290)         1,216,989
       -------------------------------------------------------------------------------
       INCOME (LOSS) FROM CONTINUING OPERATIONS          (6,650,709)         3,374,256
       DISCONTINUED OPERATIONS                                   --          1,069,438
       -------------------------------------------------------------------------------
       NET INCOME (LOSS) FOR THE PERIOD                $ (6,650,709)       $ 4,443,694
       ================================================================================

       BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
         Continuing operations                         $      (0.04)       $      0.04
         Discontinued operations                                 --               0.01
       -------------------------------------------------------------------------------
                                                       $      (0.04)       $      0.05
       ================================================================================
       WEIGHTED AVERAGE NUMBER OF SHARES
          OUTSTANDING - Basic                           148,449,675         92,359,351
                        Diluted                         148,449,675         98,208,136
       ================================================================================

       The accompanying notes are an integral part of the consolidated financial statements.

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------

                                                                      THREE MONTH            Three month
                                                                     PERIOD ENDED           period ended
                                                                        MARCH 31,              March 31,
                                                                             2004                   2003
                                                                     ------------           ------------
                                                                                             (restated -
                                                                                                  Note 2
                                                                                            and Note 11)

       CASH FLOWS FROM CONTINUING
         OPERATING ACTIVITIES
           Income (loss) for the period - continuing operations      $ (6,650,709)           $ 3,374,256
           Adjustments to reconcile income (loss) to net
             cash used in operating activities:
               Amortization and depletion                               1,965,375                312,037
               Unrealized foreign exchange loss (gain)                     49,999               (308,015)
               Directors' fees                                             30,000                 30,000
               Unrealized non-hedge derivative gain                      (892,152)            (7,057,458)
               Stock option expense                                        45,618                     --
               Writedown of marketable securities                              --                 66,896

           Changes in other operating assets and liabilities
             (net of effects from purchase of subsidiaries):
               (Increase) decrease in accounts receivable              (1,525,208)                61,052
               Increase in production inventories                      (1,005,512)              (269,594)
               Increase in prepaid expenses and other                    (107,058)              (227,939)
               Increase in due from related parties                            --               (299,016)
               Decrease in accounts payable and
                 accrued liabilities                                     (766,600)              (826,901)
               Increase in due to related parties                              --              1,379,107
       -------------------------------------------------------------------------------------------------
                                                                       (8,856,247)            (3,765,575)
       -------------------------------------------------------------------------------------------------

       CASH FLOWS FROM INVESTING ACTIVITIES
         Investment in property, plant and equipment                   (4,073,722)            (1,538,231)
       -------------------------------------------------------------------------------------------------

       CASH FLOWS FROM FINANCING ACTIVITIES
         Issuance of common shares for cash                               992,188                     --
         Special warrants and warrants                                         --              2,496,780
         Debt borrowings                                                       --              1,468,665
         Debt repayments                                                 (515,000)               (16,500)
         Deferred financing fees                                               --               (216,798)
       -------------------------------------------------------------------------------------------------
                                                                          477,188              3,732,147
       -------------------------------------------------------------------------------------------------
       CASH FLOWS FROM CONTINUING OPERATIONS                          (12,452,781)            (1,571,659)
       CASH FLOWS FROM DISCONTINUED OPERATIONS                                 --                134,401
       -------------------------------------------------------------------------------------------------

       DECREASE IN CASH AND CASH EQUIVALENTS                          (12,452,781)            (1,437,258)
       CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                  26,203,536              3,606,213
       -------------------------------------------------------------------------------------------------
       CASH AND CASH EQUIVALENTS, END OF PERIOD                      $ 13,750,755            $ 2,168,955
       =================================================================================================

       Supplemental disclosure with respect to cash flows (Note 8)

       The accompanying notes are an integral part of the consolidated financial statements.

CRYSTALLEX INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(UNAUDITED - PREPARED BY MANAGEMENT)
(RESTATED - NOTE 2)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------


                                                        Number of                  Number of
                                                         Common                     Special                     Number of
                                                         Shares        Amount       Warrants      Amount         Warrants
                                                      --------------------------------------------------------------------

       Balance at December 31, 2002                    91,722,278  $ 127,012,205    2,252,500  $   2,915,183    11,678,170
         Shares issued:
           On exercise of options                         270,000        332,500           --             --            --
           On conversion of warrants                    4,803,457      8,185,623           --             --    (4,803,457)
           For directors' fees                             40,080         57,000           --             --            --
           In settlement of mineral property dispute      229,283        542,766           --             --            --
           For settlement of bank loan and bank fees    2,348,184      2,114,811           --             --            --
           For financial advisory fees                    350,000        650,590           --             --            --
           For finders fee                                 61,695        109,705           --             --            --
           For legal fees                               1,281,124      2,179,579           --             --            --
           On conversion of notes                      17,036,967     16,444,612           --             --            --
         Conversion of special warrants                17,260,455     14,365,200  (17,260,455)   (14,365,200)           --
         Special warrants and warrants issued for cash         --             --   27,807,955     23,336,598    13,903,977
         Warrants issued for consulting fee                    --             --           --             --       900,000
         Warrants issued with convertible notes                --             --           --             --       150,000
         Warrants issued with promissory notes                 --             --           --             --       450,000
         Warrants expired during the year                      --             --           --             --    (2,235,918)
         Options issued to non-employees                       --             --           --             --            --
         Warrants extended during the year                     --             --           --             --            --
         Net loss for the year                                 --             --           --             --            --
       -------------------------------------------------------------------------------------------------------------------
       Balance at December 31, 2003                   135,403,523    171,994,591   12,800,000     11,886,581    20,042,772
         Adjustment for change in accounting policy
         for stock-based compensation (Note 3)                 --             --           --             --            --
         Shares issued:
           On exercise of options                         142,000        113,193           --             --            --
           On conversion of warrants                      522,220      1,291,909           --             --      (522,220)
           For directors' fees                             10,870         30,000           --             --            --
           For finders fee                                 19,232         50,000           --             --            --
         Conversion of special warrants                12,800,000     11,886,581  (12,800,000)   (11,886,581)           --
         Options issued to employees                           --             --           --             --            --
         Net loss for the period                               --             --           --             --            --
       -------------------------------------------------------------------------------------------------------------------
       Balance at March 31, 2004                      148,897,845  $ 185,366,274           --  $          --    19,520,552
       -------------------------------------------------------------------------------------------------------------------



                                                                                                        Equity
                                                                                           Currency    Component
                                                          Contributed                  Translation   of Convertible
                                                             Surplus      Deficit       Adjustment       Notes           Total
                                                          -----------------------------------------------------------------------

       Balance at December 31, 2002                         3,657,902  $ (60,745,630) $ (20,228,431) $   2,482,126  $  55,093,355
         Shares issued:
           On exercise of options                                  --             --             --             --        332,500
           On conversion of warrants                       (1,458,924)            --             --             --      6,726,699
           For directors' fees                                     --             --             --             --         57,000
           In settlement of mineral property dispute               --             --             --             --        542,766
           For settlement of bank loan and bank fees               --             --             --             --      2,114,811
           For financial advisory fees                             --             --             --             --        650,590
           For finders fee                                         --             --             --             --        109,705
           For legal fees                                          --             --             --             --      2,179,579
           On conversion of notes                                  --             --             --     (2,482,126)    13,962,486
         Conversion of special warrants                            --             --             --             --
         Special warrants and warrants issued for cash     21,428,845             --             --             --     44,765,443
         Warrants issued for consulting fee                 1,027,490             --             --             --      1,027,490
         Warrants issued with convertible notes               197,420             --             --             --        197,420
         Warrants issued with promissory notes                171,157             --             --             --        171,157
         Warrants expired during the year                          --             --             --             --             --
         Options issued to non-employees                      192,104             --             --             --        192,104
         Warrants extended during the year                    592,177       (592,177)            --             --             --
         Net loss for the year                                     --    (61,486,502)    12,361,162             --    (49,125,340)
       --------------------------------------------------------------------------------------------------------------------------
       Balance at December 31, 2003                        25,808,171   (122,824,309)    (7,867,269)            --     78,997,765
         Adjustment for change in accounting policy
         for stock-based compensation (Note 3)              3,340,126     (3,340,126)            --             --             --
         Shares issued:
           On exercise of options                                  --             --             --             --        113,193
           On conversion of warrants                         (412,914)            --             --             --        878,995
           For directors' fees                                     --             --             --             --         30,000
           For finders fee                                         --             --             --             --         50,000
         Conversion of special warrants                            --             --             --             --             --
         Options issued to employees                           45,618             --             --             --         45,618
         Net loss for the period                                   --     (6,650,709)            --             --     (6,650,709)
       --------------------------------------------------------------------------------------------------------------------------
       Balance at March 31, 2004                          $28,781,001  $(132,815,144) $  (7,867,269) $          --  $  73,464,862
       --------------------------------------------------------------------------------------------------------------------------
                                                                                                                               8

       The accompanying notes are an integral part of the consolidated financial statements.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES

       The unaudited interim period consolidated financial statements of Crystallex International Corporation ("Crystallex" or "the Company") have been prepared in accordance with Canadian generally accepted accounting principles. The preparation of the consolidated financial statements is based on the accounting policies and practices consistent with those used in the preparation of the Company's annual consolidated financial statements as at December 31, 2003 and for the year then ended except for the change in Functional and Reporting Currency (Note 2) and the changes in accounting policies (Note 3). These unaudited interim period consolidated financial statements do not contain all the disclosures required by Canadian generally accepted accounting principles and therefore should be read together with the audited annual consolidated financial statements and the accompanying notes thereto.

2.   CHANGE IN FUNCTIONAL AND REPORTING CURRENCY

       Effective January 1, 2004, the functional currency of Crystallex was changed from the Canadian to US dollar. In general, this change results from an increase in the overall proportion of business activities conducted in US dollars. Concurrent with this change in functional currency, the Company adopted the US dollar as its reporting currency. Under Canadian GAAP, the change was effected by translating assets and liabilities at the existing US/Canadian dollar foreign exchange spot rate, while earnings were translated at the average rate for each period. Equity transactions have been translated at historic rates; with opening equity restated at the rate of exchange on January 1, 1999. The resulting net translation adjustment has been credited to the Cumulative Translation Adjustment.

3.   CHANGES IN ACCOUNTING POLICIES

       i)    Stock Based Compensation

       Effective January 1, 2004, the Company changed its accounting policy for stock-based compensation and adopted the fair value method of accounting for all its stock-based compensation. Previously the Company did not record stock options issued to employees as compensation expense and disclosed pro forma information on the fair value of stock-based compensation issued during the period in the notes to the financial statements. The Company has adopted this change retroactively with no restatement of the prior period. Under this method, compensation expense for stock options granted to employees is measured at the fair value at the grant date using the Black-Scholes valuation model and is recognized over the vesting period of the options granted. The opening deficit and contributed surplus have been adjusted by $3,340,126 to reflect the cumulative adjustment of this change.

       ii)   Asset Retirement Obligations

       Effective January 1, 2004, the Company adopted the standard of the CICA handbook, Asset Retirement Obligations, which requires that the fair value of liabilities for asset retirement obligations be recognized in the period in which they are incurred. A corresponding increase to the carrying amount of the related assets is generally recorded and depreciated over the life of the asset.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

3.   CHANGES IN ACCOUNTING POLICIES (CONTINUED)

       The amount of the liability is subject to re-measurement at each reporting period. This differs from the prior practice that involved expensing reclamation and closure costs through charges to income.

       The effect of the change has no material impact on these unaudited consolidated financial statements.

       iii)  Impairment of Long-Lived Assets

       Effective January 1, 2004 the Company adopted the recommendations of the CICA handbook section 3063 with respect to impairment of long-lived assets. The adoption of this standard has no material impact on the Company's unaudited consolidated financial statements.

4.   PRODUCTION INVENTORIES

                                                MARCH 31,        December 31,
                                                     2004                2003
                                                ---------        ------------

       Gold in dore                            $ 1,456,230       $   656,028
       Gold in process                             403,954           161,241
       Stockpiled ore                              286,045           178,743
       Consumables and spare parts                 610,986           755,691
       ----------------------------------------------------------------------
                                               $ 2,757,215       $ 1,751,703
       ======================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

5.   PROPERTY, PLANT AND EQUIPMENT

       The components of property, plant and equipment are as follows:

                                                       MARCH 31, 2004
                                          -------------------------------------------
                                                        ACCUMULATED
                                          COST, NET     AMORTIZATION
                                              OF             AND           NET BOOK
                                          WRITE-DOWN      DEPLETION          VALUE
                                          ----------    ------------       --------
       Plant and equipment               $ 17,360,975   $ 5,158,872      $ 12,202,103
       Mineral properties                  93,281,226     5,042,439        88,238,787
       Deferred exploration and
         development expenditures           4,949,601       996,519         3,953,082
       ------------------------------------------------------------------------------
                                         $115,591,802   $11,197,830      $104,393,972
       ==============================================================================

                                                     December 31, 2003
                                          ------------------------------------------
                                                        Accumulated
                                          Cost, Net     Amortization
                                              of             and          Net Book
                                          Write-down      Depletion         Value
                                          ----------    ------------      --------

       Plant and equipment               $  16,283,213  $  4,368,408    $  11,914,805
       Mineral properties                   90,607,329     4,191,851       86,415,478
       Deferred exploration and
         development expenditures            4,627,538       683,558        3,943,980
       ------------------------------------------------------------------------------
                                         $ 111,518,080  $  9,243,817    $ 102,274,263
       ==============================================================================

       Costs of mineral properties represent acquisition costs, net of write-downs, related to the following:

                                                           MARCH 31,     December 31,
                                                                2004             2003
                                                           ---------     ------------
       Cristinas Concessions                            $ 75,454,161     $ 72,780,264
       Bolivar Goldfields Properties                      12,148,626       12,148,626
       Albino 1 Concession                                 5,678,439        5,678,439
       ------------------------------------------------------------------------------
                                                          93,281,226       90,607,329
       Less: Accumulated depletion                        (5,042,439)      (4,191,851)
       ------------------------------------------------------------------------------
                                                        $ 88,238,787     $ 86,415,478
       ==============================================================================

Deferred exploration and development expenditures are not re-characterized as costs of mineral properties once production has commenced.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

6.   LONG-TERM DEBT

                                                     MARCH 31,    December 31,
                                                          2004            2003
                                                     ---------    ------------

       Bank loan                                  $  6,973,000    $  7,488,000
       Less: Current portion of long-term debt      (2,715,000)     (1,030,000)
       -----------------------------------------------------------------------
                                                  $  4,258,000    $  6,458,000
       =======================================================================


7.   SHARE CAPITAL

                                                                  MARCH 31,     December 31,
                                                                       2004             2003
                                                                  ---------     ------------
       Authorized
         Unlimited common shares, without par value
         Unlimited Class "A" preference shares, no par value
         Unlimited Class "B" preference shares, no par value
       Issued
         148,897,845 common shares (2003 - 135,403,523)       $ 185,366,274    $ 171,994,591
       =====================================================================================

       Warrants

       As at March 31, 2004, Common Share purchase warrants were outstanding enabling the holders to acquire common shares as follows:

                                                                     Weighted
                                                                      Average
                                                                    Remaining
                                                     Number       Contractual
       Range of Exercise Price ($ Cdn)            of Shares      Life (Years)
       ----------------------------------------------------------------------
       $1.60 to $2.28                             4,717,194          1.32
       $2.85 to $3.58                            10,996,620          1.69
       $3.69 to $4.69                             3,806,738          0.47
       ----------------------------------------------------------------------
                                                 19,520,552
       ======================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

7.   SHARE CAPITAL (CONTINUED)

       Stock options

       The Company has a stock option plan that provides for the granting of options to executive officers, directors, employees and service providers of the Company. Under the stock option plan, the exercise price of each option equals the closing price of the Company's stock on the trading day immediately preceding the date of the grant. Stock options granted to service providers and employees, executive officers, and directors have a life of two, five and ten years, respectively.

       The following table is a summary of the status of stock options outstanding at March 31, 2004:

                                          Outstanding and Exercisable Options
                                         -------------------------------------
                                                          Weighted
                                                           Average    Weighted
                                                         Remaining     Average
       Range of                             Number     Contractual    Exercise
       Exercise Price ($ Cdn)            of Shares    Life (Years)       Price
       -----------------------------------------------------------------------

       $1.00 to $1.41                    2,146,500            3.40        1.10
       $1.50 to $2.20                    2,612,500            5.54        1.89
       $2.23 to $3.22                    4,215,000            6.68        2.54
       -----------------------------------------------------------------------
                                         8,974,000
       =======================================================================

       Supplemental information for stock-based compensation

       Effective January 1, 2004, the Company adopted, on a prospective basis, the fair value method of accounting for all stock options granted to employees (Note 3). The compensation expense recorded in the three months ended March 31, 2004 was $45,618. The counterpart is recorded as contributed surplus. Any consideration paid by employees on exercise of stock options is credited to share capital.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

7.   SHARE CAPITAL (CONTINUED)

       The following table presents the net income and net income per share for the period ended March 31, 2003 had the Company recorded stock options as compensation expense on the date of grant, which corresponds to the date on which the options automatically vest.


                                                            Three months ended
                                                                March 31, 2003
                                                          --------------------
                                                          (Restated - Note 11)

       Net income for the period                                    $4,443,694
       Incremental compensation expense                              (432,763)
       -----------------------------------------------------------------------
       Pro forma net income for the period                          $4,010,931
       =======================================================================

       Pro forma basic income per share                             $     0.05
       =======================================================================

8.   SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

                                                                2004     2003
                                                                ----     ----

       Cash paid during the period for interest             $ 86,570    $  --
       ======================================================================

       Cash paid during the period for income taxes         $     --    $  --
       ======================================================================

       Significant non-cash transactions for the three months ended March 31, 2004 included:

        i) The Company issued 10,870 common shares, with a value of $30,000, for directors' fees.

        ii) The Company issued 19,232 common shares, with a value of $50,000, for finder's fee.

        iii) The Company issued 12,800,000 common shares with a value of $11,886,581 on conversion of special warrants.

       Significant non-cash transactions for the three months ended March 31, 2003 included:


        i) The Company issued 18,495 common shares, with a value of $30,000, for directors' fees.

        ii) The Company issued 32,104 common shares, with a value of $52,125, for finder's fee.

        iii) The Company issued 1,417,529 common shares upon conversion of convertible and promissory notes, and accrued interest in the amount of $1,452,382.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

9.   SEGMENTED INFORMATION

       Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operation decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. All of the Company's operations are within the mining sector. Due to geographic and political diversity, the Company's mining operations are decentralized whereby mine general managers are responsible for business results and regional corporate offices provide support to the mines in addressing local and regional issues. The Company's operations are therefore segmented on a district basis. The Company's only product is gold, produced from mines located in Venezuela.

       The segments' accounting policies are the same as those described in the summary of significant accounting policies except that other expenses, the non-hedge derivative loss and other items are not allocated to the individual operating segments when determining profit or loss, but are rather attributed to the corporate office.

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

9.   SEGMENTED INFORMATION (CONTINUED)

                                                       BOLIVAR/                            DISCONTINUED INTERSEGMENT
                                          CORPORATE     ALBINO      EL CALLAO   CRISTINAS   OPERATIONS  ELIMINATIONS     TOTAL
                                          ----------   --------     ---------   ---------  ------------ ------------     -----
       2004
       Mining revenue                   $        --  $ 3,943,322  $        --  $        -- $        --  $        --  $  3,943,322
       Mining revenue - intersegment    $        --  $        --  $        --  $        -- $        --  $        --  $         --
       Operating costs                  $        --  $(2,494,722) $  (164,488) $        -- $        --  $        --  $ (2,659,210)
       Operating costs - intersegment   $        --  $        --  $        --  $        -- $        --  $        --  $         --
       Interest and other income        $    25,058  $     2,562  $        --  $        -- $        --  $        --  $     27,620
       Interest expense                 $   (20,635) $   (65,935) $        --  $        -- $        --  $        --  $    (86,570)
       Depletion and amortization       $   (22,474) $(1,942,901) $        --  $        -- $        --  $        --  $ (1,965,375)
       Segment profit/(loss)            $(5,664,666) $  (692,813) $  (293,230) $        -- $        --  $        --  $ (6,650,709)
       Segment assets                   $15,190,349  $35,789,031  $   133,331  $75,454,161 $        --  $        --  $126,566,872
       Capital expenditures             $   287,705  $ 1,112,119  $        --  $ 2,673,898 $        --  $        --  $  4,073,722
       ===========================================================================================================================
       2003 - (restated - Note 11)
       Mining revenue                   $        --  $   324,305  $ 1,033,751  $        -- $        --  $        --  $  1,358,056
       Mining revenue - intersegment    $        --  $ 1,055,064  $        --  $        -- $        --  $(1,055,064) $         --
       Operating costs                  $        --  $  (251,903) $(1,734,783) $        -- $        --  $        --  $ (1,986,686)
       Operating costs - intersegment   $        --  $        --  $(1,055,064) $        -- $        --  $ 1,055,064  $         --
       Interest and other income        $     8,089  $     8,660  $        --  $        -- $        --  $        --  $     16,749
       Interest expense                 $  (290,816) $  (119,955) $        --  $        -- $        --  $        --  $   (410,771)
       Depletion and amortization       $    (2,709) $  (224,693) $   (84,635) $        -- $        --  $        --  $   (312,037)
       Segment profit/(loss)            $ 4,976,110  $  (495,369) $(1,106,485) $        -- $ 1,069,438  $        --  $  4,443,694
       Segment assets                   $ 7,583,490  $29,678,475  $12,178,098  $54,786,875 $13,659,892  $        --  $117,886,830
       Capital expenditures             $   381,700  $        --  $    48,566  $ 1,107,965 $        --  $        --  $  1,538,231
       ===========================================================================================================================

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

9.   SEGMENTED INFORMATION (CONTINUED)

       Geographic information:

                                         Mining Revenue                  Property, Plant and Equipment
                                --------------------------------     ------------------------------------
                                 Three Month       Three Month
                                 Period Ended      Period Ended
                                March 31, 2004    March 31, 2003     March 31, 2004     December 31, 2003
                                --------------    --------------     --------------     -----------------

       Venezuela                  $ 3,943,322       $ 1,358,056       $ 104,040,304       $  95,820,966
       Discontinued
         operations                        --                --                  --           6,413,097
       --------------------------------------------------------------------------------------------------
       Total Foreign                3,943,322         1,358,056         104,040,304         102,234,063
       Canada                              --                --             353,668              40,200
       --------------------------------------------------------------------------------------------------
       Total                      $ 3,943,322       $ 1,358,056       $ 104,393,972       $ 102,274,263
       ==================================================================================================

10.  EVENTS SUBSEQUENT TO MARCH 31, 2004

       Public Equity Offering

       On April 5, 2004, the Company completed a Cdn. $100 million public equity offering whereby 25,000,000 common shares were issued at Cdn. $4.00 per common share. The net proceeds received by the Company in US dollars, after considering the underwriters' fee, amounted to US$71,694,731. On April 28, 2004, the over-allotment option granted to the underwriters in connection with this public equity offering was fully exercised and an additional 3,750,000 common shares were issued at Cdn. $4.00 per common share. The net proceeds received by the Company in US dollars, after considering the underwriters' fee, amounted to US$10,475,873. The Company estimates that additional expenditures related to this public equity offering and over-allotment will amount to approximately US$400,000.

11.      PRIOR PERIOD RESTATEMENT

       In July 2003, the Company issued its consolidated financial statements for the year ended December 31, 2002 which included a prior period restatement relating to commodity derivative contracts as described herewith.

       The restatement, made by management subsequent to the release of the unaudited interim consolidated financial statements as at March 31, 2003 and for the three-month period then ended, had the following effect on net (loss) income and earnings per share, as previously reported for the three-month period ended March 31, 2003:

CRYSTALLEX INTERNATIONAL CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(UNAUDITED - PREPARED BY MANAGEMENT)
(EXPRESSED IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------------

12.  PRIOR PERIOD RESTATEMENT (CONTINUED)


       Net loss for the period, as originally reported                     $   (20,988)

       Restatement for commodity derivative contracts                        4,464,682
       -------------------------------------------------------------------------------
       Net income for the period, as restated                              $ 4,443,694
       ===============================================================================

       Earnings per share, basic and diluted, as previously reported       $     (0.00)

       Per share effect of above noted restatement on net income (loss)           0.05
       -------------------------------------------------------------------------------
       Earnings per share, basic and diluted, as restated                  $      0.05
       ===============================================================================

       COMMODITY DERIVATIVE CONTRACTS

       Written call options

       Management has reclassified premiums received, previously reported in revenue, as a liability (deferred credit) on the balance sheet and has recorded in income the mark to market adjustments to the recorded liabilities for options outstanding at the end of each year. The change in fair value of the liability has been recorded as a non-hedge derivative (loss) gain.

       Fixed forward contracts

       Management has redesignated its forward contracts as trading activity and accordingly has recorded the estimated fair values of these contracts on the balance sheet and related mark to market adjustments for changes in estimated fair values in the statements of operations as non-hedge derivative loss. Mining revenue has also been restated to reclassify settlement gains and losses on fixed forward contracts as non-hedge gains or losses.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  Indemnification of Directors and Officers

Under the Canadian Business Corporation Act ("CBCA"), in exercising their powers and performing their functions, each member of Crystallex's Board of Directors is required to act honestly and in good faith and with a view to the best interests of Crystallex. Under the CBCA, Crystallex has broad power to indemnify, and under certain circumstances is required to indemnify, its directors and officers against liabilities that they may incur while serving as directors or officers of Crystallex, including liabilities arising under the Securities Act, provided that they acted honestly and in good faith with a view to the best interests of Crystallex, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing the conduct was lawful.


In addition, Crystallex has agreed to indemnify each of Crystallex's directors against any liabilities arising from his actions in his capacity with Crystallex, provided that he acted honestly and in good faith with a view to the best interests of Crystallex and, in the case of a criminal or administrative act or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. Crystallex maintains directors and officers liability insurance. Crystallex has also agreed to indemnify Marc J. Oppenheimer (at the time of such agreement, Crystallex's President, Chief Executive Officer, and a director, and, since September 2003, Crystallex's Vice Chairman and a director) against any liabilities arising from his acting in his capacity with Crystallex to the fullest extent permitted under the Business Corporation Act of New Jersey (the state where Mr. Oppenheimer resides) or the laws of Canada.


Crystallex also maintains an insurance policy for directors and officers insuring them against certain liabilities incurred by them in the performances of their duties, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Crystallex has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Crystallex in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Crystallex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  Recent Sale of Unregistered Securities


         Since May 1, 2001, through the date of this registration statement, Crystallex has sold the following securities, in addition to: common shares issued upon conversion of previously outstanding convertible securities, warrants, or options; securities, the sale or resale of which was registered under the Securities Act; and the convertible debt, warrants, and common shares that are described in "The Securities Being Registered" in Part I of this registration statement:

     o At various times commencing July, 2001, Crystallex issued 1,336,743 common shares to Corporacion Vengroup S.A. in lieu of a $2,150,000 cash payment as the last installment of the purchase price for Crystallex's indirect ownership of a majority interest in its El Callao property in Venezuela. Crystallex believes that Vengroup is not a resident of the United States, and Crystallex believes that the sale is not subject to registration pursuant to Regulation S.

     o In November, 2001, 3,111,111 units in a private placement limited to residents of Ontario, Canada, the Ontario Municipal Employees Retirement Board and Kilmer Van Nostrand Co. Limited, for an aggregate cash price of Cdn$7,500,000. Each units consisted of one common share and one warrants to purchase common shares at an exercise price of Cdn$3.00. Crystallex believes that the purchasers were not residents of the United States, and Crystallex believes that the sale is not subject to registration pursuant to Regulation S. Crystallex paid Poseidon Financial Partners o/a Capital West Group a cash fee of 6% of the gross proceeds from the units sold.

     o In June 2002, 150,000 warrants to David Coochey in settlement of his claim to a finder's fee against a Crystallex subsidiary. The exercise price of the warrant is determined by dividing US$50,000 by a weighted average trading price of Crystallex's common Shares on the Toronto Stock Exchange for the 10 trading days before each exercise. Crystallex believes that Mr. Coochey was not a resident of the United States and that the sale is not subject to registration pursuant to Regulation S.

     o In October, 2002, 52,500 special warrants, at an aggregate cash price of Cdn$158,550, to Pamela Vandy, whom Crystallex believes is an offshore investor. Each special warrant allowed Ms. Vandy to acquire one Crystallex common share without additional consideration. Crystallex believes that the sale is not subject to registration pursuant to Regulation S.

     o In November 2002, a private sale to Endeavour Mining Capital Corp., a Cayman Island corporation, of US$2,200,000 principal amount convertible note, convertible into up to Crystallex common shares based upon a discount to the shares' trading price at the time of conversion, and a warrant to purchase 100,000 common shares at an exercise price of CDN$4.40 per common share. Crystallex believes that Endeavour is an offshore investor and that the sale is not subject to registration pursuant to Regulation S.

     o In November, 2002, 2,200,000 special warrants at an aggregate purchase price of Cdn$4,730,000 to BTR Global Arbitrage Fund, London Life Growth Equity, IG AGF Cdn.

Diversified Growth, AGF Precious Metals, AGF Canadian Growth Equity Fund, and Great West Life Growth Equity. Each special warrant authorizes the holder to acquire one of Crystallex's common shares for no additional consideration. Crystallex believes that none of the purchasers were residents of the United States and believes that the sale is not subject to registration pursuant to Regulation S. TD Securities Inc., Salman Partners Inc. and Yorkton Securities Inc. acted as sales agents and received a 7% cash commission on their respective sales.

     o In March and May, 2003, an aggregate of US$3,000,000 non-interest bearing notes, together with 450,000 common share purchase warrants. Each warrant is exercisable for one Crystallex common share at US$1.316 per share. The sale was made to GCA Strategic Investment Fund Limited, whom Crystallex believes is an offshore accredited investor. Crystallex believes that the sales are not subject to registration pursuant to Regulation S and has also relied upon the Regulation D, 506 exemption from registration. In August, 2003, Crystallex issued US$3,000,000 4% convertible notes to GCA and an aggregate of 150,000 common share purchase warrants having an exercise price of $3.61 to GCA and its affiliate, Global Capital Advisors, LLC.

     o In March, 2003, 2,562,500 special warrants for an aggregate of Cdn$4,100,000. Each special warrant allows the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$2.00 per each whole warrant. The sales were made to ACF Canadian Resources Fund, London Life Resources Fund, GWL Canadian Resources Fund, BTR Global Aribtrage Trading Limited, Amaranth Fund LP, and JMM Trading LP, each of whom Crystallex believes were accredited investors or offshore investors. Crystallex believes that the sales made outside of the United States are not subject to registration pursuant to Regulation S and that the sales made in the United States are exempt from registration pursuant to Regulation D, Rule 506. TD Securities Inc., Yorkton Securities Inc., and Maison Placements Canada Inc. acted as sales agents and received a 7% cash commission on their respective sales.


     o In May, 2003, 2,400,000 special warrants for an aggregate of Cdn$3,000,000. Each special warrant allows the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$1.60 per each whole warrant. The sale was made to Caramat Limited, whom Crystallex believes is an offshore investor, and Crystallex relied upon the Regulation S exemption from registration.

     o In June, 2003, 5,500,000 special warrants for an aggregate of Cdn$6,875,000. Each special warrant allows the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of CDN$1.60 per each whole warrant. The offering was made to William C. and Jane L. O'Malley, Mark Haet, David Giannini, Thunder Partners L.P., Jayvee & Co, Gerloch and Co., Noam Rand, Trustee-Profit Sharing, Noam and Vicki Rand Trust, MDNH Partners, Engmann Options, Inc., Joseph Allan Gleisinger, Xodarap Partners LLC, William G. Morgan, 2030 Investors, LLC, Louis Scatigna, Lincoln Trust Company FBO Richard Harris Sacks, Scott Christie, Scott Christie Keogh, Frank A. Archibald, Travelon Pty Ltd., Darin Wyatt, Steven B. Rosner, and Ellis

International Ltd. Inc., each of whom Crystallex believes is an accredited investor and/or an offshore investors. Crystallex believes that the sales made outside of the United States are not subject to registration pursuant to Regulation S and that the sales made in the United States are exempt from registration pursuant to Regulation D, Rule 506.


     o In August, 2003, 4,545,455 special warrants, each of which allow the holder to acquire, for no additional consideration, one common share, and 2,272,727 share purchase warrants to purchase common shares having an exercise price of US$2.75 per each warrant, for an aggregate cash sale price of US$10,000,000. The special warrants and warrants were sold to Riverview Group, LLC, whom Crystallex believes is an accredited investor, and Crystallex relied upon the Regulation D, Rule 506, exemption from registration. Crystallex paid a commission to Alpine Capital Partners Inc. equal to 5% of the net proceeds from the sale of the special warrants and warrants.


     o In November 2003, 50,000 Crystallex common shares and 400,000 common share purchase warrants having an exercise price of Cdn$3.34 per share. The shares and warrants were issued to Orion Securities, Inc. for Orion acting as Crystallex's fiscal advisor, providing Crystallex with strategic and financial advice. Crystallex believes that Orion is an offshore investor, and Crystallex believes that the sale was not subject to registration pursuant to Regulation S.


     o In June 2003, 300,000 Crystallex common shares and 1,000,000 common share purchase warrants having an exercise price of US$1.75 per share for the first 500,000 warrants (which vest immediately) and US$2.00 per share for the second 500,000 warrants (which vest upon Crystallex receiving a project financing proposal acceptable to it). The shares and warrants were issued to Deutsche Bank Securities, Inc. for providing financial advisory services to Crystallex. Crystallex believes that Deutsche Bank is an accredited investor, and Crystallex relied upon the Section 4(2) and Regulation D, Rule 506, exemptions from registration.


     o In September 2003, 12,800,000 special warrants for an aggregate of US$28.2 million. Each special warrant allows the holder to acquire, for no additional consideration, one common share and one-half (1/2) of one warrant to purchase common shares having an exercise price of US$2.75 per each whole warrant. The special warrants were privately sold through Loewen, Ondaatje, McCutcheon Limited and Orion Securities Inc. to investors outside of the United States and, through related brokers, to accredited investors in the United States. Crystallex believes that the sales made outside of the United States are not subject to registration pursuant to Regulation S and that the sales made in the United States are exempt from registration pursuant to Regulation D, Rule 506.

     o In April 2004, 28.75 million common shares at $4.00 per share for gross proceeds of $115 million. The common shares were sold through a syndicate lead by Orion Securities Inc. The offering was registered in the Canadian Provinces of Ontario, British Columbia, Alberta, Manitoba, Nova Scotia, and Newfoundland and Labrador. Certain of the common shares were privately sold in the United States to institutional accredited investors. Crystallex believes that the sales made outside of the United States are not subject to registration pursuant to Regulation S and that the sales made in the United States are exempt from registration pursuant to Regulation D, Rule 506.


ITEM 8.  Exhibits and Financial Statement Schedules

(a) The following are filed herewith as part of this Registration Statement:

     EXHIBIT NO.                              EXHIBIT
     -----------                              -------

         5.1(8) Opinion of McMillan Binch LLP as to the legality of the securities being registered


         23.1.1            Consent of Deloitte & Touche LLP


         23.2(8) The consent of McMillan Binch LLP to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 5


         23.3(1)           Consent of Mine Development Associates

         23.4(1)           Consent of Micon International


         23.5.1(8)         Consent of AMEC E&C Services, Inc. (formerly Mineral
                           Resources Development, Inc.)

         23.6.1 The consent of Gomez Cottin & Tejera Paris to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 99.8.

        *23.7              Consent of SNC-Lavalin Engineers & Constructors Inc.

         24(3)             Power of Attorney (contained as part of the Signature
                           Pages)

         99.1(6) Subscription Agreement (without schedules thereto) dated September 25, 2002 between the registrant and GCA Strategic Investment Fund Limited and between the registrant and Riverview Group, LLC for the purchase of securities convertible or exercisable into the securities registered herein.

         99.2(4)           Form of Note Indenture dated as of September 25,
                           2002.

         99.3(4)           Form of Warrant Indenture dated as of September 25,
                           2002.

         99.4(5) Letter dated September 25, 2002 between the registrant and Alpine Capital Partners, Inc.

         99.5(3) Agreement dated November 1, 2002 between the registrant and Riverview Group, LLC, to amend Riverview's option to purchase additional securities


         99.6(7)           Form of warrant dated as of September 23, 2002.

         99.7(8) Agreement effective as of October 1, 2003, between the registrant and Uruguay Mineral Exploration Inc. for the sale of Crystallex's ownership interests in the San Gregorio mining operations in Uruguay.

         99.8 Opinion dated May 28, 2004, of Gomez Cottin & Tejera Paris regarding certain matters of Venezuelan law.

-------



*        To be filed by amendment.


(1) Filed as Exhibits 23.3 and 23.4, respectively, with Pre-Effective Amendment No. 1 to Registration Statement No. 333-13838, filed on October 19, 2001.

(2) Filed as Exhibit 23.5 with Post-Effective Amendment No. 3 to Registration Statement No. 333-10014, filed on May 29, 2002.

(3)      Filed in the Registration Statement on November 29, 2002.

(4) Identical to Exhibits 99.2 and 99.3, respectively, to Registration Statement No. 333-100752, filed on October 31, 2002, which exhibits are incorporated herein by reference.

(5) Identical to Exhibit 99.7 to Registration Statement No. 333-100752, filed on October 31, 2002, which exhibit is incorporated herein by reference.

(6) Filed with Pre-Effective Amendment No. 1 to the Registration Statement on January 15, 2003.

(7) Identical to Exhibit 99.6 to Registration Statement No. 333-100752, filed on October 31, 2002, which exhibit is incorporated herein by reference.

(8) Filed with Pre-Effective Amendment No. 5 to the Registration Statement on December 23, 2003.


(b)      There are no financial statement schedules.

ITEM 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 C.F.R. 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (17 C.F.R. 239.33), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or 17 C.F.R. 210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                     [Remainder of page intentionally blank]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 on Form F-1 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 17th day of June, 2004.


                           CRYSTALLEX INTERNATIONAL CORPORATION

                           /s/Todd Bruce
                           -------------
                           Todd Bruce
                           PRESIDENT, PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR


                           DATE:  June 17, 2004



                           By:  /s/ Marc J. Oppenheimer
                           Marc J. Oppenheimer

                           DIRECTOR
                           AND AUTHORIZED REPRESENTATIVE IN THE UNITED STATES



                           DATE: June 17, 2004


                  Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                             Date
---------                      -----                             ----


* Robert A. Fung               Chairman and Director             June 17, 2004
----------------
ROBERT A. FUNG

/s/Todd Bruce                  President, Principal              June 17, 2004
-------------                  Executive Officer and
TODD BRUCE                     Director

* Marc J. Oppenheimer          Director                          June 17, 2004
---------------------
MARC J. OPPENHEIMER

* Michael Brown                Director                          June 17, 2004
---------------
MICHAEL BROWN

* C. William Longden           Director                          June 17, 2004
--------------------
C. WILLIAM LONGDEN



--------------------           Director
DAVID I. MATHESON


--------------------           Director
HARRY J. NEAR


--------------------           Director
ARMANDO F. ZULLO



--------------------           Director
JOHAN C. VAN'T HOF


* Borden D. Rosiak             Principal Financial Officer       June 17, 2004
------------------             and Principal Accounting
BORDEN D. ROSIAK               Officer




*By /s/ Marc J. Oppenheimer    Attorney-in Fact
    -----------------------
        MARC J. OPPENHEIMER

                                  EXHIBIT INDEX

     EXHIBIT NO.                     EXHIBIT
     -----------                     -------


         5.1(8) Opinion of McMillan Binch LLP as to the legality of the securities being registered


         23.1.1            Consent of Deloitte & Touche LLP


         23.2(8) The consent of McMillan Binch LLP to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 5


         23.3(1)           Consent of Mine Development Associates

         23.4(1)           Consent of Micon International


         23.5.1(8)         Consent of AMEC E&C Services, Inc. (formerly Mineral
                           Resources Development, Inc.)

         23.6.1 The consent of Gomez Cottin & Tejera Paris to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 99.8.

        *23.7              Consent of SNC-Lavalin Engineers & Constructors Inc.

         24(3)             Power of Attorney (contained as part of the Signature
                           Pages)

         99.1(6) Subscription Agreement dated September 25, 2002 between the registrant and GCA Strategic Investment Fund Limited and between the registrant and Riverview Group, LLC for the purchase of securities convertible or exercisable into the securities registered herein.

         99.2(4)           Form of Note Indenture dated as of September 25,
                           2002.

         99.3(4)           Form of Warrant Indenture dated as of September 25,
                           2002.

         99.4(5) Letter dated September 25, 2002 between the registrant and Alpine Capital Partners, Inc.

         99.5(3) Agreement dated November 1, 2002 between the registrant and Riverview Group, LLC, to amend Riverview's option to purchase additional securities


         99.6(7)           Form of Warrant dated as of September 23, 2002.

         99.7(8) Agreement effective as of October 1, 2003, between the registrant and Uruguay Mineral Exploration Inc. for the sale of Crystallex's ownership interests in the San Gregorio mining operations in Uruguay.

         99.8 Opinion dated May 28, 2004, of Gomez Cottin & Tejera Paris regarding certain matters of Venezuelan law.

--------



*        To be filed by amendment.


(1) Filed as Exhibits 23.3 and 23.4, respectively, with Pre-Effective Amendment No. 1 to Registration Statement No. 333-13838, filed on October 19, 2001.

(2) Filed as Exhibit 23.5 with Post-Effective Amendment No. 3 to Registration Statement No. 333-10014, filed on May 29, 2002.

(3)      Filed in the Registration Statement on November 29, 2002.

(4) Identical to Exhibits 99.2 and 99.3, respectively, to Registration Statement No. 333-100752, filed on October 31, 2002, which exhibits are incorporated herein by reference.

(5) Identical to Exhibit 99.7 to Registration Statement No. 333-100752, filed on October 31, 2002, which exhibit is incorporated herein by reference.

(6) Filed with Pre-Effective Amendment No. 1 to the Registration Statement on January 15, 2003.

(7) Identical to Exhibit 99.6 to Registration Statement No. 333-100752, filed on October 31, 2002, which exhibit is incorporated herein by reference.

(8) Filed with Pre-Effective Amendment No. 5 to the Registration Statement on December 23, 2003.